                                                                    Exhibit 10.1

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--------------------------------------------------------------------------------



                                  $100,000,000

                           REVOLVING CREDIT AGREEMENT

                           Dated as of August 20, 1998

                                      among

                             EVENFLO COMPANY, INC.,
                                  as Borrower,

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                              as Lead Arranger and
                               Syndication Agent,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Administrative Agent,

                           DLJ CAPITAL FUNDING, INC.,
                             as Documentation Agent,

                                       and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders.



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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS*


                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.     Certain Defined Terms...................................    3
SECTION 1.02.     Other Interpretive Provisions...........................   34
SECTION 1.03.     Accounting Principles...................................   35

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.     Amounts and Terms of Commitments........................   35
SECTION 2.02.     Revolving Loan Accounts.................................   36
SECTION 2.03.     Procedure for Borrowing.................................   37
SECTION 2.04.     Conversion and Continuation Elections...................   39
SECTION 2.05.     Special Provisions for Swing Line Loans.................   40
SECTION 2.06.     Voluntary Termination or Reduction of Revolving,
                    Swing Line and/or Special Facility Commitments........   43
SECTION 2.07.     Optional Prepayments....................................   43
SECTION 2.08.     Mandatory Prepayments of Revolving Loans and
                    Reductions of Commitments.............................   44
SECTION 2.09.     Repayment...............................................   46
SECTION 2.10.     Interest................................................   46
SECTION 2.11.     Fees....................................................   47
SECTION 2.12.     Computation of Fees and Interest........................   48
SECTION 2.13.     Payments by Borrower....................................   48
SECTION 2.14.     Payments by the Lenders to the Administrative Agent.....   49
SECTION 2.15.     Sharing of Payments, etc................................   50

                                   ARTICLE III

                        LETTERS OF CREDIT AND ACCEPTANCES

SECTION 3.01.     Letter of Credit and Acceptance Subfacilities...........   51


----------

* This Table of Contents and all section headings herein are provided for convenience of reference only and shall not for any purpose be considered a part of this Agreement.


                                                                            Page
                                                                            ----

SECTION 3.02.     Issuance, Amendment and Renewal of Letters of Credit....   53
SECTION 3.03.     Creation of Acceptances.................................   56
SECTION 3.04.     Letter of Credit/Acceptance Participations, Drawings
                    and Reimbursements....................................   57
SECTION 3.05.     Repayment of Participations.............................   60
SECTION 3.06.     Role of the Fronting Lender.............................   61
SECTION 3.07.     Obligations Absolute....................................   62
SECTION 3.08.     Letter of Credit and Acceptance Fees....................   64
SECTION 3.09.     Borrower's Guaranty of Special Facility Obligations
                    of the Restricted Subsidiaries........................   65
SECTION 3.10.     No Waiver with Respect to Acceptances...................   67
SECTION 3.11.     Uniform Customs and Practice............................   67

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 4.01.     Taxes...................................................   68
SECTION 4.02.     Illegality..............................................   71
SECTION 4.03.     Increased Costs and Reduction of Return.................   72
SECTION 4.04.     Funding Losses..........................................   73
SECTION 4.05.     Inability to Determine Rates............................   74
SECTION 4.06.     Notice from Lenders.....................................   74
SECTION 4.07.     Change of Lending Office................................   75
SECTION 4.08.     Notice of Certain Costs.................................   75
SECTION 4.09.     Replacement of Lenders..................................   75
SECTION 4.10.     Survival................................................   76

                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.01.     Conditions of Initial Credit Extensions.................   76
SECTION 5.02.     Conditions to All Credit Extensions.....................   82

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01.     Corporate Existence and Power...........................   83
SECTION 6.02.     Corporate Authorization; No Contravention;
                    Binding Effect........................................   83
SECTION 6.03.     Governmental Authorization..............................   84
SECTION 6.04.     Litigation..............................................   84
SECTION 6.05.     ERISA Compliance........................................   85
SECTION 6.06.     Regulatory Matters......................................   85



                                                                            Page
                                                                            ----

SECTION 6.07.     Title to Properties.....................................   85
SECTION 6.08.     Taxes...................................................   86
SECTION 6.09.     Financial Condition.....................................   86
SECTION 6.10.     Trademarks, Copyrights, Patents and Licenses, etc.......   87
SECTION 6.11.     Subsidiaries............................................   87
SECTION 6.12.     Full Disclosure.........................................   87
SECTION 6.13.     Compliance with Environmental Laws......................   87
SECTION 6.14.     Year 2000...............................................   88

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

SECTION 7.01.     Financial Statements....................................   89
SECTION 7.02.     Certificates; Other Information.........................   90
SECTION 7.03.     Notices.................................................   91
SECTION 7.04.     Preservation of Corporate Existence, etc................   91
SECTION 7.05.     Maintenance of Property.................................   92
SECTION 7.06.     Insurance...............................................   92
SECTION 7.07.     Payment of Taxes........................................   92
SECTION 7.08.     Compliance with Statutes, etc...........................   92
SECTION 7.09.     Inspection of Property and Books and Records............   93
SECTION 7.10.     Use of Proceeds.........................................   93
SECTION 7.11.     Future Subsidiaries.....................................   93
SECTION 7.12.     Transactions with Affiliates............................   94
SECTION 7.13.     Change in Business......................................   95
SECTION 7.14.     End of the Fiscal Year..................................   95
SECTION 7.15.     Pledged Stock of Foreign Subsidiaries...................   96

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

SECTION 8.01.     Limitation on Liens.....................................   96
SECTION 8.02.     Consolidations and Mergers; Sales of Assets.............  100
SECTION 8.03.     Loans, Acquisitions and Investments.....................  101
SECTION 8.04.     Limitation on Indebtedness..............................  104
SECTION 8.05.     Restricted Payments.....................................  108
SECTION 8.06.     Financial Covenants.....................................  110
SECTION 8.07.     Capital Expenditures....................................  111
SECTION 8.08.     Amendments..............................................  112



                                                                            Page
                                                                            ----

                                   ARTICLE IX

                                EVENTS OF DEFAULT

SECTION 9.01.     Event of Default........................................  113
SECTION 9.02.     Remedies................................................  116
SECTION 9.03.     Rights Not Exclusive....................................  117

                                    ARTICLE X

                                   THE AGENTS

SECTION 10.01.    Appointment and Authorization; Administrative
                    Agent.................................................  117
SECTION 10.02.    Delegation of Duties....................................  118
SECTION 10.03.    Limitation on Liability of Agents and
                    Agent-Related Persons.................................  118
SECTION 10.04.    Reliance by Administrative Agent........................  119
SECTION 10.05.    Notice of Default.......................................  119
SECTION 10.06.    Credit Decision.........................................  120
SECTION 10.07.    Indemnification of Agents and Agent-Related
                    Persons...............................................  121
SECTION 10.08.    Agents in Individual Capacity...........................  121
SECTION 10.09.    Successor Administrative Agent..........................  122
SECTION 10.10.    Withholding Tax.........................................  123
SECTION 10.11.    Collateral Matters......................................  124
SECTION 10.12.    Copies, etc.............................................  125

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01.    Amendments and Waivers..................................  125
SECTION 11.02.    Notices.................................................  126
SECTION 11.03.    No Waiver; Cumulative Remedies..........................  127
SECTION 11.04.    Costs and Expenses......................................  127
SECTION 11.05.    Borrower Indemnification................................  128
SECTION 11.06.    Marshalling; Payments Set Aside.........................  129
SECTION 11.07.    Successors and Assigns..................................  130
SECTION 11.08.    Assignments, Participations, etc........................  130
SECTION 11.09.    Confidentiality.........................................  133
SECTION 11.10.    Set-off.................................................  134
SECTION 11.11.    Notification of Addresses, Lending Offices, etc.........  135
SECTION 11.12.    Counterparts............................................  135
SECTION 11.13.    Severability............................................  135
SECTION 11.14.    No Third Parties Benefited..............................  135
SECTION 11.15.    Governing Law and Jurisdiction..........................  135
SECTION 11.16.    Waiver of Jury Trial....................................  136



                                                                            Page
                                                                            ----

SECTION 11.17.    Entire Agreement........................................  136




                                    SCHEDULES
Schedule A        Guarantors
Schedule B        Material Subsidiaries
Schedule C        Existing Letters of Credit and Acceptances
Schedule 2.01     Lenders, Commitments and Total Percentages
Schedule 5.01(l)  Other Indebtedness
Schedule 6.03     Governmental Authorizations
Schedule 6.04     Litigation
Schedule 6.05     ERISA
Schedule 6.11     Subsidiaries
Schedule 7.12     Transactions with Affiliates
Schedule 8.03     Existing Investments
Schedule 8.04     Permitted Indebtedness
Schedule 11.02    Offshore and Domestic Lending Offices,
                    Addresses for Notices


                                    EXHIBITS
Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Notice of L/C Issuance/Amendment
Exhibit E         Form of Guaranty
Exhibit F         Form of Pledge Agreement
Exhibit G         Form of Legal Opinion of Simpson Thacher & Bartlett,
                    Special Counsel to the Obligors
Exhibit H         Form of Borrower Solvency Certificate
Exhibit I         Form of Note
Exhibit J         Form of Assignment and Acceptance
Exhibit K         Form of Swing Line Loan Participation Certificate
Exhibit L         Form of Security Agreement


                           REVOLVING CREDIT AGREEMENT


          REVOLVING CREDIT AGREEMENT, dated as of August 20, 1996, among EVENFLO COMPANY, INC., a Delaware corporation ("Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and, individually, a "Lender") and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as lead arranger and syndication agent for the Lenders (the "Lead Arranger"), together with BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as Fronting Lender, and DLJ CAPITAL FUNDING, INC., as documentation agent for the Lenders (the "Documentation Agent" and together with the Lead Arranger and the Administrative Agent, the "Agents"). Certain capitalized terms are defined in Section 1.01.


                                   WITNESSETH:

          WHEREAS, KKR 1996 Fund L.P. ("KKR L.P."), an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), and Lisco, Inc. ("Lisco"), a Delaware corporation and a wholly owned subsidiary of Evenflo & Spalding Holdings Corporation ("Spalding"), are parties to a stock purchase agreement dated as of August 20, 1998 (the "KKR Stock Purchase Agreement"), pursuant to which KKR L.P. will acquire (the "KKR Stock Acquisition") from Lisco 51.0% of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Borrower for approximately $25.5 million in cash;

          WHEREAS, Abarco N.V., a Netherlands Antilles corporation or one of its Affiliates ("Abarco"), and Lisco are parties to a stock purchase agreement dated as of August 20, 1998 (the "Abarco Stock Purchase Agreement" and, together with the KKR Stock Purchase Agreement, the "Stock Purchase Agreements"), pursuant to which Abarco will acquire (the "Abarco Stock Acquisition" and, together with the KKR Stock Acquisition, the "Stock Acquisitions") from Lisco 6.6% of the outstanding shares of Common Stock for approximately $3.3 million in cash;

          WHEREAS, pursuant to the KKR Stock Purchase Agreement, KKR L.P. will acquire from Lisco 400,000 shares of Cumulative Preferred Stock (the "Preferred Stock") of Borrower for $40.0 million in cash, representing 100% of the outstanding Preferred Stock (the "Preferred Stock Investment");

          WHEREAS, concurrently with the Stock Acquisitions and the Preferred Stock Investment, Borrower will issue $110.0 million aggregate principal amount of unsecured senior notes due 2006 (the "Senior Notes") having no scheduled principal payments prior to maturity (the "Note Issuance" and, together with the initial Credit Extensions hereunder, the "Financings");

          WHEREAS, Borrower will apply the proceeds of the Financings to repay approximately $110.0 million of indebtedness of Borrower owing to Spalding (the "Debt Repayment") and to pay related fees and expenses of approximately $10.0 million;

          WHEREAS, in order to (a) provide a portion of the financing for the Debt Repayment, (b) pay costs and expenses related to the transactions described above and the other transactions contemplated hereby and (c) provide financing for the working capital and other general corporate purposes of Borrower and its Subsidiaries following the consummation of the Transactions, Borrower has requested that the Lenders make available to Borrower (A) a Revolving Commitment pursuant to which Revolving Loans may be borrowed from time to time from and after the Closing Date to the Revolving Commitment Termination Date and (B) as subfacilities of the Revolving Commitment, (1) a Swing Line Facility and (2) a Special Facility pursuant to which letters of credit may be issued and/or bankers acceptances may be created from time to time from and after the Closing Date to the Revolving Commitment Termination Date; provided, however, that in no event shall (x) the aggregate amount of all Revolving Loans, Swing Line Loans and Special Facility Obligations exceed $100,000,000 at any one time; (y) the aggregate amount of all Special Facility Obligations exceed $55,000,000 (and the aggregate amount of all Acceptances $30,000,000); and (z) the aggregate amount of all Swing Line Loans exceed $5,000,000;

          WHEREAS, all Obligations hereunder and under the other Loan Documents will be guaranteed by each Domestic Subsidiary named on Schedule A hereto and each Domestic Subsidiary hereafter created or acquired; and

          WHEREAS, all Obligations hereunder and under the other Loan Documents will be secured by a perfected first priority lien on and pledge of (A) all issued and outstanding capital stock of each Subsidiary named on Schedule B hereto and each Subsidiary hereafter created or acquired as required by Section 7.11; provided, however, that such pledge with respect to Foreign Subsidiaries shall be limited to 65% of the capital stock of "first tier" Foreign Subsidiaries; and (B) all inventory, accounts receivable and intangibles (including patents, trademarks, trade names, copyrights and other intellectual property) of Borrower and its Domestic Subsidiaries all to the extent set forth herein and in the Security Documents.


          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


          SECTION 1.01. Certain Defined Terms. The following terms have the following meanings:

          "Abarco" has the meaning specified in the second recital to this Agreement.

          "Abarco Stock Acquisition" has the meaning specified in the second recital to this Agreement.

          "Abarco Stock Purchase Agreement" has the meaning specified in the second recital to this Agreement.

          "Acceptance" means an acceptance created by the Fronting Lender under the Special Facility Commitment in accordance with Article III, at the request of, and for the account of, Borrower or any Restricted Subsidiary conforming to the requirements for eligibility for discount and purchase by the Federal Reserve Banks of the United States. Acceptances shall include all those set forth on Schedule C hereto which were in existence prior to the date hereof.

          "Acceptance Obligations" means the sum of (a) the aggregate face amount of all unmatured Acceptances plus (b) the aggregate face amount of all unreimbursed matured Acceptances, including all outstanding Special Facility Borrowings in respect of matured Acceptances.

          "Acceptance Reference Rate" means, relative to any term for any Acceptance, the rate per annum equal to the sum of (i) the rate quoted by the Fronting Lender to the Administrative Agent as its then current discount rate per annum for prime bankers' acceptances eligible for discount and purchase with the Federal Reserve Banks of the United States of a tenor and face amount substantially equal to that of the Acceptance or Acceptances to be created by the Fronting Lender, and (ii) 0.15%.

          "Account Party" means Borrower or any Restricted Subsidiary for the account of which a Letter of Credit is Issued or an Acceptance is created in accordance with Article III hereof.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary,
(c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Restricted Subsidiary); provided, however, that Borrower or a Restricted Subsidiary is the surviving entity or (d) an Unrestricted Subsidiary becoming a Restricted Subsidiary.

          "Administrative Agent" means BofA in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, together with any successor administrative agent appointed in accordance with Section 10.09.

          "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify in writing.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise. Each Unrestricted Subsidiary shall be deemed an affiliate of Borrower and each Restricted Subsidiary.

          "Agent-Related Persons" means the Agents, together with their respective Affiliates, and the officers, directors, employees and agents of each of the foregoing Persons and Affiliates.

          "Agents" has the meaning specified in the preamble.

          "Agreement" means this Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

          "Applicable Margin" means, with respect to the Revolving Loans or the Commitment Fee, as of any date, the rate per annum determined pursuant to the following pricing grid (expressed as a percentage), subject to the provisions of this definition set forth below:


    Leverage             Eurodollar Rate   Base Rate
     Ratio                    Margin         Margin      Commitment Fees
---------------------    ---------------   ---------     ---------------

Less than 3.0:1.0             1.000%         0.000%         0.300%

Less than 3.5:1.0 but
Greater than or equal
to 3.0:1.0                    1.250%         0.000%         0.300%

Less than 4.0:1.0 but
Greater than or equal
to 3.5:1.0                    1.500%         0.250%         0.375%



    Leverage             Eurodollar Rate   Base Rate
     Ratio                    Margin         Margin      Commitment Fees
---------------------    ---------------   ---------     ---------------


Less than 4.5:1.0 but
Greater than or equal
to 4.0:1.0                    1.750%         0.500%         0.375%

Less than 5.0:1.0 but
Greater than or equal
to 4.5:1.0                    2.000%         0.750%         0.425%

Less than 6.0:1.0 but
Greater than or equal
to 5.0:1.0                    2.250%         1.000%         0.500%

Greater than or equal
to 6.0:1.0                    2.500%         1.250%         0.500%


          At all times that the Applicable Margin is determined by reference to the table above, the "Leverage Ratio" refers to the ratio of Consolidated Total Debt to Consolidated EBITDA for the last four quarters, which ratio shall be (I) prior to the delivery of the first Compliance Certificate or, in the case of the Fiscal Quarters ending September 30, 1998 and December 31, 1998, Interest Rate Certificate, after the Closing Date pursuant to Section 7.02(b), deemed to be 5.5:1.0; and (II) thereafter, determined based upon the Compliance Certificate or Interest Rate Certificate most recently delivered pursuant to clause (b) of
Section 7.02 and shall remain in effect until such time as the next Compliance Certificate or Interest Rate Certificate shall be delivered (and, at such time, the Applicable Margin shall change based on such next Compliance Certificate or Interest Rate Certificate); provided, however, that if (i) any such Compliance Certificate or Interest Rate Certificate is not delivered to the Administrative Agent on or prior to the date required pursuant to clause (b) of Section 7.02 and (ii) such Compliance Certificate or Interest Rate Certificate indicates a Leverage Ratio that would result in an Applicable Margin which is greater than the Applicable Margin then in effect, then (A) such greater Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the date such Compliance Certificate or Interest Rate Certificate was required to be delivered to the Administrative Agent pursuant to clause (b) of Section 7.02 and
(B) in furtherance of the other terms of this proviso, if Borrower shall have made any payment in respect of interest or fees during the period from the date such Compliance Certificate or Interest Rate Certificate was required to be delivered to the actual date of delivery of such Compliance Certificate or Interest Rate Certificate, then Borrower shall pay in the form of a supplemental payment of interest and/or fees, an amount which equals the difference between the amount of interest and/or fees that would otherwise have been paid determined as if such Compliance Certificate or Interest Rate Certificate was delivered on the date such Compliance Certificate or Interest Rate Certificate was required to be delivered and the amount of such interest and/or fees so paid, which supplemental payment of interest and/or fees shall be due and payable on the actual date of delivery of such Compliance Certificate or Interest Rate Certificate.

          "Assignment and Acceptance" has the meaning specified in Section 11.08(a).

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Revolving Loan or Special Facility Borrowing that bears interest based on the Base Rate.

          "BofA" means Bank of America National Trust and Savings Association, a national banking association.

          "Borrower" has the meaning specified in the preamble.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to Borrower on the same day by the Lenders under Article II, and, in the case of Eurodollar Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.03.

          "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial lenders in New York City, Chicago, Illinois or San Francisco, California are authorized or required by law to close and (b) if the applicable Business Day relates to any Eurodollar Loan, a Business Day described in the preceding clause (a) on which dealings are also carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

          "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Borrower and the Restricted Subsidiaries; provided, however, that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets
(i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale; and (d) the portion of the purchase price in connection with any Acquisition that would otherwise be included as additions to property, plant or equipment.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "capital stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of, or ownership interests in, such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          "Capitalized Lease Liabilities" means all obligations under Capital Leases of Borrower or the Restricted Subsidiary, in each case taken at the amount thereof accounted as a capital lease obligation in accordance with GAAP.

          "Cash Equivalents" means:

          (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

          (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either Rating Agency (or, if at any time neither Rating Agency shall be rating such obligations, then from another nationally recognized rating agency);

          (c) commercial paper issued by any Lender or any holding company owning any Lender;

          (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency (or, if at any time neither Rating Agency shall be rating such obligations, then from another nationally recognized rating agency);

          (e) domestic and eurodollar certificates of deposit or banker's acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other banks having combined capital and surplus of not less than $250,000,000 (or in the case of foreign banks, the Dollar equivalent thereof);

          (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

          (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (f) above; and

          (h) short-term, liquid investments made by a Foreign Subsidiary in the ordinary course of managing its cash consistent with past practice.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws".

          "Change of Control" means, and shall be deemed to have occurred if:
(a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Borrower; (b) KKR, its successors and its Affiliates and management of Borrower shall cease to own in the aggregate, directly or indirectly, beneficially and of record, a majority of the voting power of the outstanding Voting Stock of Borrower (other than as the result of (i) one or more public offerings of common stock of Borrower or (ii) a widely distributed private placement of common stock of Borrower that does not provide any special director designation or special election rights or other special corporate governance rights to the holders of such shares, in each case whether by Borrower or another Person); or (c) any Person or "group" (within the meaning of
Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Borrower that exceeds in the aggregate the percentage of such voting power of the Voting Stock then beneficially owned, directly or indirectly, by KKR, its successors and its Affiliates and management of Borrower.

          "Closing Date" means the date on which Credit Extensions are first made hereunder.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral Account" has the meaning specified in Section 2.08(e).

          "Commitment" means, (a) as to each Lender, the obligation of such Lender to make Revolving Loans and participate in Special Facility Obligations and make Special Facility Advances; (b) the obligation of the Swing Line Lender to make Swing Line Loans; and (c) the obligation of the Fronting Lender to issue Letters of Credit and create Acceptances; collectively as to all Lenders, the Swing Line Lender and the Fronting Lender, the "Commitments".

          "Commitment Fee" means the fee set forth in Section 2.11(b).

          "Commitment Letter" means the commitment letter among Borrower and the Agents dated August 6, 1998 .

          "Common Stock" has the meaning specified in the first recital to this Agreement.

          "Compliance Certificate" means a certificate in substantially the form of Exhibit C or such other form as shall be approved by the Lead Arranger and Borrower.

          "Computerized Request" has the meaning specified in Section 3.02(h).

          "Confidential Information" has the meaning specified in Section 11.09.

          "Consolidated EBITDA" means, with respect to Borrower for any period, the sum for such period of (a) Consolidated Net Income plus (b) to the extent deducted in arriving at such Consolidated Net Income, the sum, without duplication, of (i) Consolidated Interest Expense and non-cash interest expense,
(ii) taxes computed on the basis of income, (iii) depreciation expense, (iv) amortization expense, including amortization of deferred financing fees, (v) any expenses or charges resulting from the Transactions or from any equity offering or incurrence of Indebtedness, (vi) the amount of any restructuring charge or reserve, (vii) non-cash charges and (viii) non-recurring charges minus (c) to the extent included in such Consolidated Net Income, the sum, without duplication, of (i) non-recurring gains and (ii) non-cash gains in each case determined for Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to Borrower for any period, cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing and net costs under Swap Contracts (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP; provided, however, that, other than for purposes of the definition of Consolidated EBITDA, Consolidated Interest Expense for the Test Period ending on or about March 31, 1999, and June 30, 1999, shall be determined by multiplying (a) Consolidated Interest Expense for the period commencing on the Closing Date and ending on the last day of such Test Period by (b) 365 days divided by the number of days elapsed from the Closing Date to the last day of such Test Period.

          "Consolidated Net Income" means, with respect to Borrower for any period, the aggregate of the Net Income of Borrower and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded, (iii) the Net Income for such period of any Person that is not a Subsidiary of Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to Borrower or a wholly-owned Restricted Subsidiary (except for directors' qualifying shares) and to the extent of the actual Net Income of such Person in respect of such period, (iv) the Net Income of any Person acquired in a pooling of interests transaction shall be excluded for any period prior to the date of such acquisition, (v) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, and (vi) any net currency loss (gain) shall be excluded.

          "Consolidated Total Debt" means, with respect to Borrower at any time, the sum of all amounts comprising items (a), (c) (to the extent in respect of drawn but unreimbursed letters of credit or matured but unreimbursed banker's acceptances), and (d) of the definition of Indebtedness contained in this Agreement for Borrower and the Restricted Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Total Debt shall not include Indebtedness in respect of

Swing Line Loans (and Revolving Loans which replace such Swing Line Loans pursuant to Section 2.05(a)(i)) the proceeds of which are used to satisfy reimbursement obligations arising from drawings under documentary Letters of Credit for the period from the date on which such Revolving Loan was made until the date the Acceptances intended to refinance such financing are scheduled to be created (irrespective of whether such Acceptances are in fact created).

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, guaranteeing or intended to guarantee any Indebtedness (the "primary obligations") of another Person (the "primary obligor") in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum stated or determinable amount of such Contingent Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term "Contingent Obligation" shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, (b) guarantees made by a Person of the obligations of a Restricted Subsidiary of such Person that do not constitute Indebtedness of such Restricted Subsidiary and are incurred in the ordinary course of business of such Restricted Subsidiary and (c) obligations arising from agreements providing for indemnification or adjustment of purchase price (or from guarantees supporting any obligations pursuant to any such agreements) incurred in connection with the disposition of any business or assets or Restricted Subsidiary.

          "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of Borrower, as the case may be, on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of such Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 2.04, Borrower (a) converts Revolving Loans of one Type to another Type or (b) continues as Revolving Loans of the same Type, but with a new Interest Period, Revolving Loans having Interest Periods expiring on such date.

          "Creation Date" has the meaning specified in Section 3.01(a).

          "Credit Extension" means and includes (a) the making (but not conversion or continuation) of any Revolving Loan (other than Revolving Loans which replace Swing Line Loans pursuant to Section 2.05(a)(i)) hereunder, (b) the Issuance of any Letter of Credit hereunder and (c) the creation of any Acceptance hereunder.

          "Credit Extension Date" means any Borrowing Date, any date on which a Letter of Credit is Issued under Section 3.02 or any date on which an Acceptance is created under Section 3.03.

          "Cumulative Consolidated Net Income" means, at any time, Consolidated Net Income for the period (taken as one accounting period) commencing on the Closing Date and ending on the last day of the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02.

          "Cumulative Consolidated Net Income Basket" means, at any date, with respect to any Investment pursuant to Section 8.03(h) or any Restricted Payment pursuant to Section 8.05(f), the excess (if any) of (A) 50% of Cumulative Consolidated Net Income at such date over (B) the aggregate amount of all Investments made pursuant to Section 8.03(h) and Restricted Payments made pursuant to Section 8.05(f) and 8.05(g) during the period from the Closing Date through the time immediately prior to the time of the making of such Investment or Restricted Payment; provided, however, that solely for purposes of any Investment made pursuant to Section 8.03(h) or any Senior Note Redemption made pursuant to Section 8.05(f), Cumulative Consolidation Net Income Available to Common Stockholders at any date shall be calculated without giving effect to any amortization of goodwill.

          "Debt Repayment" has the meaning set forth in the fifth recital to this Agreement.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

          "Disposition" means the sale, conveyance, issuance or other disposition (including by way of merger, consolidation, sale-leaseback or otherwise) of any property, business or assets by Borrower or any Restricted Subsidiary (including receivables and capital stock of or owned by Borrower or such Restricted Subsidiary, and in all cases whether now owned or hereafter acquired), other than (a) the issuance of capital stock of Borrower, (b) sales, conveyances or other dispositions in the ordinary course of business (including sales, conveyances or other dispositions of inventory in the ordinary course), and (c) any Acquisition or Investment permitted by Section 8.03.

          "Documentation Agent" means DLJ Capital Funding, Inc., in its capacity as documentation agent for the Lenders hereunder and under the other Loan Documents.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Domestic Subsidiary" means any Restricted Subsidiary that is not a Foreign Subsidiary. Each reference to a Domestic Subsidiary shall, unless the context otherwise requires, be to a Domestic Subsidiary of Borrower.

          "Eligible Assignee" means and includes each Lender (and any Affiliate thereof), any commercial bank, any financial institution, any fund that is regularly engaged in making, purchasing or investing in loans or any Person that would satisfy the requirements of an "accredited investor" (as defined in SEC Regulation D, but excluding a natural person), in each case that is not a direct competitor of Borrower or engaged in the same or similar business as Borrower or any Restricted Subsidiary and is not an Affiliate of any such competitor of Borrower or any Restricted Subsidiary.

          "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, pertaining to pollution (including hazardous, toxic or dangerous substances), natural resources or the environment, whether federal, state, or local, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as the same may be further amended (hereinafter collectively called "CERCLA").

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means any of the following if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

          "Eurodollar Loan" means a Loan that bears interest based on the Eurodollar Rate.

          "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Page 3750 (formerly known as Page 3750 of the Telerate Service) as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Dow Jones Page 3750 (or otherwise on such service), "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and Borrower or, in the absence of such agreement, "Eurodollar Rate" for the purposes of this paragraph shall instead be the rate per annum equal to the arithmetic average of the respective rates notified to the Administrative Agent by each of the Reference Lender as the rate at which such Reference Lender is offered Dollar deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery.

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "Facilities" means the credit facilities hereunder to provide Revolving Loans, Acceptances and Letters of Credit.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions selected by the Administrative Agent.

          "Fee Letters" has the meaning specified in Section 2.11(a).

          "Financings" has the meaning specified in the fourth recital to this Agreement.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" has the meaning specified in Section 7.14.

          "Fiscal Year End" has the meaning specified in Section 7.14.

          "Foreign Subsidiary" means any Subsidiary of Borrower (a) which is organized under the laws of any jurisdiction outside of the United States, (b) which conducts the major portion of its business outside of the United States and (c) all or substantially all of the property and assets of which are located outside of the United States.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Fronting Lender" means BofA in its capacity as the Fronting Lender which shall Issue Letters of Credit and create Acceptances at the request of, and for the account of,

Borrower and the Restricted Subsidiaries, together with any replacement Fronting Lender appointed in accordance with Section 10.01(b) or Section 10.09.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Article VIII, including defined terms as used therein, are subject (to the extent provided therein) to the immediately succeeding sentence. Except as otherwise specifically provided herein, all computations determining compliance with
Article VIII, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of Borrower described in Section 6.09. At any time the computations determining compliance with Article VIII utilize accounting principles different from those utilized in the financial statements furnished to the Lenders pursuant to
Section 7.01 such financial statements shall be accompanied by reconciliation work-sheets.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranteed Obligations" has the meaning specified in Section 3.09(a).

          "Guarantors" means, collectively, at any time, the guarantors parties at such time to the Guaranty.

          "Guaranty" means the Guaranty to be duly executed and delivered by each Domestic Subsidiary set forth on Schedule A hereto pursuant to this Agreement, in substantially the form of Exhibit E, as amended, supplemented, amended and restated or otherwise modified from time to time.

          "Hazardous Materials" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (a) any substance that is a "hazardous substance" under CERCLA and (b) petroleum wastes or products.

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (c) obligations incurred in connection with banker's acceptances and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;
(d) all Capitalized Lease Liabilities; (e) all Indebtedness referred to in clauses (a) through (d) above secured by any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (f) all monetary obligations of such Person under Swap Contracts; and (g) without duplication, all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

          "Indemnified Liabilities" has the meaning specified in Section
11.05(a).

          "Indemnified Person" has the meaning specified in Section 11.05(a).

          "Independent Auditor" has the meaning specified in Section 7.01(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, rehabilitation, dissolution, winding up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Eurodollar Loan, the last day of each Interest Period applicable to such Revolving Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period exceeds three months, each date that falls at three-month intervals after the beginning of such Interest Period until the end of such Interest Period is also an Interest Payment Date.

          "Interest Period" means, as to any Eurodollar Loan, the period commencing on the Borrowing Date of such Revolving Loan or on the Conversion/Continuation Date on which the Revolving Loan is converted into or continued as an Eurodollar Loan, and ending on the date one, two, three or six months thereafter (or ending nine or 12 months thereafter if available to all Lenders making such Revolving Loans as determined by such Lenders in good faith based on prevailing market conditions) as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

          (i) Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than 10 different dates;

          (ii) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iv) no Interest Period for any Revolving Loan shall extend beyond the Revolving Commitment Termination Date.

          "Interest Rate Certificate" means a certificate signed by a Responsible Officer setting forth the Leverage Ratio for Borrower as of the end of the Fiscal Quarters ending September 30, 1998 and December 31, 1998 and attaching thereto all relevant financial statements and the calculation of the Leverage Ratio.

          "Investments" has the meaning specified in Section 8.03.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in Section 3.01(a).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "KKR" has the meaning specified in the first recital to this Agreement.

          "KKR L.P." has the meaning specified in the first recital to this Agreement.

          "KKR Stock Acquisition" has the meaning specified in the first recital to this Agreement.

          "KKR Stock Purchase Agreement" has the meaning specified in the first recital to this Agreement.

          "L/C Obligations" means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Special Facility Borrowings in respect of drawn Letters of Credit.

          "Lead Arranger" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as lead arranger and syndication agent for the Lenders hereunder and under the other Loan Documents.

          "Legal Requirements" means all applicable laws, rules, orders and regulations made by any governmental body or regulatory authority having jurisdiction over Borrower or a Restricted Subsidiary.

          "Lender" and "Lenders" have the meaning specified in the preamble, including each financial institution identified on Schedule 2.01 and each permitted successor or assign thereof.

          "Lender Default" means (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04 or (b) a Lender having notified the Administrative Agent and/or Borrower that it does not intend to comply with its obligations under Section 2.01 or under Section 3.04, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices as such Lender may from time to time notify Borrower and the Administrative Agent.

          "Letters of Credit" means any standby or documentary letter of credit Issued by the Fronting Lender pursuant to Article III, at the request of, and for the account of, an Account Party. Letters of Credit shall include all those listed on Schedule C hereto which were in existence prior to the date hereof.

          "Leverage Ratio" has the meaning specified in Section 8.06(b).

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Lisco" has the meaning specified in the first recital to this Agreement.

          "Loan Documents" means this Agreement, any Notes, the Guaranty, the Pledge Agreement, the Security Agreement and the Fee Letters.

          "Material Adverse Change" means any change in the business, assets, operations, properties or financial condition of Borrower and the Restricted Subsidiaries taken as a whole that would materially adversely affect the ability of Borrower and the other Obligors taken as a whole to perform their obligations under this Agreement and the other Loan Documents taken as a whole.

          "Material Adverse Effect" means a circumstance or condition affecting the business, assets, operations, properties or financial condition of Borrower and the Restricted Subsidiaries taken as a whole that would materially adversely affect (a) the ability of Borrower and the other Obligors taken as a whole to perform their obligations under this Agreement and the other Loan Documents taken as a whole or (b) the rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents taken as a whole.

          "Material Subsidiary" means, at any date, each Restricted Subsidiary having at such date either (a) net sales (on a consolidated basis, including each of its Subsidiaries that constitute Restricted Subsidiaries, but excluding revenues received by any Restricted Subsidiary from Borrower or any other Restricted Subsidiary) for the Test Period ended on or immediately prior to such date in excess of 5% (or, in the case of Foreign Subsidiaries for purposes of Section 7.11 only, 10%) of the net sales of Borrower and the Restricted Subsidiaries for such Test Period or (b) total assets (on the same consolidated basis, including each of its Subsidiaries that constitute Restricted Subsidiaries), as of the last day of the Fiscal Quarter ended on or immediately prior to such date, constituting in excess of 5% (or, in the case of Foreign Subsidiaries for purposes of Section 7.11 only, 10%) of the total assets of Borrower and the Restricted Subsidiaries as of such day, in each case, based upon Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 7.01 in accordance with GAAP (it being acknowledged and understood that, in the event the determination of whether a Restricted Subsidiary is a Material Subsidiary is to be made on or about the date such Restricted Subsidiary was created or acquired (or, thereafter, prior to the time it was a Restricted Subsidiary for the entire applicable Test Period or Fiscal Quarter, as the case may be) such determination shall be made on a pro forma basis as if such Restricted Subsidiary were a Restricted Subsidiary at the commencement of such Test Period for the purposes of clause (a) above and on the last day of such Fiscal Quarter for the purposes of clause (b) above).

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, with respect to which Borrower or any ERISA Affiliate may have any liability.

          "NAIC" means the National Association of Insurance Commissioners or any successor thereto with similar authority.

          "Net Disposition Proceeds" means, as to any Disposition by a Person (other than a Disposition permitted pursuant to clause (a), (b) or (c) of Section 8.02), proceeds in cash as and when received by such Person, net of (a) the costs and expenses relating to such Disposition, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but Net Disposition Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by Borrower or any Restricted Subsidiary (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP before any reduction in respect of preferred stock dividends.

          "Net Issuance Proceeds" means, as to any issuance of indebtedness for borrowed money or incurrence of Capitalized Lease Liabilities by any Person, cash proceeds received by such Person in connection therewith, net of costs and expenses paid or incurred in connection therewith.

          "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

          "Non-U.S. Lender" has the meaning specified in Section 4.01(d).

          "Non-U.S. Participant" means a Participant that is not incorporated or organized in or under the laws of the United States of America or a state thereof.

          "Note" means a promissory note, if any, executed by Borrower in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit I, and also means all promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Note Issuance" has the meaning set forth in the fourth recital to this Agreement.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Notice of L/C Issuance/Amendment" means a notice in substantially the form of Exhibit D.

          "Obligations" means, at any time, all monetary obligations of any type or description owing at such time by Borrower and any other Obligor to any Lender, including the Fronting Lender, any Agent or any Indemnified Person under this Agreement, any Letter of Credit, any Acceptance, any other Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Obligor" means Borrower, each Guarantor and each Account Party.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation.

          "Originating Lender" has the meaning specified in Section 11.08(e).

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges. or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant" has the meaning specified in Section 11.08(e).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) with respect to which Borrower or any ERISA Affiliate may have any liability.

          "Permitted Acquisition" has the meaning specified in Section 8.03(h).

          "Permitted Liens" has the meaning specified in Section 8.01.

          "Person" means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any of its Subsidiaries sponsors or maintains or to which Borrower or any of its Subsidiaries makes, is making or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement" means the Pledge Agreement to be duly executed and delivered by Borrower, in substantially the form of Exhibit F, as amended, supplemented, amended and restated or otherwise modified from time to time.

          "Preferred Stock" has the meaning specified in the third recital of this Agreement.

          "Preferred Stock Investment" has the meaning specified in the third recital to this Agreement.

          "Pro Forma Balance Sheet" has the meaning specified in Section
5.01(o).

          "Pro Forma Basis" means, with respect to financial statements required to be delivered pursuant to a provision hereof in connection with a proposed Subject Transaction (or, for purposes of clause (b) of Section 8.06, Subject Transactions that have been consummated), on a pro forma basis for the period specified in such provision based on assumptions believed by Borrower in good faith to be reasonable for such period, after giving effect to such Subject Transaction (and all other Subject Transactions made after the last day of such period) as if such Subject Transaction (and all other such Subject Transactions), together with all transactions related thereto (including Indebtedness assumed or incurred or that would be assumed or incurred in connection with such Subject Transactions), had been consummated on the first day of such period.

          "Projections" has the meaning specified in Section 5.01(o).

          "Rating Agency" means S&P or Moody's; collectively, the "Rating Agencies".

          "Reference Lender" means BofA.

          "Register" has the meaning specified in Section 11.08(c).

          "Reimbursement Date" has the meaning specified in Section 3.04(b).

          "Replaced Lender" has the meaning specified in Section 4.09.

          "Replacement Lender" has the meaning specified in Section 4.09.

          "Required Lenders" means, at any time, Non-Defaulting Lenders having or holding (a) at least 51% of the sum of the aggregate Revolving Commitments at such time (excluding Revolving Commitments of Defaulting Lenders) or (b) if the Revolving Commitments shall have been terminated or expire or for purposes of acceleration pursuant to clause (b) of Section 9.02, at least 51% of the aggregate principal amount of the Revolving Loans outstanding and the Special Facility Obligations outstanding at such time (excluding Special Facility Obligations held by Defaulting Lenders).

          "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, its chief executive officer, its president or any vice president, managing director, treasurer, controller or other officer thereof having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the controller of Borrower, or any other officer having substantially the same authority and responsibility.

          "Restricted Payment" has the meaning specified in Section 8.05.

          "Restricted Subsidiary" means each Subsidiary of Borrower that is not an Unrestricted Subsidiary.

          "Revolving Borrowing" means a Borrowing consisting of Revolving Loans of the same Type made to Borrower on the same day by the Lenders under Section 2.0l(a), and in the case of Eurodollar Loans, having the same Interest Period.

          "Revolving Commitment" has the meaning specified in Section 2.01(a); collectively, for all Lenders, the "Revolving Commitments".

          "Revolving Commitment Termination Date" means the earlier to occur of:

          (a) the Business Day immediately preceding August 20, 2005; and

          (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

          "Revolving Loan" and "Revolving Loans" have the respective meanings specified in Section 2.01(a), and may be a Base Rate Loan or a Eurodollar Loan (each, a "Type" of Revolving Loan).

          "Revolving Loan Percentage" means, as to any Lender, the percentage which (a) the amount of such Lender's Revolving Commitment (or, after termination of the Revolving Commitments, the outstanding principal amount of such Lender's Revolving Loans) is of (b) the aggregate amount of all Revolving Commitments (or, after termination of the Revolving Commitments, the outstanding principal amount of all Revolving Loans).

          "S&P" means Standard & Poor's Ratings Group.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Security Agreement" means the Security Agreement to be duly executed and delivered by Borrower and each Domestic Subsidiary, in substantially the form of Exhibit L, as amended, supplemented, amended and restated or otherwise modified from time to time.

          "Senior Indenture" means the Indenture, dated August 20, 1998, between Borrower and Marine Midland Bank, as trustee pursuant to which the Senior Notes were issued.

          "Senior Note Redemption" has the meaning specified in Section 8.05(c).

          "Senior Notes" has the meaning set forth in the fourth recital to this Agreement and includes any notes issued in exchange therefor pursuant to the Senior Indenture and the other documentation therefor in connection with a registered exchange offer as described in the offering memorandum dated August 13, 1998 pertaining to the Senior Notes.

          "Solvency Certificate" means the solvency certificate to be duly executed and delivered by the chief financial officer of Borrower, in substantially the form of Exhibit H.

          "Spalding" has the meaning specified in the first recital to this Agreement.

          "Special Facility" means the facility hereunder to Issue Letters of Credit and create Acceptances.

          "Special Facility Advance" means each Lender's participation in any Special Facility Borrowing in accordance with its Revolving Loan Percentage.

          "Special Facility Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit or the maturity of an Acceptance, as the case may be, which shall not have been reimbursed with the proceeds of a Borrowing of Swing Line Loans.

          "Special Facility Commitment" means the maximum aggregate principal amount of Special Facility Obligations that may be created by the Fronting Lender in accordance with Section 3.01 hereof and outstanding at any time and from time to time, which aggregate outstanding principal amount shall not exceed $55,000,000 at any one time (with a sublimit of $30,000,000 for Acceptance Obligations).

          "Special Facility Obligation" means the sum of (a) L/C Obligations and
(b) Acceptance Obligations; less the aggregate amount on deposit with the Administrative Agent as cash collateral for Borrower's obligations under Article III in respect of the Obligations described in clauses (a) and (b) above.

          "Stock Acquisitions" has the meaning specified in the second recital to this Agreement.

          "Stock Purchase Agreements" has the meaning specified in the second recital to this Agreement.

          "Subject Subsidiary" has the meaning specified in Section 8.02(a).

          "Subject Transaction" means each of the following: (a) an Investment that would constitute an Acquisition or that would result in the creation or capitalization of a new Restricted Subsidiary (including the designation of any Unrestricted Subsidiary as a Restricted Subsidiary), (b) any Investment contemplated by clauses (h) or (i) of Section 8.03, (c) any incurrence of Indebtedness contemplated by clauses (i) or (j) of Section 8.04, and (d) any Restricted Payment pursuant to Section 8.05(f).

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein, to a "Subsidiary" refer to a Subsidiary of Borrower.

          "Supermajority Lenders" means, at any time, Non-Defaulting Lenders having or holding (a) at least 66 2/3 % of the sum of the aggregate Revolving Commitments at such time (excluding Revolving Commitments of Defaulting Lenders) or (b) if the Revolving Commitments shall have been terminated or expire, at least 66 2/3% the aggregate principal amount of the Revolving Loans and Special Facility Obligations outstanding at such time (excluding Revolving Loans and Special Facility Obligations held by Defaulting Lenders).

          "Swap Contract" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swing Line Commitment" means the commitment of the Swing Line Lender to make Revolving Loans from time to time pursuant to Section 2.0l(b) in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same shall be reduced as a result of a reduction in the Swing Line Commitment pursuant to Section 2.06; provided, however, that the Swing Line Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment.

          "Swing Line Facility" means the facility hereunder to provide Swing Line Loans.

          "Swing Line Lender" means BofA, its successors and assigns.

          "Swing Line Loan" has the meaning specified in Section 2.01(b).

          "Swing Line Loan Participation Certificate" means a participation certificate in substantially the form of Exhibit K.

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on any Lender or the Administrative Agent as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

          "Test Period" means, for any determination under this Agreement at any time, the four consecutive Fiscal Quarters of Borrower then last ended.

          "Total Percentage" means, as to any Lender, the percentage which (a) the sum of the amount of such Lender's Revolving Commitment (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of such Lender's Revolving Loans and Special Facility Obligations) is of (b) the sum of the aggregate amount of all Revolving Commitments (or, after termination or expiration of the Revolving Commitments, the outstanding principal amount of all Revolving Loans and Special Facility Obligations).

          "Trademarks" means, collectively, trademarks, service marks, trade names, logos, trade dress and trademark and service mark applications, registrations and recordings, including all rights relating thereto arising under common law.

          "Transactions" means, collectively, the Stock Acquisitions, the Preferred Stock Investment, the Financings, the Debt Repayment and the other transactions contemplated hereby and entered into and consummated in connection with the Financings.

          "Transferee" has the meaning specified in Section 11.08(f).

          "Transition Services Agreement" means the Transition Services Agreement dated as of August 20, 1998 between Borrower and Spalding.

          "Type" has the meaning specified in the definition of "Revolving
Loan".

          "UCP" has the meaning specified in Section 3.11.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Unrestricted Subsidiary" means each Subsidiary (a) first created or acquired by Borrower or a Restricted Subsidiary after the Closing Date to the extent the acquisition price therefor (by capital contribution, purchase price, etc.) is funded by Borrower or any Restricted Subsidiary in accordance with clause (i) of Section 8.03 and such Subsidiary is designated by Borrower as an Unrestricted Subsidiary in a written notice delivered to the Agents prior to or reasonably promptly after such creation or acquisition or (b) first created or acquired after the Closing Date by another Unrestricted Subsidiary created or acquired in accordance with the provisions of this definition; provided, however, that the provisions of clause (i) of Section 8.03 are not breached in connection with such creation or acquisition and that such Subsidiary and Borrower enter into a tax sharing agreement in form and substance reasonably satisfactory to the Agents, it being understood and agreed that (i) a Restricted Subsidiary cannot be owned in whole or in part by an Unrestricted Subsidiary,
(ii) an Unrestricted Subsidiary cannot be designated as a Restricted Subsidiary except with prior written notice to the Agents and as otherwise provided in clause (h) of Section 8.03 and (iii) in order to be permitted to be created or acquired or to continue to exist, no recourse whatsoever may be had to Borrower or any of the Restricted Subsidiaries or any of their respective properties in respect of any obligations or liabilities (contingent or otherwise) of such Unrestricted Subsidiary except to the extent the aggregate maximum amount of such recourse constitutes an investment made and permitted pursuant to clause (i) of Section 8.03.

          "Voting Stock" means, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

          SECTION 1.02. Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The table of contents, captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) (i) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, Borrower and the other parties, and are the products of all parties.

         (ii) No Agent and no Lender has any fiduciary relationship with or duty to Borrower or any of its Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         (iii) No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Borrower and the Lenders.

         SECTION 1.03. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.


                                   ARTICLE II

                                   THE CREDITS


         SECTION 2.01. Amounts and Terms of Commitments.

         (a) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to Borrower (each such loan, a "Revolving Loan"; collectively, the "Revolving Loans") from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount specified for such Lender on Schedule 2.01 (such amount, as the same may be reduced under Section 2.06, or as a result of one or more assignments under Section 11.08, such Lender's "Revolving Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans plus all outstanding Swing Line Loans plus all outstanding Special Facility Obligations shall not at any time exceed the combined Revolving Commitments. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01(a), prepay under Section
2.07 and reborrow from time to time under this Section 2.01(a).

         (b) Swing Line Commitment. The Swing Line Lender agrees, on the terms and conditions set forth herein, to make one or more loans to Borrower (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date, in an aggregate amount not to exceed the Swing Line Commitment; provided, however, that, after giving effect to any Borrowing of Swing Line Loans, the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans plus all outstanding Special Facility Obligations shall not at any time exceed the combined Revolving Commitments. Within the limits of the Swing Line Lender's Swing Line Commitment, and subject to the other terms and conditions hereof, Borrower may borrow Swing Line Loans under this Section 2.01(b), prepay Swing Line Loans under Section 2.06 and reborrow Swing Line Loans under this Section 2.01(b).

         SECTION 2.02. Revolving Loan Accounts.

         (a) The Revolving Loans and Special Facility Advances made by each Lender and the Letters of Credit Issued and the Acceptances created by the Fronting Lender shall be evidenced by one or more loan accounts or records maintained by such Lender or Fronting Lender, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Fronting Lender and each Lender shall be conclusive absent clearly demonstrable error of the amount of the Revolving Loans made and Special Facility Obligations extended by the Lenders to or for the account of Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Revolving Loans and Special Facility Obligations.

         (b) Upon the request of any Lender made through the Administrative Agent, solely to facilitate the pledge or assignment of its Revolving Loans to any Federal Reserve Bank pursuant to Section 11.08(g), the Revolving Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by Borrower to endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Revolving Loan made, continued or converted by it and the amount of each payment of principal made by Borrower with respect thereto. Each such Lender's record shall be conclusive absent clearly demonstrable error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Revolving Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under any such Note to such Lender.

         SECTION 2.03. Procedure for Borrowing.

         (a) Each Borrowing shall be made upon Borrower's irrevocable written or telephonic notice delivered to the Administrative Agent (and to the Swing Line Lender if a Swing Line Loan is requested) (if in writing) in the form of a Notice of Borrowing (any such notice to be received by the Administrative Agent (and by the Swing Line Lender if a Swing Line Loan is requested) not later than
(i) 11:00 a.m. (New York City time) three Business Days prior to the requested Borrowing Date (if telephonic, promptly confirmed thereafter in writing in the form of a Notice of Borrowing), in the case of Eurodollar Loans and (ii) 11:00 a.m. (New York City time) (or 1:00 p.m. (New York City time) in the case of Swing Line

Loans) on the requested Borrowing Date (if telephonic, confirmed thereafter in writing in the form of a Notice of Borrowing), in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall (1) in the case of Revolving Loans, be in an aggregate minimum amount of $500,000 for both Eurodollar Loans and Base Rate Loans or any multiple of $100,000 in excess thereof and (2) in the case of Swing Line Loans (except for Swing Line Loans made in accordance with Section 3.04), be in an aggregate minimum amount of $100,000 of Base Rate Loans or any multiple of $100,000 in excess thereof;

                  (B) the requested Borrowing Date, which shall be a Business
         Day;

                  (C) the Type of Revolving Loans comprising the Borrowing (provided that all Swing Line Loans shall be Base Rate Loans); and


                  (D) the duration of the Interest Period applicable to Eurodollar Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month.

                  (b) If Revolving Loans (other than Swing Line Loans) are requested, the Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Revolving Loan Percentage of that Borrowing.

                  (c) (i) In the case of Revolving Loans (other than Swing Line Loans), each Lender will make the amount of its Revolving Loan Percentage of each Borrowing available to the Administrative Agent for the account of Borrower at the Administrative Agent's Payment Office by 1:00 p.m. (New York City time) on the Borrowing Date requested by Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Revolving
Loans will then be made available to Borrower by the Administrative Agent at such office by crediting the account of Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders or by wire transfer in accordance with written instructions provided to the Administrative Agent by Borrower, in each case in like funds as received by the Administrative Agent.

                  (ii) In the case of Swing Line Loans, the Swing Line Lender will make available to Borrower at its account at the Swing Line Lender, not later than 2:00 p.m. (New York City time) on the requested Borrowing Date, in immediately available funds, the proceeds of the Swing Line Loan being made on such date.

                  (d) Without in any way limiting the obligation of Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent (and the Swing Line Lender) may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent (and the Swing Line Lender) in good faith to be from a Responsible Officer of Borrower (or a designee of such Responsible Officer). In each such case Borrower hereby waives the right to dispute the Administrative Agent's (and the Swing Line Lender's) record of the terms of any such telephonic notice.

         SECTION 2.04. Conversion and Continuation Elections.

         (a) Borrower may, upon irrevocable telephonic notice to the Administrative Agent (promptly confirmed thereafter in writing) in accordance with Section 2.04(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $500,000 in the case of conversions of Revolving Loans to Eurodollar Loans or Base Rate Loans, or in each case that is in an integral multiple of $100,000 in excess thereof) into Revolving Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000 for Eurodollar Loans or, in each case, any multiple of $100,000 in excess thereof).

         (b) Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (i) at least three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Eurodollar Loans and (ii) on the Conversion/Continuation Date, if the Revolving Loans are to be converted into Base Rate Loans, specifying:

                  (A) the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Revolving Loans to be converted or continued;

                  (C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

                  (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, Borrower shall be deemed to have elected to convert such Eurodollar Loans into Eurodollar Loans having an Interest Period of one month effective as of the expiration date of such Interest Period.

         (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

         (e) If any Event of Default or payment Default is in existence at the time of any proposed continuation of, or conversion into, any Eurodollar Loans and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuation or conversion and have notified Borrower telephonically or in writing thereof, Borrower may not elect to have a Revolving Loan converted into or continued as a Eurodollar Loan and any outstanding Eurodollar Loans shall be automatically converted on the last day of the current Interest Period applicable thereto into Base Rate Loans.

         (f) Without in any way limiting the obligation of Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of Borrower (or a designee of such Responsible Officer). In each such case Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

         (g) No Swing Line Loans may be converted to Eurodollar Loans.

         SECTION 2.05. Special Provisions for Swing Line Loans.

         (a) Lenders to Make Revolving Loans.

                  (i) The Swing Line Lender, at any time in its discretion, upon written request to the Lenders through the Administrative Agent (with a copy to Borrower), may require each Lender (including the Swing Line Lender) to make a Revolving Loan, subject to the provisions of Section 2.0l(a), in an amount equal to such Lender's Revolving Loan Percentage of the outstanding Swing Line Loans. The Swing Line Lender shall deliver such request to the Administrative Agent prior to 12:00 noon (New York City time) on the Business Day immediately preceding the date (which shall be a Business Day) on which such Revolving Loans are to be made. Promptly upon receipt of any such request, the Administrative Agent shall give notice thereof to the Lenders. Each Lender shall make available its Revolving Loan Percentage of such Revolving Loans to the Administrative Agent by 12:00 noon (New York City time) on the requested date for such Revolving Loans. The Administrative Agent shall apply the proceeds of such Revolving Loans to prepay the Swing Line Loans of the Swing Line Lender; provided, however, that the Administrative Agent shall be obligated to make the proceeds of such Revolving Loans available only to the extent received by it from the Lenders. All Revolving Loans made pursuant to this Section 2.05(a) shall be Base Rate Loans.

                  (ii) In the event the Administrative Agent advances proceeds of any Revolving Loan to the Swing Line Lender and one or more of the Lenders (other than the Swing Line Lender) fail to fund all or any portion of such Revolving Loan immediately upon receipt of notice from the Administrative Agent, then (A) such Lender shall pay directly to the Administrative Agent the amount thereof by no later than 1:00 p.m. (New York City time) on such date and interest shall accrue on such Lender's obligation to make such payment, from such date until three days thereafter, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period, and after the expiration of such three day period, at the Base Rate, and (B) if not paid by such Lender, the Swing Line Lender will repay directly to the Administrative Agent such amount as will equal the amount such other Lender(s) failed to fund, together with interest at a rate per annum equal to the Federal Funds Rate in effect from time to time during the period in which such Lender failed to make such payments, whereupon the Swing Line Loans will be reinstated pro rata.

                  (b) Participations in Swing Line Loans.

                  (i) If, at any time prior to the making of Revolving Loans pursuant to Section 2.05 hereof, any Event of Default described in clause (f) or (g) of Section 9.01 shall have occurred, each Lender, on the date such Revolving Loan was to have been made or, if no request for Revolving Loans had been made pursuant to Section 2.05(a)(i), promptly upon request by the Swing Line Lender delivered to the Administrative Agent, shall purchase an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Revolving Loan Percentage times the outstanding amount of such Swing Line Loans. Each Lender (other than the Swing Line Lender) will transfer immediately to the Administrative Agent for credit to the Swing Line Lender, in immediately available funds, the amount of its participation. The Swing Line Lender will deliver to such other Lender, promptly following receipt of such funds, a Swing Line Loan Participation Certificate, dated the date of receipt of such funds and in the amount of such Lender's participation if requested to do so by such other Lender.

                  (ii) Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from Borrower (i) as payment for a Swing Line Loan with respect to which any Lender has paid the Administrative Agent for the account of the Swing Line Lender for such Lender's participation in such Swing Line Loan pursuant to Section 2.05(b)(i) or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender which is not a Defaulting Lender, in the same funds as those received by the Administrative Agent for the account of the Swing Line Lender, the amount of such Lender's Loan Percentage of such funds, and the Swing Line Lender shall receive the amount of the Loan Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Swing Line Lender.

         (c) Acknowledged Privity. Borrower expressly agrees that, in respect of each Lender's funded participation interest in any Swing Line Loan, such Lender shall be deemed to be in privity of contract with Borrower and have the same rights and remedies against Borrower under the Loan Documents as if such funded participation interest in such Swing Line Loan were a Revolving Loan.

         (d) Obligation to Participate in Swing Line Loans Absolute. Each Lender's obligation in accordance with this Agreement to make Revolving Loans or purchase participation interests in Swing Line Loans, as contemplated by Section 2.05(b)(i), as a result of the making of a Swing Line Loan, shall be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect or Material Adverse Change; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.06. Voluntary Termination or Reduction of Revolving, Swing Line and/or Special Facility Commitments. Borrower may, upon not less than three Business Days' prior written notice to the Administrative Agent, terminate the Revolving Commitments and/or the Swing Line Commitment and/or the Special Facility Commitment, or permanently reduce the Revolving Commitments and/or the Swing Line Commitment and/or the Special Facility Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the then-outstanding principal amount of the Revolving Loans, Swing Line Loans and Special Facility Obligations would exceed, respectively, the amount of the Revolving Commitments, the Swing Line Commitment and the Special Facility Commitment then in effect. Once reduced in accordance with this Section, the Revolving Commitments and/or the Swing Line Commitment and/or the Special Facility Commitment may not be increased. Any reduction of the Revolving Commitments and/or the Fronting Lender's Special Facility Commitment shall be applied to each Lender according to its Revolving Loan Percentage. All accrued commitment fees to but not including the effective date of any termination in full of all Revolving Commitments and/or the Swing Line Commitment and/or the Special Facility Commitment shall be paid on the effective date of such termination.

         SECTION 2.07. Optional Prepayments. Subject to Section 4.04, Borrower may, at any time or from time to time, upon prior irrevocable written notice to the Administrative Agent by 11:00 a.m. (New York City time) one Business Day in advance (or, in the case of Swing Line Loans, the same Business Day), prepay Revolving Loans, Swing Line Loans or Special Facility Obligations, in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, the Type(s) of Revolving Loans or types of Special Facility Obligations to be prepaid; provided, however, that, at Borrower's option, exercised in a writing to the Administrative Agent at least one Business Day before any such prepayment is to be distributed, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender, but shall be re-allocated ratably to the Revolving Loans of the Non-Defaulting Lenders. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Revolving Loan Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

         SECTION 2.08. Mandatory Prepayments of Revolving Loans and Reductions of Commitments.

         (a) Asset Dispositions. If Borrower or any Restricted Subsidiary shall at any time make a Disposition (other than a Disposition permitted pursuant to clause (a), (b) or (c) of Section 8.02), then (i) Borrower or such Restricted Subsidiary may, within 360 days after the receipt by Borrower or such Restricted Subsidiary of the Net Disposition Proceeds of such Disposition, (A) reinvest (subject to Section 8.03) up to 100% of such Net Disposition Proceeds in the businesses described in Section 7.13 (including, subject to the provisions of clause (h) of Section 8.03, making an Acquisition in such businesses), unless at the time of such reinvestment an Event of Default or payment Default has occurred and is then continuing (except in the case where Borrower or such Restricted Subsidiary is subject to a definitive agreement that has been duly and fully executed at a time when no Event of Default or payment

Default existed and pursuant to which it is obligated to use such Net Disposition Proceeds for a purpose permitted by this Section 2.08(a)) or (B) retain the amount of such Net Disposition Proceeds not so applied pending such application, and (ii) to the extent such Net Disposition Proceeds are not so applied during such 360-day period, the Revolving Commitments shall be immediately reduced in accordance with Section 2.08(c) in an aggregate amount equal to the portion of such Net Disposition Proceeds not so applied.

         (b) Indebtedness Issuance. If Borrower shall issue Indebtedness under clause (h) of Section 8.04 or, subject to the written consent of the Required Lenders, if Borrower or any Restricted Subsidiary shall issue or incur indebtedness for borrowed money or incur Capitalized Lease Liabilities not otherwise permitted to be issued or incurred pursuant to Section 8.04, the Revolving Commitments shall be immediately reduced in accordance with Section 2.08(c) by an amount equal to the Net Issuance Proceeds of such issuance or incurrence.

         (c) Mandatory Reduction of Commitments and Prepayments of Revolving Loans. Any reductions in Revolving Commitments made pursuant to clauses (a) and
(b) of this Section 2.08 shall be made in the amounts so required in each case as and when applicable so that at all times the Revolving Commitments are not reduced below the amount of Special Facility Obligations then outstanding. All such reductions shall be applied to the Lenders' Revolving Commitments pro rata. The Revolving Commitments shall be automatically and permanently terminated in their entirety on the Revolving Commitment Termination Date. Borrower shall immediately prepay the outstanding Revolving Loans to the extent that the amount thereof plus the Special Facility Obligations then outstanding then exceeds the Revolving Commitments then in effect.

         (d) General. Any prepayments pursuant to this Section 2.08 shall be applied to Types of Loans as Borrower shall direct (and in the absence of any such direction, shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining). Borrower shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of Eurodollar Loans prepaid and any amounts required pursuant to Section 4.04. At Borrower's option, exercised in a writing to the Administrative Agent at least one Business Day before any such prepayment is to be distributed, prepayments pursuant to this Section 2.08 shall not be applied to any Revolving Loan of a Defaulting Lender, but shall be reallocated ratably to the Revolving Loans of the Non-Defaulting Lenders.

         (e) Interest Periods. In lieu of making any payment pursuant to this
Section 2.08 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor, so long as no Default or Event of Default shall have occurred and be continuing, Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount (it being understood and agreed that such deposit need not be made with respect to Eurodollar Loans having Interest Periods that end within three months of the date of such prepayment). Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type (any such deposit account, a "Collateral Account"). Such deposit shall cash collateralize the Obligations; provided, however, that Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.08, subject to the provisions of Section 4.04.

         (f) Telephonic Notice. Without in any way limiting the obligation of Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of Borrower (or a designee of such Responsible Officer). In each such case Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

         SECTION 2.09. Repayment.

         (a) The Revolving Credit. Borrower shall repay to the Lenders on the Revolving Commitment Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.


         (b) The Swing Line Credit. Borrower shall repay to the Swing Line Lender on the Revolving Commitment Termination Date the aggregate principal amount of Swing Line Loans outstanding on such date.

         SECTION 2.10. Interest.

         (a) Rate. Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be (and subject to Borrower's right to convert to other Types of Revolving Loans under Section 2.04) plus the Applicable Margin.

         (b) Payment Dates. Interest on each Revolving Loan (except for Swing Line Loans made as a result of a drawing under a documentary Letter of Credit and in contemplation of refinancing such Swing Line Loans with the proceeds of Acceptances) shall be paid in arrears on each Interest Payment Date.

Interest shall also be paid on the date of any prepayment of Eurodollar Loans under Section 2.07 or 2.08 for the portion of the Revolving Loans so prepaid and upon payment (including prepayment) in full thereof and, at and after maturity (whether by acceleration or otherwise) of a Revolving Loan, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

         (c) Default Rate. Notwithstanding clause (a) of this Section, if any amount of principal of or interest on any Revolving Loan is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), Borrower agrees to pay interest on such unpaid principal or interest, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

         (d) Maximum Rate. Anything herein to the contrary notwithstanding, the obligations of Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         SECTION 2.11. Fees.

         (a) Arrangement, Agency Fees. Borrower shall pay the fees as required by the letter agreements (the "Fee Letters") among Borrower and the Agents dated August 6, 1998 and between Borrower and the Administrative Agent dated as of August 10, 1998.

         (b) Commitment Fees. Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily unused portion of such Lender's Revolving Commitment, computed and payable on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter, at a rate per annum equal to the Applicable Margin for commitment fees. Such commitment fee shall accrue from the Closing Date to the Revolving Commitment Termination Date, with the final payment to be made in any event on the Revolving Commitment Termination Date. The commitment fees provided in this clause shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article V are not met.

         SECTION 2.12. Computation of Fees and Interest.

         (a) All computations of interest for Eurodollar Loans and Base Rate Loans (calculated at the Federal Funds Rate) shall be made on the basis of a 360-day year and actual days elapsed. All other computations (including for interest on Base Rate Loans (calculated at other than the Federal Funds Rate), commitment fees and the fees set forth in Section 3.08)) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from (and including) the first day thereof to (but excluding) the last day thereof.

         (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on Borrower and the Lenders in the absence of clearly demonstrable error. The Administrative Agent will, at the request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

         SECTION 2.13. Payments by Borrower.

         (a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Loan Percentage (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Administrative Agent receives written notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         SECTION 2.14. Payments by the Lenders to the Administrative Agent.

         (a) Unless the Administrative Agent receives written notice from a Lender prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of Borrower the amount of that Lender's Revolving Loan Percentage of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this clause (a) shall be conclusive, absent clearly demonstrable error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Revolving Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify Borrower of such failure to fund and, upon demand by the Administrative Agent, Borrower shall immediately pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans comprising such Borrowing.

         (b) The failure of any lender to make any Revolving Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Borrowing Date.

         SECTION 2.15. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share (or other share contemplated hereunder) of such Revolving Loans, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Revolving Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of clearly demonstrable error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                   ARTICLE III

                        LETTERS OF CREDIT AND ACCEPTANCES


         SECTION 3.01. Letter of Credit and Acceptance Subfacilities.

         (a) On the terms and conditions set forth herein (i) the Fronting Lender agrees (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date to issue Letters of Credit, or create Acceptances, or both, at the request of and for the account of Borrower and the Restricted Subsidiaries, as Account Parties, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts duly drawn under the Letters of Credit and (ii) the Lenders severally agree irrevocably to participate in Letters of Credit Issued and Acceptances created for the account of Account Parties; provided, however, that the Fronting Lender shall not be obligated to Issue or create, and no Lender shall be obligated to participate in, any Letter of Credit or Acceptance, as the case may be, if as of the date of Issuance of such Letter of Credit (an "Issuance Date") or the creation of such Acceptance (a "Creation Date"), and after giving effect to such Issuance or creation, (1) the aggregate amount of all Special Facility Obligations plus the aggregate outstanding principal amount of all Revolving Loans plus the aggregate outstanding principal amount of all outstanding Swing Line Loans exceeds the combined Revolving Commitments, (2) the participation of any Lender in the aggregate amount of all Special Facility Obligations plus the aggregate outstanding principal amount of such Lender's Revolving Loans plus the aggregate principal amount of such Lender's participations in all outstanding Swing Line Loans exceeds such Lender's Revolving Commitment or (3) the aggregate amount of all Special Facility Obligations exceeds the Special Facility Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower's ability to obtain Letters of Credit or Acceptances shall be fully revolving, and, accordingly, Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed or Acceptances which have matured and have been reimbursed.

         (b) The Fronting Lender is under no obligation to Issue any Letter of Credit or create any Acceptance if:

                  (i) the Fronting Lender has received written notice from the Administrative Agent or Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit or the creation of such Letter of Acceptance, stating that a Default or Event of Default has occurred and is continuing, unless and until such time as the Fronting Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 11.01;

                  (ii) the expiry date of any requested Letter of Credit is (A) more than one year after the date of Issuance or (B) after the Revolving Commitment Termination Date;

                  (iii) the maturity date of any requested Acceptance is (A) less than 30 days or more than 180 days after the date of creation or
         (B) after the Revolving Commitment Termination Date;

                  (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Fronting Lender;

                  (v) any requested Acceptance is not in form and substance reasonably acceptable to the Fronting Lender or does not meet the requirements of the FRB;

                  (vi) a Lender Default known to the Fronting Lender exists, unless the Fronting Lender has entered into arrangements reasonably satisfactory to it and Borrower to eliminate the Fronting Lender's risk with respect to the participation in Letters of Credit or Acceptances by Defaulting Lenders, including cash collateralizing such Defaulting Lender's Revolving Loan Percentage of Special Facility Obligations;

                  (vii) the Fronting Lender reasonably determines that for any reason adequate and reasonable means do not exist for determining the Acceptance Reference Rate; or

                  (viii) the applicable Account Party is not solvent (as such term is defined in the Solvency Certificate).

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

         (c) Each letter of credit and acceptance set forth on Schedule C hereto outstanding or unmatured, as the case may be, on the Closing Date shall be deemed to have been issued or created, as the case may be, by the Fronting Lender hereunder on the Closing Date.

         SECTION 3.02. Issuance, Amendment and Renewal of Letters of Credit.

         (a) Each Letter of Credit shall be issued upon the irrevocable submission by Borrower of a Notice of L/C Issuance/Amendment to the Fronting Lender (with a copy sent by Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the Fronting Lender may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such Notice of L/C Issuance/Amendment shall be by facsimile, confirmed immediately in an original writing, and shall specify in form and detail reasonably satisfactory to the Fronting Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the name and address of the respective Account Party; and (viii) such other matters as the Fronting Lender may reasonably require.

         (b) At least one Business Day prior to the Issuance of any Letter of Credit, the Fronting Lender will confirm with the Administrative Agent (by telephone or in writing) the availability of the Revolving Commitments with respect to such Issuance. Unless the Fronting Lender has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Fronting Lender is to issue a requested Letter of Credit (A) directing the Fronting Lender not to issue such Letter of Credit because such issuance is not then permitted under Section 3.0l(a) as a result of the limitations set forth in clauses (1) and (2) thereof or clause (i) of Section 3.0l(b) or (B) that one or more conditions specified in Article V are not then satisfied, then, subject to the terms and conditions hereof, the Fronting Lender shall, on the requested date, issue a Letter of Credit for the account of Borrower in accordance with the Fronting Lender's usual and customary business practices.

         (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Commitment Termination Date, the Fronting Lender will, upon the written request of Borrower received by the Fronting Lender (with a copy sent by Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the Fronting Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of a Notice of L/C Issuance/Amendment and shall specify in form and detail reasonably satisfactory to the Fronting Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Fronting Lender may reasonably require. The Fronting Lender shall be under no obligation to amend any Letter of Credit if (A) the Fronting Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Lenders of the receipt by it of any Notice of L/C Issuance/Amendment.

         (d) The Fronting Lender and the Lenders agree that, while a standby Letter of Credit is outstanding and prior to the Revolving Commitment Termination Date, at the option of the respective Account Party and upon the written request of Borrower and the Account Party received by the Fronting Lender (with a copy sent by the prospective Account Party to the Administrative Agent) at least three Business Days (or such shorter time as the Fronting Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Fronting Lender shall be entitled to authorize the automatic renewal of any standby Letter of Credit issued by it. Each such request for renewal of a standby Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of a Notice of L/C Issuance/Amendment, and shall specify in form and detail reasonably satisfactory to the Fronting Lender: (i) the standby Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the standby Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the standby Letter of Credit; and (iv) such other matters as the Fronting Lender may reasonably require. The Fronting Lender shall be under no obligation so to renew, and shall not so renew any standby Letter of Credit if (A) the Fronting Lender would have no obligation at such time to issue or amend such standby Letter of Credit in its renewed form under the terms of this Agreement or (B) the beneficiary of any such standby Letter of Credit does not accept the proposed renewal of the standby Letter of Credit. If any outstanding standby Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Fronting Lender that such standby Letter of Credit shall not be renewed, and if at the time of renewal the Fronting Lender would be entitled to authorize the automatic renewal of such standby Letter of Credit in accordance with this Section 3.02(d) upon the request of respective Account Party but the Fronting Lender shall not have received any Notice of L/C Issuance/Amendment from respective Account Party with respect to such renewal or other written direction by Borrower with respect thereto, the Fronting Lender shall nonetheless be permitted to allow such standby Letter of Credit to renew, and Borrower and the Lenders hereby authorize such renewal, and, accordingly, the Fronting Lender shall be deemed to have received a Notice of L/C Issuance/Amendment from the respective Account Party requesting such renewal.

         (e) The Fronting Lender shall deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Commitment Termination Date.

         (f) This Agreement shall control in the event of any conflict with any Letter of Credit related document (other than any Letter of Credit).

         (g) The Fronting Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising lender or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         (h) Notwithstanding anything to the contrary in this Article III, Borrower and each other Account Party may make a request by using software provided to them by the Fronting Lender when requesting that the Fronting Lender Issue a Letter of Credit (a "Computerized Request") in lieu of making such request in the form of a Notice of L/C Issuance/Amendment.

         (i) Without in any way limiting the obligation of Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent (and the Fronting Lender) may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent (and the Fronting Lender) in good faith to be from a Responsible Officer of Borrower (or a designee of such Responsible Officer). In each such case Borrower hereby waives the right to dispute the Administrative Agent's (and the Fronting Lender's) record of the terms of any such telephonic notice.

         SECTION 3.03. Creation of Acceptances.

         (a) All drafts presented by Borrower to the Fronting Lender for acceptance by the Fronting Lender as Acceptances pursuant to this Agreement shall be properly executed and drawn by Borrower. To facilitate the acceptance of Acceptances hereunder, Borrower shall from time to time as required by the Fronting Lender provide to the Fronting Lender an appropriate number of executed drafts drawn in blank by Borrower in the form prescribed by the Fronting Lender. Borrower may, at its option, execute any draft so presented by the facsimile signature or signatures of any one or more designated signing officers of Borrower, and the Fronting Lender is hereby authorized to accept or pay, as the case may be, any draft of Borrower which purports to bear such facsimile signature or signatures notwithstanding that any such individual has ceased to be a designated signing officer of Borrower and any such draft or Acceptance shall be as valid as if such individual were a designated signing officer of Borrower at the date of issue of such Acceptance. Any such draft or Acceptance may be dealt with by the Fronting Lender for all intents and purposes and shall bind Borrower as if duly signed in the signing officer's own handwriting and issued by Borrower. Without limiting the effect of the indemnity provided under Section 11.05 but in addition to such provision, Borrower will and hereby does undertake to hold the Fronting Lender harmless against, and to indemnify, and Borrower hereby does agree to indemnify, the Fronting Lender from, all losses, costs, damages and expenses arising out of the payment or negotiation of any such draft or Acceptance on which a facsimile signature has been wrongly affixed, except to the extent caused by the gross negligence or willful misconduct of the Fronting Lender. The Fronting Lender shall not be liable for its failure to accept an Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of Borrower to provide executed drafts to the Fronting Lender on a timely basis. Without creating any obligation to effect such a purchase, Acceptances may be purchased by the Fronting Lender and may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in the United States or elsewhere, in the Fronting Lender's sole discretion.

         (b) On the terms and conditions set forth herein (including Section 5.02), Acceptances shall be created by the Fronting Lender on a pre-arranged monthly date mutually agreed upon by Borrower, the Fronting Lender and the Administrative Agent if a Swing Line Loan was made as a result of a drawing under a documentary Letter of Credit and in contemplation of refinancing such Swing Line Loan with the proceeds of such Acceptances. The aggregate face amount of such Acceptances shall be an amount that when discounted at the then prevailing Acceptance Reference Rate to a present value will exactly repay the principal amount of such Swing Line Loan and all accrued but unpaid interest thereon.

         (c) This Agreement shall control in the event of any conflict with any Acceptance related document (other than any Acceptance).

         (d) The Fronting Lender will also deliver to the Administrative Agent, concurrently or promptly following its creation of an Acceptance, a true and complete copy of each such Acceptance.

         (e) Any executed drafts to be used as Acceptances which are delivered by Borrower to the Fronting Lender shall be held in safekeeping with the same degree of care as if they were the negotiable instruments of the Fronting Lender.

         SECTION 3.04. Letter of Credit/Acceptance Participations, Drawings and Reimbursements.

         (a) Immediately upon (i) the Issuance of any Letter of Credit by the Fronting Lender for an Account Party in accordance with Sections 3.01 and 3.02 or (ii) the creation of any Acceptance by the Fronting Lender for an Account Party in accordance with Sections 3.01 and 3.03, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Fronting Lender a participation in the Special Facility Obligations in respect of such Letter of Credit or Acceptance, including all interest and other Obligations of the Account Party with respect thereto (other than fronting fees and charges payable to the Fronting Lender in its capacity as such with respect to Letters of Credit and Acceptances) and any security therefor and guaranty pertaining thereto in an amount equal to the product of (x) the Revolving Loan Percentage of such Lender times (y) the maximum amount of the Special Facility Obligations in respect thereof. For purposes of Sections 2.01(e) and 3.01, each Issuance of a Letter of Credit and each creation of an Acceptance shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

         (b) Upon receipt of a drawing on any Letter of Credit by the beneficiary or transferee thereof, the Fronting Lender will promptly notify the respective Account Party and, if not the Account Party, Borrower. The respective Account Party agrees to reimburse the Fronting Lender, prior to 1:00 p.m. (New York City time), on each date that any amount is paid by the Fronting Lender under any Letter of Credit (each such date, a "Reimbursement Date"), in an amount equal to the amount so paid. The respective Account Party agrees to pay the Fronting Lender, prior to 1:00 p.m. (New York City time) on the maturity date of any Acceptance (also a "Reimbursement Date") the full face amount of such Acceptance. In the event any such reimbursement or payment is not made by 1:00 p.m. (New York City time) on a Reimbursement Date for

                  (i) the full amount of any drawing under any Letter of Credit (together with the fee, costs and charges described in Section 3.08(c) relating thereto), the Fronting Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify the Swing Line Lender thereof, and Borrower shall be deemed to have requested that a Swing Line Loan be made by the Swing Line Lender on such Reimbursement Date in the amount of such drawing (and such fees, costs and charges) subject to the amount of the unutilized portion of the Swing Line Commitment and the conditions set forth in Section 5.02; or

                  (ii) the face amount of any matured Acceptance, the Fronting Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify the Swing Line Lender thereof, and Borrower shall be deemed to have requested that a Swing Line Loan in the face amount of the matured Acceptances be made by the Swing Line Lender on such Reimbursement Date under such matured Acceptances subject to the amount of the unutilized portion of the Swing Line Commitment and the conditions set forth in Section 5.02.

Any notice given by the Fronting Lender or the Administrative Agent pursuant to this Section 3.04(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (c) The Swing Line Lender shall upon any notice pursuant to clause (i) or (ii) of Section 3.04(b) make available to the Administrative Agent for the account of the Fronting Lender an amount in immediately available funds equal to the amount of the Swing Line Loan requested.

         (d) With respect to any unreimbursed drawing under a Letter of Credit or matured Acceptance because of Borrower's failure to satisfy the conditions set forth in Section 5.02 or because the Swing Line Commitment does not have sufficient availability, Borrower shall be deemed to have incurred from the Fronting Lender a Special Facility Borrowing in the amount of such drawing or matured Acceptance, which Special Facility Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2% per annum, and each Lender shall make available to the Administrative Agent for the account of the Fronting Lender an amount in immediately available funds equal to its Revolving Loan Percentage of the amount of such drawing or the face amount of such matured Acceptance, in the case of each Lender, whereupon the participating Lenders shall each be deemed to have made payment in respect of its participation in such Special Facility Borrowing and such payment shall constitute a Special Facility Advance from such Lender in satisfaction of its participation obligation under this Section 3.04. If any Lender so notified fails to make available to the Administrative Agent for the account of the Fronting Lender the amount of such Lender's Revolving Loan Percentage of the amount of such drawing or the face amount of such Acceptance, as the case may be, by no later than 1:00 p.m. (New York City time) on the applicable Reimbursement Date, then interest shall accrue on such Lender's obligation to make such payment, from such Reimbursement Date until three days after such date, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period, and after the expiration of such three day period, at the Base Rate.

         (e) The Swing Line Lender's obligation in accordance with this Agreement to make Swing Line Loans, as contemplated by this Section 3.04, as a result of a drawing under a Letter of Credit, and each Lender's obligation in accordance with this Agreement to make Special Facility Advances, as contemplated by this Section 3.04, as a result of a drawing under a Letter of Credit or the maturity of an Acceptance, shall in each case be absolute and unconditional and without recourse to the Fronting Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Swing Line Lender may have against the Fronting Lender, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that the

Swing Line Lender's obligation to make Swing Line Loans under this Section 3.04 is subject to the conditions set forth in Section 5.02.

         (f) In the event that any Acceptance created pursuant to this Agreement shall not comply at the time of its creation with applicable regulations of the FRB governing bankers' acceptances and shall not be eligible under such regulations for purchase and for discount by the Federal Reserve Banks of the United States, Borrower agrees that, upon receipt of notice from the Administrative Agent on behalf of the Fronting Lender, it will forthwith pay the Administrative Agent, for the account of the Fronting Lender, any costs incurred by the Fronting Lender (including any costs resulting from a higher discount rate, reserve requirement or additional premium liability to the Federal Deposit Insurance Corporation or any successor agency of the United States exercising substantially the same function) in connection with such Acceptance on account of such noncompliance or ineligibility.

         SECTION 3.05. Repayment of Participations.

         (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Fronting Lender of immediately available funds from Borrower (i) in reimbursement of any payment made by the Fronting Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Fronting Lender for such Lender's participation in a drawing of a Letter of Credit as a result of the making of a Special Facility Advance or the maturity of an Acceptance pursuant to Section 3.04 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender that is not a Defaulting Lender, in the same funds as those received by the Administrative Agent for the account of the Fronting Lender, the amount of such Lender's Revolving Loan Percentage of such funds, and the Fronting Lender shall receive the amount of the Revolving Loan Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Fronting Lender.

         (b) If the Administrative Agent or the Fronting Lender is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or any official in any Insolvency Proceeding, any portion of the payments made by Borrower to the Administrative Agent for the account of the Fronting Lender pursuant to Section 3.05(a) in reimbursement of a payment made under a drawing of a Letter of Credit or the maturity of an Acceptance, as the case may be, or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith forward to the Administrative Agent or the Fronting Lender the amount of its Revolving Loan Percentage of any amounts so returned by the Administrative Agent or the Fronting Lender plus interest thereon from the date such demand is made to the date such amounts are resumed by such Lender to the Administrative Agent or the Fronting Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time for the first three days, and at the Base Rate thereafter.

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

         SECTION 3.06. Role of the Fronting Lender.

         (a) The Swing Line Lender, each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the Fronting Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Fronting Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit or document relating to any Letter of Credit.

         (c) Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Fronting Lender, shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.07; provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the Fronting Lender, and the Fronting Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the Fronting Lender's gross negligence or willful misconduct or the Fronting Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, (i) the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, and (ii) the Fronting Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         SECTION 3.07. Obligations Absolute. The obligations of Borrower under this Agreement to reimburse (or if Borrower is not the Account Party with respect thereto, either to reimburse or to cause such Account Party to reimburse) the Fronting Lender for a drawing under a Letter of Credit or the maturity of an Acceptance, and to repay (or if Borrower is not the Account Party with respect thereto, either to pay or to cause such Account Party to pay) any Special Facility Borrowing and any Swing Line Loan or Revolving Loan

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

made in connection with a drawing under a Letter of Credit or the maturity of an Acceptance, and the obligation of the Swing Line Lender or each Lender, as the case may be, to reimburse the Fronting Lender for any drawing on a Letter of Credit or maturity of an Acceptance, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (a) any lack of validity or enforceability of this Agreement, any Loan Document, any Letter of Credit, any Acceptance or of any reimbursement agreement or other agreement between the Fronting Lender and an Account Party;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit, any Acceptance or any other amendment or waiver of or any consent to departure from the provisions of this Agreement or any other Loan Document;

                  (c) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Lender, the Swing Line Lender, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, any Acceptance, the transactions contemplated hereby or by the other Loan Documents or any unrelated transaction (including an underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                  (d) any draft, demand, certificate or other document presented under or in connection with any Letter of Credit or Acceptance, as the case may be, proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (e) any payment by the Fronting Lender acting in good faith under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Fronting Lender under any Letter of Credit or Acceptance to any Person reasonably believed by it to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit or Acceptance, as the case may be, including any arising in connection with any Insolvency Proceeding;

                  (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee or other obligation,

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

         for all or any of the obligations of Borrower in respect of any Letter of Credit or Acceptance; or

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a guarantor;

provided, however, that, notwithstanding any provision of this Section 3.07 to the contrary, neither Borrower, the Swing Line Lender nor any Lender shall be obligated to reimburse the Fronting Lender for any wrongful payment made by the Fronting Lender under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Fronting Lender.

         SECTION 3.08. Letter of Credit and Acceptance Fees.

         (a) Borrower shall pay to the Administrative Agent for the account of each of the Lenders a fee with respect to the Letters of Credit and Acceptances at a rate per annum equal to the Applicable Margin for Revolving Loans comprised of Eurodollar Loans minus 0.125%, calculated on the average daily maximum amount available to be drawn under outstanding Letters of Credit and Acceptances payable on a quarterly basis in arrears on each Interest Payment Date for Base Rate Loans based upon Letters of Credit and Acceptances outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on each Interest Payment Date for Base Rate Loans during which Letters of Credit or Acceptances are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Commitment Termination Date (or such later date upon which the outstanding Letters of Credit or Acceptances, as the case may be, shall expire), with the final payment to be made on the Revolving Commitment Termination Date (or such later expiration date).

         (b) Borrower shall pay to the Fronting Lender a fronting fee for each Letter of Credit Issued by the Fronting Lender equal to 0.125% of the face amount of such Letter of Credit. Such fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

         (c) Borrower shall pay to the Fronting Lender from time to time promptly after demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Fronting Lender relating to Letters of Credit and Acceptances as from time to time in effect.

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         SECTION 3.09. Borrower's Guaranty of Special Facility Obligations of
the Restricted Subsidiaries. Borrower agrees as follows in respect of Special Facility Obligations:

                  (a) Borrower hereby unconditionally and irrevocably guarantees to the Lenders, the Fronting Lender and their respective successors, endorsees, transferees and assigns, the prompt payment and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of the Restricted Subsidiaries to the Lenders or the Fronting Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred under, or arising out of, or in connection with, the Special Facility Obligations, whether such indebtedness, obligations and liabilities constitute principal, interest, fees or expenses, or reimbursement obligations with respect to any of the foregoing, and Borrower further agrees to pay any and all expenses which may be paid or incurred by the Administrative Agent or any Lender or the Fronting Lender in collecting any or all of such Special Facility Obligations or enforcing any rights under this Agreement or any documents or agreements executed in connection with or relating to such Special Facility Obligations (collectively, the "Guaranteed Obligations").

                  (b) The guaranty contained in this Section 3.09 shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (i) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Guaranteed Obligations, or any other collateral security therefor or guaranty thereof or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender or the Fronting Lender, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be assured by Borrower or any of the Restricted Subsidiaries against any Lender or the Fronting Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Restricted Subsidiary) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower or such Restricted Subsidiary for the Guaranteed Obligations or in any other instance, and the obligations and liabilities of Borrower under this Section 3.09, in an Insolvency Proceeding, shall not be conditioned or contingent upon the pursuit by the Administrative Agent, any Lender, the Fronting Lender or any other Person at any time of any right or remedy against any of the Restricted Subsidiaries or against any other Person which may be or become liable in respect of all or any part of such obligations or against any collateral security or guaranty therefor or right of offset with respect thereto.

                  (c) The guaranty contained in this Section 3.09 shall continue to be effective, or be reinstated, as the case may be, if, at any time, any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or

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

         returned by any Lender or the Fronting Lender in an Insolvency Proceeding of any of the Restricted Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Restricted Subsidiary or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (d) Borrower hereby expressly waives, until payment in full in cash of all Guaranteed Obligations and termination of the Special Facility Commitment, any rights which it may now have or hereafter acquire against any of the Restricted Subsidiaries by way of subrogation, reimbursement, contribution or setoff by virtue of any payment made pursuant to this Section 3.09 or otherwise, and any claim, right or remedy which Borrower may now have or hereafter acquire against any of the Restricted Subsidiaries that arises from the performance by Borrower of its obligations under this Section 3.09, including, without limitation, any claim, right or remedy of the Administrative Agent, the Fronting Lender or the Lenders against any Account Party or any security which the Administrative Agent, the Fronting Lender or the Lenders now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise. If any amount shall be paid to Borrower on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Administrative Agent, the Fronting Lender and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the obligations, whether matured or unmatured, in accordance with the terms of this Agreement or any of the other Loan Documents or to be held by the Administrative Agent as collateral security for any Guaranteed Obligations.

                  (e) Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against Borrower and without notice to or further assent by Borrower, any demand for payment of any of the Guaranteed Obligations made by any Lender or any such Fronting Lender may be rescinded by such Person and any of the Guaranteed Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, any Lender or the Fronting Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith relating to or evidencing any Guaranteed Obligation, may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms thereof, as the Administrative Agent and the Lenders may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Administrative Agent, any Lender or the Fronting Lender for the payment of the Guaranteed

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

         Obligations may be sold, exchanged, waived, surrendered or released. Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent, any Lender or the Fronting Lender upon the guaranty in this Section 3.09, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 3.09, and all dealings between such Restricted Subsidiary, Borrower, the Administrative Agent and the Lenders or the Fronting Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Section 3.09. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Restricted Subsidiary or Borrower with respect to the Guaranteed Obligations.

         SECTION 3.10. No Waiver with Respect to Acceptances. Borrower and each of the Restricted Subsidiaries waives any defense to payment which might otherwise exist if for any reason an Acceptance shall be held by any Lender in its own right at the maturity thereof.

         SECTION 3.11. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY


         SECTION 4.01. Taxes.

         (a) Any and all payments by Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

         (b) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative

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

         Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) Borrower shall make such deductions and withholdings; and

                  (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (c) Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and (ii) Other Taxes that are payable by such Lender or the Administrative Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date the Lender or the Administrative Agent makes written demand therefor.

         (d) Each Lender that is not incorporated or organized in or under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") shall:

                  (i) deliver to Borrower and the Administrative Agent, prior to the first day on which Borrower is required to make any payments hereunder to such Lender, two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under
         Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by Borrower under this Agreement;

                  (ii) deliver to Borrower and the Administrative Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower or the Administrative Agent;

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

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and the Administrative Agent. Each Non-U.S. Lender that shall become a Participant pursuant to Section 11.08 or a Lender pursuant to Section
11.08 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.01(d); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (e) Borrower shall not be required to indemnify any Non-U.S. Lender or the Administrative Agent, or to pay any additional amounts to any Non-U.S. Lender or the Administrative Agent, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder) or as of the date such Non-U.S. Lender changes its applicable Lending Office; provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or change in Lending Office, or (y) such assignment, participation, transfer or change in Lending Office had been requested by Borrower; (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (d) above; or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

         (f) If Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with Borrower in challenging such Taxes at Borrower's expense if so requested by Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund of a Tax for which a payment has been made by Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse Borrower for such amount as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not

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

been required. Neither the Lenders nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this paragraph (f) or any other provision of this Section 4.01.

         (g) Promptly after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

         SECTION 4.02. Illegality.

         (a) If any Lender, including the Fronting Lender, determines that the introduction after the Closing Date of any Requirement of Law, or any change in any Requirement of Law after the Closing Date, or in the interpretation or administration after the Closing Date of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender, including the Fronting Lender, or its applicable Lending Office to make Eurodollar Loans or create Acceptances, as the case may be, then, on written notice thereof by such Lender to Borrower through the Administrative Agent, any obligation of such Lender to make Eurodollar Loans or create Acceptances, as the case may be, shall be suspended until such Lender, including the Fronting Lender, notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist, which notice each Lender, including the Fronting Lender, agrees to give promptly upon such circumstances ceasing to exist.

         (b) If any Lender, including the Fronting Lender, determines that it is unlawful to maintain any Eurodollar Loan or Acceptance, as the case may be, Borrower shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Eurodollar Loans or Acceptances, as the case may be, of such Lender then outstanding, together with interest accrued thereon and amounts required under
Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans or Acceptances, as the case may be, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loan or Acceptance, as the case may be. If Borrower is required to so prepay any Eurodollar Loan or Acceptance, as the case may be, then concurrently with such prepayment, Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         (c) Each Lender, including the Fronting Lender, hereby agrees that if such Lender's obligation to make Eurodollar Loans or Acceptances, as the case may be, is suspended pursuant to clause (a) or if Borrower is required to prepay such Lender's Eurodollar Loans or Acceptances, as the case may be, pursuant to clause (b) then, in each case, upon the written request of Borrower, all Revolving Loans or Acceptances, as the case may be, of such

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

Lender that would, in the absence of clause (a), be made as Eurodollar Loans or created as Acceptances, as the case may be, shall instead be made as or created as, and any Eurodollar Loans or Acceptances, as the case may be, of such Lender that shall have been converted into Base Rate Loans pursuant to clause (b) shall be converted into, Revolving Loans accruing interest at a rate per annum equal to the Federal Funds Rate most recently determined by the Administrative Agent plus 0.125% plus the Applicable Margin then in effect for Eurodollar Loans.

         SECTION 4.03. Increased Costs and Reduction of Return.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (including FRB Regulation D) after the Closing Date (other than changes with respect to Taxes) or (ii) the compliance by any Lender with any guideline or order from any central bank or other Governmental Authority after the Closing Date (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in Swing Line Loans or Special Facility Obligations, or, in the case of the Fronting Lender, any increase in the cost to the Fronting Lender of Issuing or agreeing to Issue any Letter of Credit or creating or agreeing to create any Acceptance, or agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit or any unpaid maturing of any Acceptance, then Borrower shall be liable for, and shall from time to time, promptly after receipt of written demand therefor (with a copy of such demand to be sent to the Administrative Agent), accompanied by a written notice showing in reasonable detail the basis for the calculation of any such increased costs (which notice shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. References in this Section 4.03(a) to the "Closing Date" shall, for purposes of each Letter of Credit or Acceptance listed on Schedule C hereto, be deemed to refer to the date such Letter of Credit was initially issued.

         (b) If, after the Closing Date, (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority, or by NAIC or any other comparable agency charged with the interpretation or administration thereof or (iv) compliance by any Lender (or its Lending Office) or any corporation controlling any Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) the amount of such capital is increased as a consequence of its Commitment, loans, credits, participation interests or obligations under this Agreement, then, upon demand of such Lender to

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

Borrower through the Administrative Agent, accompanied by a written notice showing in reasonable detail the basis for calculation of any such amounts, Borrower shall pay to such Lender, from time to time promptly after receipt of such demand and notice as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         SECTION 4.04. Funding Losses. If (a) any payment of principal of any Eurodollar Loan is made by Borrower to or for the account of a Lender or is otherwise received by a Lender pursuant to Section 4.09 other than on the last day of the Interest Period for such Eurodollar Loan, as a result of a payment or conversion pursuant to Section 2.04, 2.06, 2.07, 2.08, 2.09, 4.02 or 4.03, as a
result of acceleration of the maturity of the Revolving Loans pursuant to
Article IX or for any other reason, or if any prepayment of Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower or if any payment of Eurodollar Loans is not made when due, (b) if any Borrowing of Eurodollar Loans is not made as a result of a withdrawn Notice of Borrowing or for any other reason (other than a default by any Lender or the Administrative Agent), (c) if any Eurodollar Loan or Base Rate Loan is not converted as a result of a withdrawn Notice of Conversion/Continuation or for any other reason (other than a default by any Lender or the Administrative Agent), or (d) if any Eurodollar Loan is not continued as a result of a withdrawn Notice of Conversion/Continuation or for any other reason (other than a default by any Lender or the Administrative Agent), Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

         SECTION 4.05. Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Required Lenders revokes such notice in writing, which Lenders constituting the Required Lenders shall do promptly upon such circumstances ceasing to exist. Upon receipt of such notice, Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Revolving Loans, as

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

proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Loans.

         SECTION 4.06. Notice from Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to Borrower (with a copy to the Administrative Agent) a notice setting forth in reasonable detail the amount payable to the Lender hereunder and the basis therefor and such notice shall be conclusive and binding on Borrower in the absence of clearly demonstrable error.

         SECTION 4.07. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.01(b), 4.01(c), 4.02 or 4.03 with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Revolving Loans affected by such event or take other action; provided, however, that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 4.07 shall affect or postpone any of the Obligations of Borrower or the right of any Lender provided in Section 4.01(b), 4.01(c), 4.02 or 4.03.

         SECTION 4.08. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice or demand required by
Section 4.01, 4.02, 4.03 or 4.04 is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Section, such Lender shall not be entitled to compensation under such Section 4.01, 4.02, 4.03 or 4.04, as the case may be, for any such amount incurred or accruing prior to the giving of such notice or demand to Borrower.

         SECTION 4.09. Replacement of Lenders. If (a) Borrower receives notice from any Lender requesting increased costs or additional amounts under Section
4.01 or 4.03, (b) any Lender is affected in the manner described in Section 4.02 or (c) a Lender becomes a Defaulting Lender, then, in each case, Borrower shall have the right, so long as no Event of Default shall have occurred and be continuing and unless, in the case of clause (a), such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 4.01 or 4.03 in respect of such conditions, to replace in its entirety such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the "Replacement Lender") acceptable to the Administrative Agent and the Fronting Lender (which acceptance, in each case, shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section 4.09, the

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Replaced Lender and the Replacement Lender shall enter into (each Replaced
Lender hereby unconditionally agreeing to enter into) one or more Assignment and Acceptances (appropriately completed), pursuant to which (i) the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and participations in Swing Line Loans and Special Facility Obligations of, the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Revolving Loans of the Replaced Lender and (B) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Section 2.1 l and (y) to the Fronting Lender, an amount equal to any portion of the Replaced Lender's funding of an unpaid drawing under a Letter of Credit or an unpaid maturing of an Acceptance as to which the Replaced Lender is then in default; and (ii) Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 3.08, 4.01, 4.02, 4.03 and 4.04 which have accrued to the date of such replacement). Upon the execution of the Assignment and Acceptance(s), the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the applicable Notes executed by Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into an Assignment and Acceptance in accordance with the foregoing, it shall be deemed to have entered into such an Assignment and Acceptance.

         SECTION 4.10. Survival. The agreements and obligations of Borrower in this Article IV shall survive the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT


         SECTION 5.01. Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Revolving Loan and the obligation of the Fronting Lender to Issue the initial Letter of Credit or create the initial Acceptance hereunder is subject to the fulfillment of the following conditions precedent to the satisfaction of the Agents (all documents to be provided in sufficient quantity so that each Lender may receive a copy):

         (a) Credit Agreement. The Agents shall have received full counterparts of this Agreement, duly executed by each party hereto.

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         (b) Resolutions; Incumbency. The Agents shall have received (i) copies of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, each other Loan Document to be delivered by Borrower and the transactions contemplated hereby and thereby, certified as of the Closing Date or a recent date prior thereto by the Secretary or an Assistant Secretary of Borrower, together with a certificate of the Secretary or Assistant Secretary of Borrower dated the Closing Date, certifying the names and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder; and (ii) copies of the resolutions of the board of directors of each of the Guarantors authorizing the delivery, execution and performance by such Guarantor of the Guaranty, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor, together with a certificate of the Secretary or Assistant Secretary of such Guarantor dated the Closing Date or a recent date prior thereto, certifying the names and true signatures of the officers of such Guarantor authorized to execute, deliver and perform the Guaranty.

         (c) Organization Documents; Good Standing. The Agents shall have received each of the following documents:

                  (i) the articles or certificate of incorporation and the bylaws of each of Borrower, each Material Subsidiary and each Guarantor, in each case, as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

                  (ii) good standing certificates for each of Borrower, each Material Subsidiary and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such entity is qualified to do business as a foreign corporation as of a recent date.

         (d) Legal Opinions. The Agents shall have received a favorable legal opinion of Simpson Thacher & Bartlett, special counsel to the Obligors, addressed to the Agents and the Lenders and dated the Closing Date, in substantially the form of Exhibit G.

         (e) Payment of Fees and Expenses. The Agents shall have received evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement, the Commitment Letter or the Fee Letter on the Closing Date, together with all reasonable and documented legal costs and expenses of the Agents to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04.

         (f) Guaranty. The Agents shall have received the Guaranty, duly executed by each Guarantor.

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

         (g) Pledge Agreement; Security Agreement. The Agents shall have received the Pledge Agreement, duly executed by Borrower, together with all certificates and instruments representing the collateral pledged thereunder and undated stock transfer powers executed in blank with respect thereto. The Agents shall have received the Security Agreement, duly executed by Borrower and each Domestic Subsidiary, together with Uniform Commercial Code financing statements (form UCC-1) executed and delivered by Borrower and such Subsidiaries, as the case may be, as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in proper form for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement.

         (h) Consummation of Stock Acquisitions and the Preferred Stock Investment. There shall have been consummated (or contemporaneously herewith will be consummated) the Stock Acquisitions and the Preferred Stock Investment and the other transactions contemplated by the Stock Purchase Agreements in accordance with applicable law and pursuant to the Stock Purchase Agreements, which Stock Purchase Agreements shall not have been amended nor shall any provision thereof have been waived by any party thereto, in each case unless such amendment or waiver is not adverse in any material respect to the interests of the Lenders, and the Stock Purchase Agreements shall have been approved by the Board of Directors of Borrower (which approval shall not have been rescinded or withdrawn) such that KKR and its affiliates, along with management and Abarco, own 100% of the capital stock of Borrower.

         (i) Equity Structure. The KKR Stock Acquisition shall have closed for $25.5 million, and the Abarco Stock Acquisition shall have closed for $3.3 million.


         (j) Preferred Stock Investment. Borrower shall have received at least $40.0 million from the issuance of new Preferred Stock.


         (k) Note Issuance. Borrower shall have received at least $110.0 million of gross proceeds from the issuance of the Senior Notes.


         (l) Other Indebtedness. All Indebtedness identified in Schedule 5.01(l), together with all interest, all prepayment premiums and all other amounts due and payable with respect thereto shall have been paid in full, all letters of credit constituting such Indebtedness shall have been (or contemporaneously therewith shall be) terminated, replaced or backstopped and all commitments in respect of such Indebtedness shall have been terminated. All guarantees and Liens securing payment of any such Indebtedness shall have been (or contemporaneously therewith shall be) released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements and other instruments as may be suitable or appropriate in connection therewith. After giving effect to the Transactions and

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

the other transactions contemplated hereby to occur on or prior to the Closing Date, Borrower and its Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness under this Agreement, (b) the Senior Notes and (c) other Indebtedness existing on the Closing Date and permitted to be outstanding under
Section 8.04 (other than clauses (h), (i), (j) and (l) thereof). After giving effect to the consummation of the Transactions, no more than $15.0 million in Revolving Loans shall have been made under this Agreement.

         (m) No Material Adverse Change. No material adverse change shall have occurred in the condition, operations, assets, business, properties, or, as of the Closing Date, prospects of Borrower and its Subsidiaries, taken as a whole, since June 30, 1998, except as disclosed in writing to the Agents and the Lenders prior to the date of this Agreement.

         (n) No Litigation. There shall have been no material litigation or administrative proceedings that would reasonably be expected to have a material adverse effect on (i) the business, assets, operations, properties, financial condition or prospects of Borrower and its Subsidiaries in each case, taken as a whole, or (ii) the ability of the parties to consummate the Transactions.

         (o) Financial Statements; Projections. The Agents and the Lenders shall have received (i) unaudited consolidated financial statements for Borrower and its Subsidiaries as of June 30, 1998, (ii) a pro forma consolidated balance sheet showing appropriate adjustments (the "Pro Forma Balance Sheet") of Borrower and its Subsidiaries after giving effect to the Transactions and (iii) projections for Borrower and its Subsidiaries for four fiscal quarters after the Closing Date, and for five years thereafter (together, the "Projections").

         (p) Solvency. The Agents shall have received (i) a written opinion of Valuation Research Corporation, addressed to the Agents and the Lenders and dated the Closing Date, as to the solvency of Borrower and its Subsidiaries taken as a whole, after giving effect to the incurrence of the Indebtedness contemplated by this Agreement and the effecting of the Transactions and the other transactions contemplated by the Stock Purchase Agreements and (ii) a Solvency Certificate, executed and delivered by the chief financial officer of Borrower and dated the Closing Date.

         (q) Insurance Certificate. The Agents shall have received a certificate of Borrower setting forth all of Borrower's and the Restricted Subsidiaries' material insurance policies, which policies shall be certified to satisfy the requirements of Section 7.06 and the requirements of the Security Agreement.

         (r) Transition Services Agreement. The Agents shall have received an executed copy of the Transition Services Agreement, which shall be in full force and effect.

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

         (s) Approvals. All necessary material governmental, shareholders' and third-party approvals in connection with the Transactions and the other transactions contemplated by the Stock Purchase Agreements, the execution, delivery and performance of this Agreement and the other Loan Documents, the execution, delivery and performance of the Senior Indenture and the Senior Notes and the execution, delivery and performance of all equity financing documents relating to the Transactions and the other transactions contemplated by the Stock Purchase Agreements shall have been duly obtained and all applicable waiting periods shall have expired without, in all such cases, any action being taken by any competent authority that restrains, prevents or imposes materially adverse conditions or material increased costs upon the consummation of the Transactions and the other transactions contemplated by the Stock Purchase Agreements.

         (t) Officers' Certificate. Each of the following statements shall be true and correct on and as of the Closing Date (and the Agents shall have received a certificate signed by a Responsible Officer of Borrower, dated as of the Closing Date, to such effect):

                  (i) after giving effect to the Transactions, the representations and warranties contained in Article VI and in each of the other Loan Documents are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

                  (ii) no Default or Event of Default exists or would result from the initial Credit Extension, the consummation of the Transactions and the other transactions contemplated by the Stock Purchase Agreements or from the grant or perfection of the Lien of the Administrative Agent and the Lenders on the collateral security provided under the Loan Documents;

                  (iii) no Material Adverse Change has occurred since June 30, 1998 and no material adverse change has occurred since June 30, 1998 with respect to the business, assets, operations, results of operations, condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries, taken as a whole except as disclosed in writing prior to the date of this Agreement;

                  (iv) neither Borrower nor any of its Subsidiaries is subject to any material litigation or governmental proceeding with respect to the Transactions and other transactions contemplated by the Stock Purchase Agreements and no injunction or restraining order exists with respect to the Transactions and such transactions; and

                  (v) the conditions set forth in clauses (h), (i), (j), (k),
         (l), (m), (n) and (s) have been satisfied.

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

Attached to such certificate shall be true and complete (as certified in such certificate) copies of the Stock Purchase Agreements, the Senior Indenture and the certificate of designation for the Preferred Stock, which certificate shall specify that none of the foregoing documents have been amended or otherwise modified except as set forth in such certificate.

         SECTION 5.02. Conditions to All Credit Extensions. The obligation of each Lender to make any Revolving Loan to be made by it (including its initial Revolving Loan), including the obligation of the Swing Line Lender to make any Swing Line Loan, and the obligation of the Fronting Lender to Issue any Letter of Credit (including the initial Letter of Credit) or create any Acceptance (including the initial Acceptance), is subject to the satisfaction of the following conditions precedent on the relevant Credit Extension Date:

         (a) Notice of Credit Extension. The Administrative Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Lender) a Notice of Borrowing or, in the case of any Issuance of any Letter of Credit, the Fronting Lender and the Administrative Agent shall have received a Notice of L/C Issuance/Amendment, as required under Section 3.02;

         (b) Continuation of Representations and Warranties. The representations and warranties in Article VI hereof and in the Loan Documents shall be true and correct in all material respects on and as of such Credit Extension Date with the same effect as if made on and as of such Credit Extension Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

         (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Credit Extension.

         Each Notice of Borrowing and Notice of L/C Issuance/Amendment (or Computerized Request) submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such notice and as of each Credit Extension Date, that the conditions in this Section
5.02 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


         Borrower represents and warrants to each Agent and each Lender that:

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

         SECTION 6.01. Corporate Existence and Power. Borrower, each Obligor and each Material Subsidiary:

         (a) is a corporation or other business entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

         (b) has the power and authority to own its assets, carry on its business and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party; and

         (c) is duly qualified as a foreign corporation or other business entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except, in the case of clauses (a) and (b) above, with respect to Material Subsidiaries, and, in the case of clause (c) above, with respect to Borrower and its Material Subsidiaries, to the extent that the failure of which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.02. Corporate Authorization; No Contravention; Binding Effect. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which Borrower is a party, the execution, delivery and performance by each other Obligor of each Loan Document to which it is a party, the granting of the Liens contemplated by the Pledge Agreement and as of the Closing Date the consummation of the Transactions, have in each case been duly authorized by all necessary corporate or other action, and do not and will not:

         (a) contravene the terms of any of Borrower's or such other Obligor's Organization Documents;

         (b) conflict with or result in any default, breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which Borrower, any Material Subsidiary or any Obligor is a party or any material order, injunction, writ or decree of any Governmental Authority to which Borrower, any Material Subsidiary, any Obligor or any of their respective material properties is subject; or

         (c) violate any material Requirement of Law applicable to Borrower, any Material Subsidiary or any Obligor or any of their respective material properties.
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

This Agreement has been duly executed and delivered by Borrower and this Agreement and each other Loan Document to which Borrower or any other Obligor is a party constitute the legal, valid and binding obligations of Borrower or such Obligor, as the case may be, enforceable against Borrower or such Obligor, as the case may be, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

         SECTION 6.03. Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower or any other Obligor of this Agreement, any other Loan Document to which Borrower or any such Obligor is a party, the granting of the Liens contemplated by the Pledge Agreement or as of the Closing Date, the consummation of the Transactions, except (a) for any thereof which have been obtained and are in full force and effect, (b) as such performance or enforcement may be subject to the exceptions set forth in Schedule 6.03 hereto and (c) as of the Closing Date with respect to the consummation of the Transactions, any of the foregoing the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.04. Litigation. Except as set forth on Schedule 6.04 hereto, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened, with respect to Borrower or any Restricted Subsidiary (i) that have, or could reasonably be expected to have, a Material Adverse Effect or
(ii) that have, or could reasonably be expected to have, a material adverse effect on the rights and remedies of the Lenders taken as a whole or on the ability of Borrower and the other Obligors to perform their material obligations under the Loan Documents taken as a whole.

         SECTION 6.05. ERISA Compliance. Except as specifically disclosed in
Schedule 6.05:

                  (a) Each Plan is in compliance in all material respects with the terms thereof and the applicable provisions of ERISA, the Code and other federal or state law except to the extent that failure to comply would not result, individually or in the aggregate, in an amount of liability that could reasonably be expected to have a Material Adverse Effect. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which could reasonably be expected to have a Material Adverse Effect if such Pension Plan were then terminated; and (iii) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.06. Regulatory Matters. Neither the making of any Credit Extension hereunder, nor the use of any proceeds thereof, will violate the provisions of Regulation T, U or X of the FRB. Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940.

         SECTION 6.07. Title to Properties. Borrower and each Restricted Subsidiary has good title to, or leasehold interests in, all property necessary for the conduct of their respective businesses free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Taxes. Borrower, the Restricted Subsidiaries and all other corporations with whom Borrower or any Restricted Subsidiary joins in the filing of a consolidated return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those not yet delinquent or which are being contested in good faith. Borrower, each of the Restricted Subsidiaries and each such other corporation with whom Borrower or any Restricted Subsidiary joins in the filing of a consolidated return have paid, or have provided adequate reserves (in the good faith judgment of the management of Borrower) in accordance with GAAP for the payment of, all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of Borrower, each of the Restricted Subsidiaries and each such other corporation with whom Borrower or any Restricted Subsidiary joins in the filing of a consolidated return. To the best knowledge of Borrower, there is no proposed tax assessment against Borrower, any Restricted Subsidiary or any such other corporation with whom Borrower or any Restricted Subsidiary joins in the filing of a consolidated return that could reasonably be expected to have a Material Adverse Effect.

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

         SECTION 6.09. Financial Condition.

         (a) The audited consolidated balance sheet of Borrower and its Subsidiaries as of September 30, 1997, and the related consolidated statements of earnings and cash flows for the Fiscal Year ended on such date and the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of June 30, 1998, and the related consolidated statements of earnings and cash flows for the nine months ended on such date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b) Since June 30, 1998, except as may have been disclosed in writing to the Lenders prior to the Closing Date, there has been no Material Adverse Change.

         SECTION 6.10. Trademarks, Copyrights, Patents and Licenses, etc. Each of Borrower and the Restricted Subsidiaries owns or is licensed or otherwise has the right to use all of the Trademarks, copyrights, patents, licenses and other rights that are reasonably necessary for the operation of each of their respective businesses, without conflict with the rights of any other Person and free of burdensome restrictions, except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Schedule 6.11 hereto.

         SECTION 6.12. Full Disclosure.

         (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Agent and/or any Lender on or before the Closing Date (i) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transactions contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.12(a), such factual information shall not include projections and pro forma financial information.

         (b) The Pro Forma Balance Sheet of Borrower and the Projections were or are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.

         SECTION 6.13. Compliance with Environmental Laws. Borrower and each of the Restricted Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                  (a) neither Borrower nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (b) to the best of Borrower's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by Borrower or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Borrower or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the August 20, 2005 in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.14. Year 2000. The Borrower has reviewed its operations and the operations of its Subsidiaries with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. The Borrower has no reason to believe that the risks associated with the Year 2000 issue could have a Material Adverse Effect.

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

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS


         So long as any Lender shall have any Commitment hereunder, or any Revolving Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         SECTION 7.01. Financial Statements. Borrower shall deliver to the Administrative Agent, with sufficient copies for each Lender:

         (a) promptly after available, but not later than 120 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of earnings, cash flows and, to the extent prepared, shareholders' equity for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally recognized independent public accounting firm ("Independent Auditor"), which report shall state that such consolidated financial statements present fairly in all material respects the financial position of Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as noted therein) (such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Borrower's or any Subsidiary's records); and

         (b) promptly after available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated balance sheet of Borrower and the Restricted Subsidiaries as of the end of such quarter and the related consolidated statements of earnings, cash flows and, to the extent prepared, shareholders' equity for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Borrower as fairly presenting in all material respects, in accordance with GAAP (subject to year-end audit adjustments), the financial position and the results of operations of Borrower and the Restricted Subsidiaries as of the date thereof.

         SECTION 7.02. Certificates; Other Information. Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

         (a) promptly when available but not later than 120 days after the end of each Fiscal Year, a certificate of the Independent Auditor, in conformity with professional auditing standards applicable to such matters, stating that in making the examination

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         necessary therefor no knowledge was obtained of any Default or Event of
         Default under Section 8.06, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of Section 7.01, financial statements prepared on a Pro Forma Basis for each Acquisition consummated during the Test Period relating to such financial statements referred to in clauses (a) and (b) of Section 7.01, together with a Compliance Certificate executed by a Responsible Officer of Borrower (or, in the case of the Test Periods ended on or about September 30, 1998, and December 31, 1998, an Interest Rate Certificate executed by a Responsible Officer of Borrower);

                  (c) within 60 days after the commencement of each Fiscal Year of Borrower, operating and related budgets of Borrower and the Restricted Subsidiaries in reasonable detail for such Fiscal Year by Fiscal Quarter as customarily prepared by management of Borrower for its internal use, setting forth the principal assumptions upon which such budgets are based;

                  (d) promptly after transmission thereof, copies of any reports filed on Forms 10-K, 10-Q, and 8-K, effective registration statements filed on Forms S-1, S-2, S-3 and S-4, and any proxy statements, as well as any substitute or similar documents to substantially the same effect as the foregoing, including, to the extent requested by the Administrative Agent, the schedules and exhibits thereto, in each case as transmitted to the SEC by Borrower or any Restricted Subsidiary (other than immaterial amendments to any such registration statement); and

                  (e) promptly, such additional information regarding the business or financial condition of Borrower or any Restricted Subsidiary as the Administrative Agent, on its own behalf or on behalf of the Required Lenders, may from time to time reasonably request in writing.

         SECTION 7.03. Notices. Borrower shall notify the Administrative Agent and each Lender of:

                  (a) promptly after a Responsible Officer of Borrower or any Restricted Subsidiary obtains actual knowledge thereof, (i) the occurrence of any event that constitutes a Default or Event of Default (including any event of default, as defined in the Senior Indenture),
         (ii) any litigation or governmental proceeding pending against Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect and (iii) any acceleration, redemption or purchase demands or notices provided by the trustee for the Senior Notes; and

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                  (b) promptly after a Responsible Officer of Borrower or any
         Restricted Subsidiary obtains actual knowledge thereof, the occurrence of any ERISA Event (but in no event more than 10 days after a Responsible Officer of Borrower obtains knowledge of such ERISA Event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any ERISA Affiliate with respect to such event.

         Each notice from Borrower under this Section 7.03 shall specify the nature of the occurrence referred to therein, the period of existence thereof and what action Borrower proposes to take with respect thereto.

         SECTION 7.04. Preservation of Corporate Existence, etc. Borrower shall, and shall cause each Restricted Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence under the laws of its state or jurisdiction of incorporation (provided that Borrower and the Restricted Subsidiaries may consummate any transaction permitted under Section 8.02), except, in the case of any such Restricted Subsidiary, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (b) preserve and maintain in full force and effect its good standing under the laws of its state or jurisdiction of incorporation and all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.05. Maintenance of Property. Borrower will, and will cause each Restricted Subsidiary to, ensure that its properties and equipment used or useful in its business, in whomsoever's possession they may be to the extent that it is within Borrower's or such Restricted Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third-party leases, except in each case to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.06. Insurance. Borrower shall maintain, and shall cause each Material Subsidiary to maintain, insurance in full force and effect, in such amounts and against such risks and in such amounts, and with such deductibles, retentions, self-insured

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amounts and co-insurance provisions, as are customarily maintained in accordance with normal industry practices.

         SECTION 7.07. Payment of Taxes. Borrower shall, and shall cause each Subsidiary to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of Borrower or any Material Subsidiary; provided, however, that neither Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of Borrower or such Subsidiary) with respect thereto in accordance with GAAP.

         SECTION 7.08. Compliance with Statutes, etc. Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects, with all applicable statutes, regulations and other Requirements of Law (including Environmental Laws) having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.09. Inspection of Property and Books and Records. Borrower shall permit, and shall cause each Material Subsidiary to permit, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower.

         SECTION 7.10. Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans for the purposes described in the recitals to this Agreement.

         SECTION 7.11. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 8.03), upon any Person becoming, after the date hereof, a Subsidiary of Borrower (other than any Unrestricted Subsidiary or (other than for purposes of Section 7.11(a)) a Restricted Subsidiary that is not a Material Subsidiary), including any Person that was a Restricted Subsidiary, but not a Material Subsidiary, but which becomes, a Material Subsidiary through internal growth or otherwise, or upon Borrower or any Subsidiary acquiring additional capital stock of any existing Subsidiary which is then pledged under the Pledge Agreement, at Borrower's expense:

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                  (a) in the event such Person is a Domestic Subsidiary,
         Borrower shall cause such Person (i) if not theretofore a party to the Guaranty, to execute a supplement to the Guaranty for the purpose of becoming a guarantor thereunder and (ii) if not theretofore a party to the Security Agreement, to execute a supplement to the Security Agreement for the purpose of becoming a grantor thereunder, together with acknowledgment copies of Uniform Commercial Code financing statements (form UCC-1) executed and delivered by such Subsidiary naming such Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement; provided, however, that no Restricted Subsidiary acquired pursuant to Section 8.03(h) (or any of its Subsidiaries) need become a party to the Security Agreement or otherwise comply with this Section 7.11(a)(ii);

                  (b) in the event such Person is (1) a Material Subsidiary that is a direct Domestic Subsidiary of Borrower or (2) a Material Subsidiary that is a direct Foreign Subsidiary of Borrower, Borrower shall, pursuant to the Pledge Agreement, pledge to the Administrative Agent for the benefit of the Lenders (free and clear of any other pledges relating to such Person or any of its Subsidiaries) all of the outstanding shares of such capital stock of such Subsidiary owned directly by it (provided, that, in the event such Subsidiary is a Foreign Subsidiary, Borrower shall not be required to pledge more than 65 % of the outstanding shares of the capital stock of such Foreign Subsidiary), along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with Section 9-115 of the Uniform Commercial Code as in effect in the State of New York or any similar law which may be applicable); and

                  (c) in the event such Person is a Material Subsidiary and a direct Foreign Subsidiary of Borrower, Borrower shall, within 60 days of such Person having become a Material Subsidiary execute and deliver a supplement to the Pledge Agreement, which supplement shall, under the law of incorporation of such Foreign Subsidiary, be effective to create and perfect a valid security interest in 65% of the outstanding shares of the capital stock of such Foreign Subsidiary, accompanied, if reasonably requested by the Agents, by legal opinions of outside counsel to Borrower in respect of such collateral, reasonably satisfactory to the Agents.

         SECTION 7.12. Transactions with Affiliates. Borrower shall, and shall cause each Restricted Subsidiary to, conduct all transactions with any of its Affiliates (other than

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Borrower and the Restricted Subsidiaries) upon terms that are substantially as favorable to Borrower or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Restricted Subsidiary; provided, however, that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR and its Affiliates for management, consulting and financial services rendered to Borrower and the Restricted Subsidiaries, and customary investment banking fees paid to KKR and its Affiliates for services rendered to Borrower or the Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the Board of Directors of Borrower and the Restricted Subsidiaries, (c) transactions expressly permitted with an Affiliate hereunder and sales and other dispositions of assets in the ordinary course of business and (d) the performance of any of the agreements listed on Schedule 7.12 amended from time to time to the extent not materially adverse to the Lenders.

         SECTION 7.13. Change in Business. Borrower shall, and shall cause its Material Subsidiaries to, taken as a whole, engage primarily in (a) the lines of business carried on by Borrower and the Restricted Subsidiaries on the Closing Date and any other business the majority of whose revenues are derived from sales of consumer products and/or (b) businesses or activities reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         SECTION 7.14. End of the Fiscal Year. Borrower will, for financial reporting purposes, cause each of the, and each of the Domestic Subsidiaries', fiscal years to end on September 30 of each year (the "Fiscal Year End") (each such period a "Fiscal Year" and references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 Fiscal Year") shall hereinafter refer to the Fiscal Year ending in the Fiscal Year End occurring during such calendar year); provided, however, that Borrower may, upon prior written notice to the Agents, change the definition of Fiscal Year End set forth above to any other date reasonably acceptable to the Agents, in which case Borrower and the Agents will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

         SECTION 7..15. Pledged Stock of Foreign Subsidiaries; Post-Closing Collateral Matters.

         (a) Supplemental Security. Within 60 days after the Closing Date, Borrower shall promptly deliver, or cause to be delivered, appropriate supplemental security documentation (consistent with the corresponding terms of the Pledge Agreement) under the law of the jurisdiction of incorporation of each Foreign Subsidiary that is a direct Material Subsidiary of Borrower to the Administrative Agent, duly executed and delivered by an Authorized Officer

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of the pledgor thereof, all in form and substance reasonably satisfactory to the
Administrative Agent.

         (b) Intellectual Property. Without limiting the obligations of Borrower and the Restricted Subsidiaries otherwise set forth herein or in the Security Agreement, Borrower shall and shall cause its Subsidiaries to take all action reasonably determined by the Agents within 60 days of the Closing Date to be necessary or desirable to perfect the Lien of the Security Agreement with respect to any material portion of the Intellectual Property Collateral (as defined in the Security Agreement) located outside the United States and for which the cost of such action is reasonable in relation to the benefit to the Lenders of taking such action in respect of the Intellectual Property Collateral to be so registered, including, without limitation, hiring local counsel or other agents to cause such security interest to be registered with any applicable Governmental Authority. All such actions shall be at the sole expense of Borrower and the Restricted Subsidiaries.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS


         So long as any Lender shall have any Commitment hereunder, or any Revolving Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

         SECTION 8.01. Limitation on Liens. Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien created under any Loan Document;

                  (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

                  (c) Liens in respect of property or assets imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

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

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (e) Liens incurred in the ordinary course of business by a Restricted Subsidiary on securities to secure repurchase and reverse repurchase obligations in respect of such securities;

                  (f) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under clause (i) of Section 9.01;

                  (g) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances not interfering in any material respect with the business of Borrower and the Restricted Subsidiaries taken as a whole;

                  (h) Liens securing obligations in respect of Capital Leases on assets subject to such leases; provided, however, that such Capital Leases are otherwise permitted hereunder;

                  (i) Liens arising solely by virtue of any statutory or common law provision relating to banks' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit account is not a cash collateral account;

                  (j) Liens existing on the date hereof securing obligations not in excess of $2,000,000 in the aggregate;

                  (k) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement, or any leases or subleases granted to others not interfering in any material respect with the business of Borrower or any Restricted Subsidiary to which the property subject to such lease or sublease relates;

                  (l) Liens (i) placed upon property, plant or equipment (other than the capital stock of any Restricted Subsidiary) used in the ordinary course of business of Borrower or any Restricted Subsidiary in connection with the acquisition thereof by Borrower or any such Restricted Subsidiary to secure Indebtedness of Borrower or a Restricted Subsidiary to pay all or a portion of the purchase price thereof (provided that (A) the Lien encumbering the property, plant or equipment so acquired does not

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         encumber any other asset of Borrower or any such Restricted Subsidiary and (B) the Indebtedness secured thereby is permitted by clause (f) of
         Section 8.04 and such acquisition was otherwise permitted by this Agreement), and (ii) existing on specific assets at the time acquired by Borrower or any Restricted Subsidiary (provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets by Borrower or such Restricted Subsidiary,
         (B) such Lien does not encumber any other asset of Borrower or any Restricted Subsidiary and (C) the Indebtedness secured thereby is permitted by clause (i) of Section 8.04 and such acquisition was otherwise permitted by this Agreement);

                  (m) any Lien placed upon the capital stock or other equity interests of any Restricted Subsidiary (other than a direct Restricted Subsidiary of Borrower) acquired under clause (h) of Section 8.03 to secure Indebtedness incurred pursuant to clause (j) of Section 8.04 to finance the acquisition of such Restricted Subsidiary by Borrower or any other Restricted Subsidiary; provided, however, that such Restricted Subsidiary has executed a supplement to the Guaranty in accordance with the provisions of Section 7.11 and clause (h) of
         Section 8.03;

                  (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (o) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Borrower or any Restricted Subsidiary; provided, however, that such Lien secures only the obligations of Borrower or such Restricted Subsidiary in respect of such letter of credit to the extent permitted under Section 8.04;

                  (p) leases or subleases granted to others not interfering in any material respect with the business of Borrower and the Restricted Subsidiaries taken as a whole;

                  (q) additional Liens (other than Liens on any collateral securing the Obligations or any capital stock of any Restricted Subsidiary) securing obligations of Borrower and the Restricted Subsidiaries so long as the aggregate amount of the obligations so secured does not exceed $25,000,000 at any time outstanding;

                  (r) any Lien arising pursuant to Section 107(1) of CERCLA, 42 U.S.C. Section 9607(1), or other Environmental Law, unless such Lien
         (i) by action of the lienholder, or by operation of law, takes priority over any subsequent Lien on the property upon which it is a Lien and
         (ii) relates to a liability of Borrower and the Restricted Subsidiaries that is reasonably likely to exceed, individually or in the aggregate, $10,000,000;

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

                  (s) the replacement, extension or renewal of any Lien permitted by clauses (a) through (m) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted under this Agreement) of the Indebtedness secured thereby; and

                  (t) Liens placed on assets of any Foreign Subsidiary to secure Indebtedness of a Foreign Subsidiary permitted pursuant to Section 8.04(g), up to an aggregate principal amount at any time of $20,000,000 and only to the extent that such Indebtedness is not guaranteed by Borrower or any Domestic Subsidiary (without duplication).

         SECTION 8.02. Consolidations and Mergers; Sales of Assets. Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, merge, consolidate or otherwise combine or liquidate with or into, or enter into or consummate any Disposition (other than any Disposition resulting from a casualty or condemnation), whether in one transaction or in a series of transactions to or in favor of, any Person, except:

                  (a) (i) any Restricted Subsidiary may merge or otherwise consolidate with Borrower (provided that Borrower shall be the continuing or surviving corporation); (ii) any Restricted Subsidiary may merge or otherwise consolidate with any other Restricted Subsidiary which is a Guarantor (provided that such Guarantor shall be the continuing or surviving corporation); (iii) any Restricted Subsidiary (the "Subject Subsidiary") (other than a Material Subsidiary) may merge or otherwise consolidate with any Restricted Subsidiary which is not a Guarantor so long as the Subject Subsidiary, when combined with all other Restricted Subsidiaries merged or consolidated in accordance with this subclause (iii), would not constitute a Material Subsidiary; (iv) any Restricted Subsidiary which is not a Guarantor may merge or otherwise consolidate with any other Restricted Subsidiary which is not a Guarantor; and (v) any Restricted Subsidiary may merge or consolidate with a Restricted Subsidiary which is not a Guarantor to the extent that the fair market value, measured at the time of such merger or consolidation, of the assets transferred in such merger or consolidation would be a permitted Investment under Section 8.03(c) or
         (i);

                  (b) any Restricted Subsidiary may sell or otherwise transfer its assets (upon voluntary liquidation or otherwise) to Borrower, and Borrower or any Restricted Subsidiary may sell or otherwise transfer its assets (upon voluntary liquidation or otherwise) to any other Restricted Subsidiary; provided, however, that Borrower and the Domestic Subsidiaries may not sell or otherwise transfer (upon voluntary liquidation or otherwise) its assets to any Subsidiary that is not a Guarantor other than (i) in the ordinary course of business as necessary to support the ordinary course operations of such Subsidiary;
         (ii) assets transferred in exchange for fair value; (iii) assets the fair

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

         value (determined in good faith by Borrower) of which, measured at the time of such transfer, would constitute permitted Investments under
         Section 8.03(c) or (i); and (iv) assets that, when aggregated with all other assets transferred pursuant to this clause (b) (iv), are not material;

                  (c) any Foreign Subsidiary may sell its accounts receivable for cash pursuant to discounting arrangements entered into in the ordinary course of its business; provided, however, that (i) such sale is without recourse to Borrower and the other Restricted Subsidiaries and (ii) the aggregate amount of all such financings outstanding at any one time, when added to the aggregate amount of Indebtedness outstanding at such time under clause (g) of Section 8.04, does not exceed $20,000,000; and

                  (d) Borrower or any Restricted Subsidiary may consummate one or more Dispositions (in addition to any thereof described in any other provision of this Section 8.02); provided, however, that (i) Borrower complies with the requirements of Section 2.08(a); (ii) such Disposition is made for fair value (as determined in good faith by Borrower); and (iii) the aggregate consideration received for all assets disposed of in Dispositions from and after the Closing Date pursuant to this clause (d) shall not exceed $50,000,000.

         SECTION 8.03. Loans, Acquisitions and Investments. Borrower shall not make, purchase, repurchase, redeem or acquire, or suffer or permit any Restricted Subsidiary to make, purchase, repurchase, redeem or acquire, any capital stock, equity interest or any obligations or other securities of, or any interest in, any Person, or make any acquisitions of any assets (including Acquisitions), or make any advance, loan, extension of credit or capital contribution to or any other investment in any Person, including any Affiliate of Borrower (collectively, "Investments"), except for:

                  (a) Investments in the form of Cash Equivalents;

                  (b) Investments in Borrower;

                  (c) Investments in (x) any Restricted Subsidiary which is a Guarantor and (y) any Restricted Subsidiary which is not a Guarantor so long as the aggregate amount of Investments made pursuant to this
         Section 8.03(c)(ii) since the Closing Date, when aggregated with the aggregate fair value of all mergers, consolidations and transfers of assets made pursuant to Sections 8.02(a)(v) and 8.02(b)(iii) since the Closing Date (in each case valued at the time of such transaction), shall not exceed $20,000,000 (exclusive of any write-down or write-off thereof);

                  (d) loans and advances to officers, directors and employees of Borrower or any Restricted Subsidiary (i) to finance the purchase of capital stock of Borrower and (ii)

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

         for additional purposes not contemplated by clause (i) above, in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $2,000,000;

                  (e) Investments existing on the date hereof and listed on
         Schedule 8.03 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause
         (e) is not increased at any time above the amount of such Investments existing on the date hereof;

                  (f) Investments constituting non-cash proceeds of the sale or other disposition of assets, so long as such Investments arise from Dispositions permitted under Section 8.02(d);

                  (g) Investments in Swap Contracts;

                  (h) Investments by Borrower or any Restricted Subsidiary constituting one or more Acquisitions (each, a "Permitted Acquisition"), so long as (i) the aggregate consideration (including cash, assumption of indebtedness, the aggregate amount to be paid under covenants not to compete (or similar agreements) and working capital deficits) paid in respect of all Permitted Acquisitions after the Closing Date does not exceed $20,000,000, (ii) such Acquisition and all transactions related thereto are consummated in accordance with applicable law, (iii) in the case of an Acquisition of capital stock or other equity interest by Borrower or a Restricted Subsidiary, such Acquisition results in the issuer of such capital stock or other equity interest becoming a Restricted Subsidiary and the Obligors and such Restricted Subsidiary comply with Section 7.11, (iv) no capital stock or other equity interest or assets acquired in connection with such Acquisition shall be subject to any Lien (other than Liens permitted by Section 8.01), (v) neither Borrower nor any Restricted Subsidiary shall assume or incur, directly or indirectly, any Indebtedness in connection with such Acquisition (other than Indebtedness otherwise permitted by Section 8.04, provided that if any of such Indebtedness shall be secured, the guaranty required by subclause (ii) of clause (h) of this
         Section 8.03 shall be equally and ratably secured), (vi) after giving effect to such Acquisition, no Event of Default or payment Default shall have occurred and be continuing and (vii) Borrower shall have delivered to the Administrative Agent and the Lenders prior to the consummation of such Acquisition (A) financial statements prepared on a Pro Forma Basis for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended immediately prior to the consummation of such Acquisition for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02 and (B) a certificate of Borrower executed by its chief financial officer demonstrating that the financial results reflected in such financial statements would comply with the requirements of Section 8.06 for the Fiscal Quarter in which such Investment is to be made (with the requirements of March 31, 1999 being deemed applicable for any such Permitted Acquisition consummated prior to March 31, 1999); provided, however, that the limitation set forth in clause (i) of this Section 8.03(h) shall not apply with respect to any Acquisition if (A) financial statements prepared on a Pro Forma Basis for the period of four consecutive Fiscal Quarters ended with the Fiscal Quarter ended immediately prior to the consummation of such Acquisition for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02 demonstrate that the pro forma ratio of Consolidated Total Debt to Consolidated EBITDA after giving effect to such Acquisition would be less than 5.0:1.0; and (B) Borrower shall have delivered a certificate executed by its chief financial officer attesting to the compliance by Borrower with the ratio set forth in subclause (A) and attaching appropriate supporting data and documentation, financial statements and calculations;

                  (i) so long as no Event of Default or payment Default exists and is continuing at the time of the making of such Investment (or would occur immediately after giving effect thereto), additional Investments by Borrower or the Restricted Subsidiaries (including in Unrestricted Subsidiaries) so long as the aggregate amount of Investments made pursuant to this Section 8.03(i) since the Closing Date, when aggregated with the aggregate fair value of all mergers, consolidations and transfers of assets made pursuant to Sections 8.02(a)(v) and 8.02(b)(iii) since the Closing Date (in each case valued at the time of such transaction), shall not exceed (exclusive of any write-down or write-off thereof) in the sum of (i) $15,000,000 plus
         (ii) the aggregate amount of net cash proceeds in respect of equity contributions made to Borrower after the Closing Date and prior to such time or issuances of equity of Borrower after the Closing Date and prior to such time (other than, in any event, any proceeds of the Preferred Stock and equity contributions made in accordance with clause
         (d)(i) of this Section 8.03 or used in accordance with clause (b) or
         (c) of Section 8.05 plus the Cumulative Consolidated Net Income Basket at the time of the making of such Investment (it being agreed that each Investment made pursuant to this clause (i) shall not be outstanding to the extent of any return or prepayment of such Investment and that any Investment that was made in compliance with this Section 8.03(i) shall not subsequently be deemed not permitted merely because Cumulative Consolidated Net Income shall have subsequently declined from that in effect at the time such Investment was made);

                  (j) Investments permitted by Section 8.05;

                  (k) Investments in or constituting Capital Expenditures permitted by Section 8.07; provided, however, that any such Capital Expenditure which constitutes an

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

         Acquisition shall comply with the provisions of subclauses (ii)-(vii) of Section 8.03(h); and

                  (l) Investments acquired by Borrower or any Restricted Subsidiary in the ordinary course of business in connection with the collection or settlement of accounts receivable.

         SECTION 8.04. Limitation on Indebtedness. Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (subject in any event to the provisions of Section 8.06):

                  (a) Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness incurred by the Company evidenced by the Senior Notes in an aggregate principal amount not to exceed $110,000,000 and any refinancing, refunding, renewal or extension thereof; provided, however, that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding renewal or extension (except to the extent otherwise permitted under this Section 8.04),
         (ii) the stated maturity and the weighted average life to maturity is not shortened, (iii) the direct and contingent obligors with respect to such Indebtedness are not changed (except to the extent otherwise permitted by this Section 8.04), and (iv) the covenants, events of default, redemption provisions, required repurchase provisions and voting provisions are not more onerous to Borrower and the Restricted Subsidiaries or more adverse to the Lenders in any material respect than the Senior Notes and the Senior Notes Indenture;

                  (c) unsecured Indebtedness between Borrower and the Restricted Subsidiaries and Indebtedness between Restricted Subsidiaries; provided, however, that any Indebtedness of Borrower or any Guarantor to any non-Guarantor Subsidiary incurred pursuant to this Section 8.04(c) shall be subordinated to the Obligations on terms acceptable to the Agents;

                  (d) Contingent Obligations in respect of obligations that are permitted to be incurred under this Agreement (other than obligations that are permitted to be incurred under clause (c) of Section 8.02); provided, however, that (i) in the event any primary obligation to which any such Contingent Obligation relates is subordinated to Indebtedness under a Loan Document, such Contingent Obligation is subordinated to the same extent, (ii) Contingent Obligations (without duplication) of Borrower and the Domestic Subsidiaries in respect of obligations incurred by Foreign Subsidiaries shall not exceed $20,000,000 at any one time outstanding less the principal amount of any such Indebtedness which is secured by a Lien permitted pursuant to
         Section 8.01(t)

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

         and (iii) no Guarantor may guarantee any Indebtedness incurred under clause (b) of this Section 8.04;

                  (e) Indebtedness outstanding on the date hereof of Borrower and the Domestic Subsidiaries and listed on Schedule 8.04 (which shall not include the Senior Notes) and any refinancing, refunding, renewal or extension thereof; provided, however, that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except to the extent otherwise permitted under this Section 8.04) and
         (ii) the direct and contingent obligors with respect to such Indebtedness are not changed (except to the extent otherwise permitted under this Section 8.04);

                  (f) Indebtedness of Domestic Subsidiaries described in clause
         (1)(i) of Section 8.01 or constituting Capitalized Lease Liabilities; provided, however, that the aggregate amount of such Indebtedness (including the aggregate amount of Capitalized Lease Liabilities under all Capitalized Leases) shall not exceed $20,000,000 at any one time outstanding;

                  (g) Indebtedness of Foreign Subsidiaries in an aggregate amount at any one time outstanding, which, when added to the aggregate amount of financings outstanding at such time under clause (c) of
         Section 8.02, does not exceed $20,000,000;

                  (h) unsecured Indebtedness of Borrower (i) which does not have any scheduled principal payment (including any sinking fund requirement) prior to August 20, 2005, (ii) which has pricing terms, covenants, representations and defaults, which, taken as a whole, are not more burdensome or restrictive on Borrower than the pricing terms, covenants, representations and defaults provided in this Agreement and
         (iii) such Indebtedness may only be incurred to the extent that the Revolving Commitments shall be concurrently reduced in an amount equal to all the net proceeds of such Indebtedness pursuant to Section 2.08(b);

                  (i) (i) Indebtedness of a Person that becomes a Restricted Subsidiary after the Closing Date as the result of an Investment permitted under clause (h) of Section 8.03; provided, however, that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof, (B) such Indebtedness is not guaranteed in any respect by Borrower or any other Restricted Subsidiary and (C) the aggregate amount of such Indebtedness and all Indebtedness outstanding under clause (j) immediately below shall not exceed $20,000,000 in the aggregate at any one time outstanding; provided, however, that the limitation set forth in this subclause (i)(C) shall not apply with respect to the incurrence of any Indebtedness if (I) financial statements prepared on a Pro Forma Basis for the period of four consecutive Fiscal Quarters ended with the Fiscal Quarter ended immediately prior to the incurrence of such Indebtedness for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02 demonstrate that the pro forma ratio of Consolidated Total Debt to Consolidated EBITDA after giving effect to the incurrence of such Indebtedness would be less than 5.0:1.0; and (II) Borrower shall have delivered a certificate executed by its chief financial officer attesting to the compliance by Borrower with the ratio set forth in subclause (I) and attaching appropriate supporting data and documentation, financial statements and calculations, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in the immediately preceding clause (i); provided, however, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except to the extent otherwise permitted by this Section 8.04) and (2) the direct and contingent obligors with respect to such Indebtedness are not changed (except to the extent otherwise permitted by this Section 8.04);

                  (j) (i) Indebtedness of Borrower incurred to finance a Permitted Acquisition under clause (h) of Section 8.03; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (j) and pursuant to clause (i) of Section 8.04 immediately above shall not exceed $20,000,000 in the aggregate at any one time outstanding; provided, further, however, that the limitation set forth in this subclause (i) shall not apply with respect to the incurrence of any Indebtedness if (A) financial statements prepared on a Pro Forma Basis for the period of four consecutive Fiscal Quarters ended with the Fiscal Quarter ended immediately prior to the incurrence of such Indebtedness for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02 demonstrate that the pro forma ratio of Consolidated Total Debt to Consolidated EBITDA after giving effect to the incurrence of such Indebtedness would be less than 5.0:1.0; and (B) Borrower shall have delivered a certificate executed by its chief financial officer attesting to the compliance by Borrower with the ratio set forth in subclause (A) and attaching appropriate supporting data and documentation, financial statements and calculations and (ii) to the extent such Permitted Acquisition results in a Person becoming a Restricted Subsidiary and such Restricted Subsidiary executes a supplement to the Guaranty in accordance with the provisions of clause (h) of Section 8.03, Contingent Obligations of Guarantors in respect of guarantees of the Indebtedness described in the immediately preceding subclause (i);

                  (k) Contingent Obligations incurred in the ordinary course of business in respect of obligations of customers, suppliers, franchisees and licensees; and

                  (l) additional unsecured Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

         SECTION 8.05. Restricted Payments. Borrower shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or pay, prepay, purchase, redeem or defease the principal of the Senior Notes (or any refinancing thereof), and Borrower shall not permit any Restricted Subsidiary to purchase, redeem or otherwise acquire for value any shares of any class of capital stock of Borrower, any other Restricted Subsidiary (except shares thereof owned by Borrower or any Restricted Subsidiary) or such Restricted Subsidiary (other than (i) of its shares held by Borrower or any other Restricted Subsidiary and (ii) in pro rata redemption or repurchases of its common stock), as the case may be, now or hereafter outstanding (or any warrants, rights or options to acquire such shares), and Borrower shall not permit any of the Restricted Subsidiaries to pay, prepay, purchase, redeem or defease principal of the Senior Notes (or any refinancing thereof) (any such transaction described in the foregoing (other than any exception to any of the foregoing described transactions) being herein referred to as a "Restricted Payment"), except that, so long as before and after giving effect to any such Restricted Payment no Event of Default or payment Default shall have occurred, Borrower may:

                  (a) declare and make dividends or other distributions payable solely in shares of its capital stock and any Subsidiary may make pro rata dividends or distributions;

                  (b) purchase, redeem or otherwise acquire (i) shares of Common Stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of Common Stock and (ii) shares of Preferred Stock with a portion of the proceeds received from the substantially concurrent issuance of new shares of Common Stock or preferred stock in an aggregate amount not to exceed the proceeds received by Borrower from such issuance;

                  (c) redeem, defease or otherwise prepay or retire the Senior Notes (any such transaction, a "Senior Note Redemption") in an aggregate amount not to exceed at any time the aggregate amount of net cash proceeds in respect of equity contributions made to Borrower after the Closing Date and prior to such time or issuances of equity of Borrower after the Closing Date and prior to such time (other than, in any event, any proceeds of the Preferred Stock and equity contributions made in accordance with clause (d)(i) of Section 8.03 or used in accordance with clause (b) of this Section 8.05 or clause (i) of
         Section 8.03);

                  (d) redeem or exchange in whole or in part any capital stock of Borrower for another class of capital stock or rights to acquire such other class of capital stock of Borrower; provided, however, that such other class of capital stock contains terms and provisions (taken as a whole) at least as advantageous to the Lenders as those contained in the capital stock redeemed or exchanged thereby;

                  (e) repurchase or redeem shares of its capital stock (together with options or warrants in respect of any thereof) held by the officers, directors and employees of Borrower (or former officers, directors or employees of Borrower subsequent to such Person's death, disability or termination) (in each case other than any Affiliate of Abarco and its successors and assigns), so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements all as in effect on the Closing Date;

                  (f) make any Restricted Payment, to the extent that (i) Borrower shall have delivered to the Administrative Agent (A) financial statements prepared on a Pro Forma Basis for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Sections 7.01 and 7.02 and (B) a certificate of Borrower executed by its chief financial officer demonstrating that the financial results reflected in such financial statements would (1) comply with the requirements of clauses (a) and (b) of Section 8.06 for the Fiscal Quarter in which such Restricted Payment is to be made (with the requirements of March 31, 1999 being deemed applicable for any such Restricted Payment made prior to March 31, 1999) and (2) satisfy a requirement that the ratio of Consolidated Total Debt as at the end of such period to Consolidated EBITDA for such period be less than 4.0 to
         1.0 and (ii) the aggregate amount expended by Borrower pursuant to this clause (h) shall not at the time of the making of any Restricted Payment pursuant to this clause (h) exceed the Cumulative Consolidated Net Income Basket in effect at such time;

                  (g) effect any Senior Note Redemption made at any such time during which no Revolving Loans are outstanding immediately prior to and immediately after giving effect to such Senior Note Redemption, but only to the extent that concurrently therewith Borrower makes a permanent reduction in the Revolving Commitments pursuant to Section
         2.06 in the amount of such Senior Note Redemption; and

                  (h) exchange Senior Notes for Borrower's capital stock upon the surrender thereof by the holder thereof.

          SECTION 8.06. Financial Covenants. Borrower shall not permit:

                  (a) the ratio of Consolidated EBITDA for any Test Period ending on or about any date set forth below to Consolidated Interest Expense for such Test Period to be less than the ratio set forth opposite such date:

                   Date                                        Ratio
                   ----                                        -----
                   March 31,1999                            1.10 : 1.00
                   June 30, 1999                            1.25 : 1.00
                   September 30, 1999                       1.25 : 1.00
                   December 31, 1999                        1.50 : 1.00
                   March 31, 2000                           1.50 : 1.00
                   June 30, 2000                            1.50 : 1.00
                   September 30, 2000                       1.75 : 1.00
                   December 31, 2000                        1.75 : 1.00
                   March 31, 2001                           1.75 : 1.00
                   June 30, 2001                            1.75 : 1.00
                   September 30, 2001                       2.00 : 1.00
                   December 31, 2001                        2.00 : 1.00
                   March 31, 2002                           2.00 : 1.00
                   June 30, 2002                            2.00 : 1.00
                   September 30, 2002
                     and the last day of each
                     December, March, June and
                     September thereafter                   2.50 : 1.00

                  (b) the ratio (the "Leverage Ratio") of Consolidated Total Debt as at the last day of any Test Period ending on or about any date set forth below to Consolidated EBITDA for such Test Period, determined on a Pro Forma Basis for each Acquisition and Disposition consummated during such Test Period, to be greater than or equal to the ratio set forth opposite such date:

                   Date                                        Ratio
                   ----                                        -----
                   March 31, 1999                           6.95 : 1.00
                   June 30, 1999                            6.50 : 1.00
                   September 30, 1999                       5.50 : 1.00
                   December 31, 1999                        5.50 : 1.00
                   March 31, 2000                           5.50 : 1.00
                   June 30, 2000                            5.50 : 1.00
                   September 30, 2000                       5.50 : 1.00
                   December 31, 2000                        5.00 : 1.00

                   March 31, 2001                           5.00 : 1.00
                   June 30, 2001                            5.00 : 1.00
                   September 30, 2001                       5.00 : 1.00
                   December 31, 2001                        4.50 : 1.00
                   March 31, 2002                           4.50 : 1.00
                   June 30, 2002                            4.50 : 1.00
                   September 30, 2002
                     and the last day of each
                     December, March, June and
                     September thereafter                   4.00 : 1.00

         SECTION 8.07. Capital Expenditures. (a) Borrower sh not permit any Restricted Subsidiary to, make any Capital Ex would cause the aggregate amount of all Capital Expenditures and the Restricted Subsidiaries in the 1999 Fiscal Year of Borrower and each Fiscal Year thereafter to exceed an amount equal to 4% of the consolidated net sales of Borrower and the Restricted Subsidiaries for the immediately preceding Fiscal Year; provided, however, that, in determining such consolidated net sales, (A) the net sales of any business or Person acquired by Borrower or any Restricted Subsidiary during such immediately preceding Fiscal Year pursuant to a Permitted Acquisition shall be determined as if such business or Person had been so acquired on the first day of such immediately preceding Fiscal Year and (B) the net sales of any business or Person sold or otherwise disposed of by Borrower and the Restricted Subsidiaries during such immediately preceding Fiscal Year shall be eliminated from such consolidated net sales, in each case based on assumptions believed by Borrower in good faith to be reasonable.

         (b) Notwithstanding anything to the contrary contained in clause (a) above, Borrower and the Restricted Subsidiaries may in any Fiscal Year make Capital Expenditures (in addition to the Capital Expenditures permitted to be made pursuant to clause (a) above) equal to an aggregate amount equal to 4% of the excess, if any, of (i) the increase (if any) in consolidated net sales of Borrower and the Restricted Subsidiaries for such Fiscal Year attributable to businesses and Persons acquired during such Fiscal Year pursuant to Permitted Acquisitions over (ii) the decrease (if any) in such consolidated net sales attributable to businesses and Persons sold or otherwise disposed of by Borrower and the Restricted Subsidiaries during such Fiscal Year.

         (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, to the extent that Capital Expenditures made by Borrower and the Restricted Subsidiaries during any Fiscal Year are less than the maximum amount permitted to be made for such Fiscal Year pursuant to clauses (a) and (b) above, 100% of such unused amount (each such amount, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year in the event the amount permitted pursuant to clauses (a) and (b) in such succeeding Fiscal Year have been used (it being understood and agreed that no carry-forward amount may be carried forward beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose and that no portion of the carry-forward amount available for any Fiscal Year may be used until the entire amount of Capital Expenditures permitted to be made in such Fiscal Year (without giving effect to such carry-forward amount) shall be made).

         SECTION 8.08. Amendments. Borrower shall not amend or modify, and shall not permit or suffer to exist the amendment or other modification of, the Senior Notes and the Senior Indenture (or any refinancing thereof) or the certificate of designation for the Preferred Stock (or any capital stock issued in exchange or redemption therefor) in a manner materially adverse to the Lenders.


                                   ARTICLE IX

                                EVENTS OF DEFAULT


         SECTION 9.01. Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. Borrower fails to make (i) when and as required to be made herein, payments of any amount of principal of any Revolving Loan or Acceptance or (ii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by Borrower or any Restricted Subsidiary made or deemed made herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement by Borrower, any Restricted Subsidiary or any Responsible Officer, furnished at any time under this Agreement or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. Borrower fails to perform or observe any term, covenant or agreement contained in any of clause (a)(i) of
         Section 7.03 or Sections 8.01 through 8.08 or Section 8 of the Pledge Agreement or Section 4 of the Security Agreement; or

                  (d) Other Defaults. Borrower or any other Obligor fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is received by Borrower or such Obligor, as applicable, from the Administrative Agent or the Required Lenders; or

                  (e) Cross-Default. Borrower or any Restricted Subsidiary (i)
         (A) fails to make any payment in respect of any Indebtedness (other than the Obligations or Indebtedness described in clause (c) of Section 8.04) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or (B) fails to perform or observe any other condition or covenant, or (except in the case of Indebtedness consisting of any Swap Contract) any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of Indebtedness consisting of Contingent Obligations, to become due and payable and
         (ii) the aggregate amount of such Indebtedness, together with the aggregate amount of all other Indebtedness in default for failure to make payment or the maturity of which has been declared, or could be so declared, to be so due and payable, equals or exceeds $9,000,000; or

                  (f) Insolvency; Voluntary Proceedings. Borrower or any Material Subsidiary (or group of Restricted Subsidiaries that as of the latest audited financial statements of Borrower and the Restricted Subsidiaries would constitute a Material Subsidiary) (i) makes a general assignment for the benefit of creditors or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Material Subsidiary (or group of Restricted Subsidiaries that as of the latest audited financial statements of Borrower and the Restricted Subsidiaries would constitute a Material Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of Borrower's or any Material Subsidiary's (or group of Restricted Subsidiaries that as of the latest audited financial statements of Borrower and the Restricted Subsidiaries would constitute a Material Subsidiary) properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower or any Material Subsidiary (or group of Restricted Subsidiaries that as of the latest audited financial statements of Borrower and the Restricted Subsidiaries would constitute a Material Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower or any Material Subsidiary (or group of Restricted Subsidiaries that as of the latest audited financial statements of Borrower and the Restricted Subsidiaries would constitute a Material Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

                  (i) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Borrower or any Restricted Subsidiary involving in the aggregate a liability (to the extent not paid or covered by insurance provided by a reputable and creditworthy carrier that has acknowledged liability in writing) of $9,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof; or

                  (j) Change of Control. There occurs any Change of Control; or

                  (k) Collateral. Any material provision of the Pledge Agreement or the Security Agreement shall for any reason (other than as a result of acts or omissions of the Administrative Agent or any Lender) cease to create a valid security interest in the collateral purported to be covered thereby or any material provision of the Pledge Agreement or the Security Agreement or the Guaranty shall cease to be valid and binding on or enforceable against Borrower or any other Obligor party thereto, or Borrower or any other Obligor shall deny or disaffirm in writing its obligations under the Pledge Agreement or the Security Agreement or the Guaranty.

         SECTION 9.02. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

                  (a) declare the commitment of each Lender to make Loans, any obligation of the Swing Line Lender to make Swing Line Loans and any obligation of the Fronting Lender to Issue Letters of Credit or create Acceptances to be terminated, whereupon such commitments shall be terminated;

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                  (b) (i) declare an amount equal to the sum of (x) the
         aggregate face amount of all unmatured Acceptances and (y) the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, Borrower being obligated to cash collateralize all such obligations immediately, and/or (ii) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and/or

                  (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in clause (f) or (g) of Section 9.01 with respect to Borrower (in the case of clause (g)(i), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Revolving Loans and any obligation of the Fronting Lender to Issue Letters of Credit or create Acceptances shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid and an amount equal to the sum of (x) the aggregate face amount of all unmatured Acceptances and
         (y) the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable (Borrower being automatically immediately obligated to cash collateralize all such Obligations) without further act of the Administrative Agent, the Fronting Lender or any Lender.

         SECTION 9.03. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                    ARTICLE X

                                   THE AGENTS


         SECTION 10.01. Appointment and Authorization; Administrative Agent. (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes

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the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or any other Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or any other Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each Lender hereby irrevocably (subject to Section 10.09) appoints the Fronting Lender to act on behalf of the Lenders with respect to any Letters of Credit Issued by it, any Acceptances created by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Fronting Lender with respect thereto; provided, however, that the Fronting Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Fronting Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it, Acceptances created by it or proposed to be created by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X, included the Fronting Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Fronting Lender.

         SECTION 10.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         SECTION 10.03. Limitation on Liability of Agents and Agent-Related Persons. None of the Agents or Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or bad faith) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of

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Borrower, or any officer thereof, contained in this Agreement or in any other
Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any other Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral security, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent or Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

         SECTION 10.04. Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         SECTION 10.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a

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"notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall, subject to the provisions of this Article X, take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Article IX (other than any such action which may conflict with applicable law); provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders (except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders).

         SECTION 10.06. Credit Decision. Each Lender acknowledges that none of the Agents or Agent-Related Persons has made any representation or warranty to it, and that no act by the Agents hereafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent or Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, the value of and title to any collateral security, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agents or Agent-Related Persons.

         SECTION 10.07. Indemnification of Agents and Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, the Lenders shall identify upon demand the Agents and Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), in accordance with its Total Percentage or, if indemnification is sought after Commitments are terminated or expire, the Total Percentages in effect immediately prior to such termination or

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expiration, or, if indemnification or reimbursement is sought after Revolving
Loans are paid in full, the Total Percentages in effect immediately prior thereto from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agents or Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share, in accordance with its Total Percentage or, if reimbursement is sought after the commitments have terminated or expired, the Total Percentages in effect immediately prior to such termination or expiration or, if indemnification or reimbursement is sought after Revolving Loans are paid in full, the Total Percentages in effect immediately prior thereto of any costs or out-of-pocket expenses (including legal costs and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         SECTION 10.08. Agents in Individual Capacity. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though the applicable Agent-Related Person were not the Lead Arranger, Administrative Agent, Documentation Agent or Fronting Lender hereunder or in connection herewith and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Agent-Related Persons may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary) and acknowledge that each such Agent-Related Person shall be under no obligation to provide such information to them. With respect to its Revolving Loans, the applicable Agent-Related Person shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Lead Arranger, Administrative Agent, Documentation Agent or Fronting Lender, as the case may be, and the terms "Lender" and "Lenders" include the applicable Agent-Related Person in its individual capacity.

         SECTION 10.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by Borrower, which approval shall not be unreasonably withheld. If no successor agent is

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appointed prior to the effective date of the resignation of the Administrative
Agent, the Administrative Agent may appoint, after consulting with the Agents, the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 10.10. Withholding Tax. (a) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 pursuant to clause (i) of Section 4.1(d) and such Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

         (b) If any Lender claiming exemption from United States withholding tax by providing IRS Form 4224 to the Administrative Agent sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (i) of Section 4.01(d) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

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         (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including legal costs and expenses). The obligation of the Lenders under this clause shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         SECTION 10.11. Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Pledge Agreement or the Security Agreement that may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

         (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (i) any security interest or Lien granted to or held by the Administrative Agent upon any collateral security (A) upon termination of the Commitments and Letters of Credit, the maturity of the Acceptances and payment in full in cash of all principal of and interest on the Revolving Loans, all fees payable pursuant to Sections 2.11 and 11.04, all Special Facility Obligations (including interest thereon) and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) constituting property in which Borrower or any Subsidiary of Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (D) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (E) if approved, authorized or ratified in writing by the Required Lenders or, if required by
Section 11.01, the Supermajority Lenders or each Lender, as applicable, and (ii) any Guarantor from its obligations under the Guaranty in the event such Guarantor is not required to be a Guarantor pursuant to the terms of this Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral security pursuant to this Section 10.11.

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         SECTION 10.12. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice of request required to be given to the Administrative Agent by Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by Borrower). The Administrative Agent will distribute to each Lenders each document or instrument received and copies of all other communications received by the Administrative Agent in each case from Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS


         SECTION 11.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Borrower and Required Lenders and acknowledged by the Administrative Agent (or signed by Borrower and the Administrative Agent at the written request of Required Lenders) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition:

                  (a) no such waiver, amendment or consent shall (i) forgive any principal of any Revolving Loan or extend the final scheduled maturity date of any Revolving Loan (it being understood that any waiver or amendment of any installment or prepayment or the method of application of any prepayment to the amortization of the Obligations shall not constitute such an extension), or forgive any interest or reduce the stated rate or change the scheduled time of payment of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or change the final expiration date of any Lender's Commitments or increase the aggregate amount of the Commitments of any Lender, in each case without the consent of the Lender holding such Revolving Loan, to whom such interest or fee is payable or having such Commitments, or (ii) amend, modify or waive any provision of this Section 11.01 or reduce the percentages specified in the definitions of the terms "Required Lenders" or "Supermajority Lenders", or consent to the assignment or transfer by Borrower of its rights and obligations under any Loan Document to which it is a party, in each case without the consent of each Lender directly and adversely affected thereby, or (iii) release all or substantially all the collateral security provided under the Pledge Agreement and the Security Agreement, in each case without the consent of the Supermajority Lenders;

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                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Fronting Lender (in addition to the Lenders required under this Section to sign such amendment, waiver or consent), adversely affect the rights or duties of the Fronting Lender under this Agreement, any Letter of Credit, any Acceptance or any other document relating to any Letter of Credit Issued or to be Issued by it or any Acceptance created or to be created by it;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent (in addition to the Lenders required under this Section to sign such amendment, waiver or consent), adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

                  (d) the Fee Letter may not be amended, nor may the rights or privileges thereunder be waived, except in a writing executed by the parties thereto.

         SECTION 11.02. Notices. (a) Except to the extent otherwise expressly provided herein, all notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, however, that any matter transmitted to or by Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower and the Administrative Agent.

         (b) All such notices, requests and communications shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, except that notices pursuant to Articles II, III or Article X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the Fronting Lender shall not be effective until actually received by the Fronting Lender at the address specified for the "Fronting Lender" on Schedule 11.02.

         (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of Borrower to

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repay the Revolving Loans and Special Facility Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

         SECTION 11.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. All remedies provided in this Agreement are cumulative, and not exclusive of other remedies, at law or otherwise.

         SECTION 11.04. Costs and Expenses. Borrower shall:

         (a) pay or reimburse each Agent, the Swing Line Lender and the Fronting Lender, as the case may be (subject to clause (e) of Section 5.01) promptly for all reasonable and documented costs and expenses incurred by such Person in connection with the development, preparation, delivery, execution and closing of, and all reasonable and documented costs and expenses incurred by such Person in connection with the administration and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable and documented fees, costs and expenses of outside counsel incurred by such Person with respect thereto; and

         (b) pay or reimburse each Agent and each Lender promptly for all reasonable and documented costs and expenses, including reasonable and documented legal fees, costs and expenses, incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Revolving Loans (including in connection with any "workout" or restructuring regarding the Revolving Loans, and including in any Insolvency Proceeding or appellate proceeding).

         SECTION 11.05. Borrower Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify, defend and hold each Agent, each Agent-Related Person, each Lender and each of their respective officers, directors, trustees, employees and agents (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable and documented legal fees, costs and expenses) of any kind or nature whatsoever which may at

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any time (including at any time following repayment of the Revolving Loans, the termination of the Letters of Credit, the maturity of the Acceptances and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Revolving Loans, Letters of Credit, the Acceptances or the use of the proceeds thereof, whether or not Borrower or any Affiliate of Borrower or any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to (i) Indemnified Liabilities to the extent determined by a court of competent jurisdiction in a final judgment to have resulted from such Person's gross negligence or willful misconduct or (ii) claims among the Agents and the Lenders other than to the extent arising out of or as a result of any direct or indirect act or omission of Borrower or any Guarantor or any officer, director, affiliate or employee thereof.

         No Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any of Borrower or its security holders or creditors related to or arising out of or in connection with the Commitment Letter, the Fee Letter, this Credit Agreement, the Credit Extensions hereunder, the use of proceeds of any such Credit Extension, any of the Transactions or any related transaction or the engagement of the Agents pursuant to, or the performance by any Indemnified Person of the services contemplated hereby, except to the extent found by a court of competent jurisdiction to have resulted from such Indemnified Person's willful misconduct or gross negligence and except for any claim for breach of contract (other than claims of consequential, exemplary or indirect damages).

         Without the Agents' prior written consent, neither Borrower nor any of its Affiliates or Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or would reasonably be expected to be sought under the indemnification provisions hereof, unless such settlement, compromise or consent includes an unconditional written release in form and substance satisfactory to the Indemnified Persons of each Indemnified Person from all liability arising out of such claim, action or proceeding and covered by such settlement. The Agents agree not to effect the settlement of any action, claim or proceeding for which indemnification has been sought hereunder unless Borrower shall have given its prior consent thereto (not to be unreasonably withheld, delayed or conditioned) or unless Borrower shall be in breach of its obligations under this Section 11.05.

         (b) Survival. The obligations in this Section shall survive payment of all other Obligations.

         SECTION 11.06. Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Revolving Loan Percentage of any amount so recovered from or repaid by the Administrative Agent.

         SECTION 11.07. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         SECTION 11.08. Assignments, Participations, etc. (a) Any Lender may, with the prior written consent of Borrower, the Administrative Agent and the Fronting Lender (which consents shall not be unreasonably withheld, delayed or conditioned) at any time assign and delegate to one or more Eligible Assignees (provided that no consent of Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) all or any part of the Revolving Loans, the Revolving Commitments and the Special Facility Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of the lesser of $5,000,000 (or such lesser amount as may be agreed to by Borrower and the Administrative Agent in their sole and absolute discretion) and the full remaining amount of such Lender's Revolving Loans, Revolving Commitments or Special Facility Obligations (except that no such minimum shall be applicable on an assignment to a Lender or an Affiliate of a Lender); provided, however, that Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Eligible Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Eligible Assignee, shall have been given to Borrower and the Administrative Agent by such Lender and the Eligible Assignee; (ii) such Lender and its Eligible Assignee shall have delivered to Borrower, the Lead Arranger and the

Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Eligible Assignee (in each case, other than in connection with any assignment by Merrill Lynch Capital Corporation or its Affiliates) has paid to the Administrative Agent a registration and processing fee in the amount of $3,500.

         (b) Upon the request of the Eligible Assignee, solely to facilitate the pledge or assignment of its Revolving Loans to any Federal Reserve Bank, Borrower shall issue Notes to the Eligible Assignee. Upon the request of the assignor Lender, if applicable, solely to facilitate the pledge or assignment of its Revolving Loans to any Federal Reserve Bank, Borrower shall issue a reduced Note to such assignor in exchange and replacement for its then existing Note.

         (c) The Administrative Agent, on behalf of Borrower, shall maintain at the address of the Administrative Agent specified on Schedule 11.02 (or at such other address as may be designated by the Administrative Agent from time to time in accordance with Section 11.02) a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Revolving Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Revolving Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower, any Lender or any Agent at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (and consented to by the Administrative Agent and, in the case of Revolving Commitments and Special Facility Obligations, by the Fronting Lender and, in the case of an Eligible Assignee that is not an Affiliate of the assigning Lender, by Borrower (in each case such consent not to be unreasonably withheld)) together with payment to the Administrative Agent of the registration and processing fee described in clause
(a)(iii), the Administrative Agent shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. Immediately upon the recordation of such information in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

         (e) Any Lender may at any time sell to one or more commercial Lenders or other Persons not Affiliates of Borrower (a "Participant") participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations;
(iii) Borrower, the Fronting Lender and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents; and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require the consent of the Originating Lender as an affected Lender as described in clause (a)(i) of Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, but shall not be entitled to any greater amount than would be payable to the original Lender if no participation had been made, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         (f) Subject to Section 11.09, Borrower authorizes each Lender to disclose to any Eligible Assignee or Participant (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and its Affiliates that has been delivered to such Lender by or on behalf of Borrower in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to such Transferee or prospective Transferee becoming a party to this Agreement; provided, however, that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a confidentiality agreement containing substantially similar terms to the terms specified in Section 11.09.

         (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
Section 203.14, or any successor thereto, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         SECTION 11.09. Confidentiality. Each Lender agrees to maintain, in accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of Borrower or any Subsidiary, or by the Administrative Agent on Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document ("Confidential Information"), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or (ii) was or becomes available on a non-confidential basis from a source other than Borrower; provided, however, that such source is not bound by a confidentiality agreement with Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section 11.09; (G) to any Participant or Assignee, actual or potential; provided, however, that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder; and (H) to its Affiliates who have been advised that such information is confidential pursuant to this Section
11.09. Unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided, however, that in no event shall the Administrative Agent or any Lender be obligated to return any materials furnished by Borrower or any of its Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to Borrower or the Facilities entered into prior to the date hereof.

         SECTION 11.10. Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness, credits or claims (in each case, in any currency and whether direct or indirect, absolute or contingent, matured or unmatured) at any time owing by such Lender (or any branch or agency thereof) to or for the credit or the account of Borrower against any and all Obligations then due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise). Each Lender agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 11.11. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         SECTION 11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         SECTION 11.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         SECTION 11.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Lenders, each Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         SECTION 11.15. Governing Law and Jurisdiction. (a) THIS AGREEMENT, THE NOTES AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE

SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 11.16. Waiver of Jury Trial. BORROWER, THE LENDERS AND THE AGENTS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENTS.

         SECTION 11.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower, the Lenders and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.



                              EVENFLO COMPANY, INC.


                              By:
                                  --------------------------------
                                  Name:
                                  Title:

                              MERRILL LYNCH & CO.,
                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED,
                                 as Lead Arranger and Syndication Agent


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Administrative Agent


                              By:
                                 ------------------------------
                                  Name:
                                  Title:

                              DLJ CAPITAL FUNDING, INC.,
                              as Documentation Agent


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              MERRILL LYNCH CAPITAL
                              CORPORATION, as a Lender


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as a Lender


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              DLJ CAPITAL FUNDING, INC., as a Lender


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                          [FORM OF NOTICE OF BORROWING]


To: Bank of America National Trust and Savings Association ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the various financial institutions (collectively, the "Lenders") from time to time parties to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the Lenders, the Administrative Agent, BofA, as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent.

Ladies and Gentlemen:

         The undersigned, pursuant to Sections 2.03 and 5.02 of the Credit Agreement (terms defined therein being used herein as therein defined), hereby gives you notice irrevocably of the Credit Extension specified below:

               1. The Business Day of the proposed Credit Extension is
         ________.

               2. The Borrowing is to be a [Revolving Loan] [Swing Line Loan] in an aggregate principal amount of $______, comprised of 1[Eurodollar Loans having an Interest period of [one] [two] [three] [six] [nine] [twelve] month(s)] [Base Rate Loans].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Credit Extension, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties of Borrower and the other Obligors contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly

-----------------------

a Insert appropriate interest rate option and, if applicable, the number of months with respect to Eurodollar Loans. Note that Swing Line Loans must be made as Base Rate Loans.

         refer to an earlier date, in which case they are true and correct as of such earlier date);

               (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Credit Extension; and

               (c) the proposed Credit Extension will not (i) cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding Swing Line Loans plus the aggregate amount of all outstanding Special Facility Obligations to exceed the combined Revolving Commitment of the Lenders, (ii) cause the aggregate principal amount of all outstanding Swing Line Loans to exceed the Swing Line Commitment of the Swing Line Lender or (iii) cause the aggregate amount of all Special Facility Obligations to exceed the Special Facility Commitment of the Fronting Lender.

         Borrower agrees that if, prior to the time of the funding of the Credit Extension requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Credit Extension requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such Credit Extension .

         IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized Responsible Officer this ___ day of _______,
____.

                                    EVENFLO COMPANY, INC.



                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B


                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]


To: Bank of America National Trust and Savings Association ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the various financial institutions (collectively, the "Lenders") from time to time parties to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the Lenders, the Administrative Agent, BofA, as Swing Line Lender and Fronting Lender together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent.

Ladies and Gentlemen:

         The undersigned, pursuant to Section 2.04 of the Credit Agreement (terms defined therein being used herein as therein defined), hereby gives you notice irrevocably, of the [conversion] [continuation] of the Revolving Loans specified herein, as follows:

               1. The Conversion/Continuation Date is ___________ ___, _____.

               2. The aggregate amount of the Revolving Loans to be [converted] [continued] is $-------.

               3. The Revolving Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

               [4. The duration of the Interest Period for the Eurodollar
         Loans included in the [conversion] [continuation] shall be [one] [two] [three] [six] [nine] [twelve] months.]

         IN WITNESS WHEREOF, Borrower has caused this Notice of
Conversion/Continuation to be executed and delivered, and the certification contained herein to be made, by its duly authorized Responsible Officer this ___ day of _______, ____.

                                  EVENFLO COMPANY, INC.



                                  By: ----------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C


                              EVENFLO COMPANY, INC.
                        [FORM OF COMPLIANCE CERTIFICATE]


                              Financial
                              Statement Date:  ___________ ___, _____


         Reference is made to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the various financial institutions from time to time parties thereto (collectively, the "Lenders"), Bank of America National Trust and Savings Association ("BofA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BofA as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement. Unless otherwise expressly specified herein, the amounts set forth in the financial covenant analyses attached as Schedule 3 hereto are for the Test Period ending on the Financial Statement Date, subject in the case of Consolidated Interest Expense to the proviso to such definition in the Credit Agreement.

         The undersigned Responsible Officer of the Borrower, hereby certifies as of the date hereof that he/she is the _________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lenders and the Administrative Agent on behalf of the Borrower and its Restricted Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by clause (a) of Section 7.01 of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of the Fiscal Year ended ____________ ___, _____ and (b) the related consolidated statements of earnings, cash flows and, to the extent prepared, shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of a nationally recognized independent public accounting firm (the "Independent Auditor") (such opinion is not qualified or limited because of a restricted or limited examination by the Independ-ent Auditor or any material portion of the Borrower's or any Subsidiary's records), and present fairly present in all material respects the financial position and results of operations of Borrower and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by clause (b) of Section 7.01 of the Credit Agreement.]

1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of Borrower and the Restricted Subsidiaries as of the end of the Fiscal Quarter ended __________ ___, _____, and (b) the related unaudited consolidated statements of earnings, cash flows and, to the extent prepared, shareholders' equity for the period commencing on the first day and ending on the last day of such quarter. Such financial statements were prepared in accordance with GAAP (subject only to year-end audit adjustments) and fairly present in all material respects the financial position and the results of operations of Borrower and the Restricted Subsidiaries as of such date.

         2. Attached as Schedule 2 hereto are the statements referred to in paragraph 1 above prepared on a Pro Forma Basis for each Acquisition and Disposition consummated during the Test Period ending on the Financial Statement Date.

         3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement.

         4. The financial covenant analyses and information set forth on
Schedule 3 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

         5. Each Person which became or ceased to be a Material Subsidiary during the Fiscal Quarter ending on the Financial Statement Date is listed on
Schedule 4 attached hereto.

         6. The amount of the Net Disposition Proceeds received by the Borrower and its Restricted Subsidiaries, the date on which such Net Disposition Proceeds were so received and the portion of such proceeds reinvested in accordance with Section 2.08(a) of the Credit Agreement, in each case since(a) _______________, are set forth on Schedule 5 hereto.

         7. Cumulative Consolidated Net Income Available to Common Stockholders as of the Financial Statement Date was $_____________. The amount of cash dividends paid by the Borrower since the Closing Date and prior to (and including) the Financial Statement Date was $_______________.

         8. (b)The amount of Capital Expenditures made during the Fiscal Year ending on the Financial Statement Date was $_______. [The aggregate amount permitted for such Fiscal Year is $______.](c)

         9. Borrower, during such period, has observed, performed or satisfied all of the covenants in the Credit Agreement to be observed, performed or satisfied by Borrower, and the undersigned has no knowledge of (i) any Default or Event of Default; (ii) any litigation or governmental proceeding pending against Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect; or (iii) any acceleration, redemption or purchase demands or notices provided by the trustee for the Senior Notes.

         10. *Attached as Schedule 6 hereto is a certificate of the Independent Auditor as to no Default of Event or Default under Section 8.06 of the Credit Agreement.


------------------------------
(a) Insert date which is 360 days prior to the Financial Statement Date, unless 360 days have not elapsed since the Closing Date; if such two years have not elapsed, insert the Closing Date.

(b) To be included in those Certificates delivered in connection with the financial statements required by clause (a) of Section 7.01 of the Credit Agreement.

(c) Include sentence if applicable Capital Expenditures exceed the amount determined pursuant to Section 8.07(a) of the Credit Agreement.

                  IN WITNESS WHEREOF, the undersigned, a Responsible Officer of Borrower, has executed this Compliance Certificate as of ___________ ___, _____.

                                     EVENFLO COMPANY, INC.


                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                    SCHEDULES



                            [AS PROVIDED BY BORROWER]

                                                                       EXHIBIT D

                   [FORM OF NOTICE OF L/C ISSUANCE/AMENDMENT]


Date:    ____________ ___, _____


To: Bank of America National Trust and Savings Association ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the various financial institutions (collectively, the "Lenders") from time to time parties to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the Lenders, the Administrative Agent, BofA, as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent.

Ladies and Gentlemen:

         The undersigned, pursuant to Section 3.02 of the Credit Agreement (terms defined therein being used herein as therein defined), hereby irrevocably requests that Bank of America National Trust and Savings Association (the "Fronting Lender") (a)[issue a [standby] [documentary] Letter of Credit on ____________ ___, _____ (the "Issuance Date") in the initial Stated Amount of $____________ with an Expiration Date (as defined therein) of ___________ ___, ____] (b)[extend the Expiration Date (as defined under Letter of Credit No.__, issued on ____________ ___, ____, in the initial stated amount of $_____________) to a revised Expiration Date (as defined therein) of _____________ ___, _____ for the account of ____________].

         (c)[The beneficiary of the requested Letter of Credit will be , located at ________, _________, and such Letter of Credit will be in support of _________. The documents to be presented by the beneficiary of such Letter of Credit, together with the text of any certificates to be presented by such beneficiary, are attached hereto.]


---------------------

(a)      Insert and complete as appropriate.

(b)      Applicable only to standby Letters of Credit.

(c)      Delete if Issuance Request is for an extension.

[Insert other matter reasonably required by the Fronting Lender.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [issuance] [extension], before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties of Borrower and the other Obligors contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

               (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [issuance] [extension]; and

               (c) The proposed [issuance] [extension] will not (i) cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount of all outstanding Swing Line Loans plus the aggregate amount of all outstanding Special Facility Obligations to exceed the combined Revolving Commitment of the Lenders, (ii) cause the aggregate principal amount of all outstanding Swing Line Loans to exceed the Swing Line Commitment of the Swing Line Lender or (iii) cause the aggregate amount of all Special Facility Obligations to exceed the Special Facility Commitment of the Fronting Lender.

         Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Administrative Agent and the Fronting Lender shall receive written notice to the contrary from Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

                  IN WITNESS WHEREOF, the Borrower has caused this Notice of L/C Issuance/Amendment to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized Responsible Officer this ___ day of _______, ____.

                                   EVENFLO COMPANY, INC.



                                   By
                                      ---------------------------------
                                      Name
                                      Title:

                                                                       EXHIBIT E


                               [FORM OF GUARANTY]


         This GUARANTY, dated as of August 20, 1998, is made by each of the signatories hereto and each other Person which may from time to time hereafter become a party hereto pursuant to Section 13 (each, individually, an "Additional Guarantor", and, collectively, the "Additional Guarantors", and, together with each of the signatories hereto, each, individually, a "Guarantor", and, collectively, the "Guarantors"), in favor of Bank of America National Trust and Savings Association ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the various financial institutions from time to time parties (collectively, the "Lenders") to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the Lenders, the Administrative Agent, BofA, as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent, for the ratable benefit of the Secured Creditors (as defined below).

                              W I T N E S S E T H:


         WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions (such capitalized term, and other capitalized terms used in these recitals, to have the meanings set forth, or defined by reference in, Section 1) to Borrower upon the terms and subject to the conditions set forth therein and (b) one or more Lenders (including those of its Affiliates that have appointed the Administrative Agent to act on such Affiliates' behalf hereunder on terms substantially similar to those set forth in Article X of the Credit Agreement, including the provisions relating to exculpation and indemnification therein) may from time to time enter into Swap Contracts with Borrower (such Affiliates, together with such Lenders, being referred to herein as "Secured Creditors");

         WHEREAS, each Guarantor is a Domestic Subsidiary of Borrower;

         WHEREAS, the proceeds of the Credit Extensions will be used in part to enable Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

         WHEREAS, pursuant to the Credit Agreement, the Fronting Lender has agreed to issue Letters of Credit and create Acceptances at the request, and for the account, of Borrower and other Account Parties (including the Guarantors);

         WHEREAS, Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Credit Extensions; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Agents for the ratable benefit of the Secured Creditors;

         NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to Borrower under the Credit Agreement and to induce one or more Secured Creditors to enter into Swap Contracts with Borrower, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Creditors, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

         (b) As used herein, "Obligations" means the collective reference to (i) the unpaid principal of and interest on the Revolving Loans and all other obligations and liabilities (including the Special Facility Obligations and the Guaranteed Obligations) of Borrower to any Agent, the Fronting Lender or any Lender (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Revolving Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of, or which would have accrued but for the filing or commencement of, any Insolvency Proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, the Letters of Credit, the Acceptances or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by Borrower or any Guarantor pursuant to the terms of the Credit Agreement or any other Loan Document) and (ii) all obligations and liabilities of Borrower to any Secured Creditor, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Swap Contract or any other document made, delivered or given in connection therewith.

         (c) "Guaranty" means this Guaranty, as amended, amended and restated, supplemented or otherwise modified from time to time.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to Sections of this Guaranty unless otherwise specified. The word "including" is not limiting and means "including without limitation".

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guaranty. (a)Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Creditors and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) Each Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Agent or any Secured Creditor in enforcing or obtaining advice of counsel in respect of any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, the Commitments are terminated, the Letters of Credit are terminated or expired and the Acceptances are matured, notwithstanding that from time to time prior thereto Borrower may be free from any Obligations.

         (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Agent or any Secured Creditor hereunder.

         (e) No payment or payments made by Borrower, any Guarantor, any other guarantor or any other Person or received or collected by any Agent or any Secured Creditor from Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, the Commitments are terminated, no Letters of Credit remain outstanding and no Acceptance remain unmatured.

         (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Secured Creditor on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose.

         3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Secured Creditors, and each Guarantor shall remain liable to the Agents and the Secured Creditors for the full amount guaranteed by such Guarantor hereunder.

         4. Right of Set-off. In addition to any rights and remedies of each Agent and each Secured Creditor provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Guarantor hereby irrevocably authorizes each Agent and each Secured Creditor at any time and from time to time, without prior notice to such Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness, credits or claims (in each case, in any currency and whether direct or indirect, absolute or contingent, matured or unmatured) at any time owing by such Agent or such Secured Creditor (or any branch or agency thereof) to or for the credit or the account of such Guarantor against any and all Obligations then due and payable by such Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise). Each Secured Creditor agrees to promptly notify the Guarantor and the Administrative Agent after any such set-off and application made by such Secured Creditor; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         5. Postponement of Subrogation, etc. Each Guarantor hereby expressly waives, until the Obligations are paid in full, the Commitments are terminated, all Letters of Credit are terminated or expired and all Acceptances are matured, any rights which it may now have or hereafter acquire against Borrower or any Guarantor by way of subrogation, reimbursement, contribution or setoff by virtue of any payment made pursuant to the terms hereof or otherwise and any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower or any Guarantor that arises from the existence or performance by such Guarantor of its obligations hereunder, including any claim, right or remedy of any Agent or any Secured Creditor against Borrower or any security that any Agent or any Secured Creditor now has or hereafter acquires, that or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise. If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution, setoff or other rights at any time when all the Obligations shall not have been paid in full, all the Commitments terminated, all Letters of Credit terminated or expired and all Acceptances matured, such amount shall be held by such Guarantor in trust for the benefit of the Agents and the Secured Creditors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required) to be (after payment of any amounts payable to the Agents pursuant to
Section 11.04 and 11.05 of the Credit Agreement) applied by the Administrative Agent for the ratable benefit of the Secured Creditors in the following order: first, against Obligations consisting of unpaid and outstanding interest on the Loans; second, ratably against Obligations consisting of unpaid and outstanding principal of the Revolving Loans, Obligations then due and owing under all outstanding Swap Contracts and Obligations consisting of unreimbursed and owing Special Facility Obligations and other similar obligations; third, to collateralize Obligations consisting of Special Facility Obligations and other similar obligations; and fourth, against any other remaining Obligations. The Administrative Agent may assume that no Obligations are outstanding with respect to Swap Contracts unless it has received written notice thereof in accordance with this Guaranty prior to any such application by it, and if so notified may rely upon and deal with the Secured Creditor party to such Swap Contract as to Obligations thereunder. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations (other than indemnities, costs and expenses that survive termination of a Loan Document but as to which demand for payment has not then been made), the termination of all Commitments, the termination or expiration of all Letters of Credit and the maturity of all Acceptances shall be paid over to Borrower or to any other Person notified in writing to the Administrative Agent that may be lawfully entitled to receive such surplus.

         6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Agent or any Secured Creditor may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Secured Creditor, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith and the Swap Contracts and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or in the case of any Swap Contract, the Secured Creditor party thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Secured Creditor may, but shall be under no obligation to, make a similar demand on Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Secured Creditor to make any such demand or to collect any payments from Borrower or any such other Guarantor or guarantor or any release of Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Secured Creditor against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Agent or any Secured Creditor upon this Guaranty or acceptance of this Guaranty; the Obligations (and any of them) shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between Borrower and any of the Guarantors, on the one hand, and the Agents and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a)the genuineness, legality, validity, regularity or enforceability of the

Credit Agreement, any other Loan Document or any Swap Contract, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Creditor, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Borrower against the Administrative Agent or any Secured Creditor or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Secured Creditor may, but shall be under no obligation to, pursue such rights and remedies as it may have against Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Creditor to pursue such other rights or remedies or to collect any payments from Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Secured Creditors against such Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Secured Creditors, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guaranty shall have been satisfied by payment in full, the Commitments are terminated, the Letters of Credit are terminated or expired and the Acceptances are matured, notwithstanding that from time to time during the term of the Credit Agreement and any Swap Contract Borrower may be free from any Obligations; provided that, upon the sale or other disposition of any Guarantor hereunder in accordance with the terms of the Credit Agreement, such Guarantor shall automatically be released from all obligations hereunder to the extent that such sale or other disposition causes such Guarantor to cease being a Domestic Subsidiary of Borrower.

         8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Creditor in connection with an Insolvency Proceeding of Borrower or any Guarantor, including upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Bor-rower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent set forth in Schedule 11.02 to the Credit Agreement.

         10. Representations and Warranties; Covenants. (a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Article VI of the Credit Agreement as they relate to such Guarantor or the Loan Documents, if any, to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agents and each Secured Creditor shall be entitled to rely on each of them as if they were fully set forth herein.

         (b) Each Guarantor hereby covenants and agrees with each Agent and each Secured Creditor that, from and after the date of this Guaranty until the Obligations are paid in full, the Commitments are terminated, the Letters of Credit are terminated or expired and the Acceptances are matured, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article VII or VIII of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

         11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Administrative Agent and the Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.02 of the Credit Agreement. Any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor in care of Borrower in accordance with such Section.

         13. Additional Guarantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

         14. Counterparts. This Guaranty may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the counterparts of this Guaranty signed by all the Guarantors shall be lodged with the Administrative Agent.

         15. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Integration; Loan Document. This Guaranty represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Secured Creditor relative to the subject matter hereof not reflected herein or, to the extent expressly referred to herein, in the other Loan Documents. This Guaranty constitutes a Loan Document.

         17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s), the Administrative Agent and the Lenders required to sign such amendment, waiver or consent in accordance with Section 11.01 of the Credit Agreement.

         (b) Neither the Administrative Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 17(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Agent or such Secured Creditor would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         18. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Secured Creditors and their successors and assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Agent.

         20. WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE AGENTS (THE ADMINISTRATIVE AGENT ON ITS BEHALF AND ON BEHALF OF THE SECURED CREDITORS) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         21. Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of Borrower at Borrower's address referred to in Section 11.02 of the Credit

Agreement or at such other address of which the Administrative Agent shall have been notified pursuant to Section 11.02 of the Credit Agreement;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.

         22. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF LAWS THEREOF.

         [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    [Guarantor 1], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 2], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 3], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 4], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 5], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    [Guarantor 6], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 7], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    [Guarantor 8], a Delaware corporation


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


ACCEPTED BY:

BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION,
    as Administrative Agent


By:
    -------------------------
    Name:
    Title:

                                                                       Exhibit G


                                [ST&B LETTERHEAD]


                                               August 20, 1998



To the Lenders named on Schedule I
        hereto

To Bank of America National Trust
 and Savings Association, as
        Administrative Agent under the
        Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as special New York counsel to (a) Evenflo Company, Inc. (the "Borrower") and (b) Lisco Feeding, Inc. and Lisco Furniture, Inc. (the "Subsidiary Guarantors," and, collectively, the Borrower and the Subsidiary Guarantors being referred to herein as the "Credit Parties") in connection with the preparation, execution and delivery of the following documents:

    (a) the Revolving Credit Agreement, dated as of August 20, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions (the "Lenders") parties thereto, Merrill Lynch Capital Corporation, as documentation agent, Nationsbank, N.A. (South), as syndication agent, and Bank of America National Trust & Savings Association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders;

    (b)   the Notes executed and delivered by the Borrower on the Closing Date;

    (c) the Guaranty, dated as of August 20, 1998 (the "Guaranty"), among the parties thereto in favor of the Administrative Agent;

    (d) the Pledge Agreement, dated as of August 20, 1998 (the "Pledge Agreement"), among the parties thereto in favor of the Administrative Agent; and

    (e) the Security Agreement, dated as of August 20, 1998 (the "Security Agreement"), among the parties thereto in favor of the Administrative Agent.

The documents described in the foregoing clauses (a) through (e) are collectively referred to herein as the "Credit Documents"; the documents described in the foregoing clauses (d) and (e) are together referred to herein as the "Security Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 5.01(d) of the Credit Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Documents. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          In addition, we have assumed, for purposes of paragraphs 4, 5 and 6 below, that the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof.

          Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

       1. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto and assuming that (a) each of the Credit Parties is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organic documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States), (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Credit Party and (d) no Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 (except that we do not make the assumption in the foregoing clause (d) with respect to Evenflo Company, Inc.), each Credit Document constitutes the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

       2. The execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings of the Borrower in accordance with the terms of the Credit Documents and the agreement by the Credit Parties to perform their respective payment obligations thereunder will not, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, result in any violation of any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body.

       3. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents, the granting of the security interests granted by the Credit Parties pursuant to the Credit Documents to which they are parties or the agreement by the Credit Parties to perform their respective payment obligations under the Credit Documents, except for filings required for the perfection of security interests granted pursuant to the Security Documents.

       4. The Security Agreement creates in favor of the Administrative Agent for the benefit of the Lenders a security interest in the collateral described therein in which a security interest may be created under Article 9 to the New York UCC.

       5. Evenflo Company, Inc. is not an "investment company" within the meaning of or subject to regulation under the Investment Company Act of 1940, as amended.

               Our opinions in paragraphs 1 and 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 1 above also is subject to the qualification that certain provisions of the Security Documents, in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the

Security Documents invalid, and the Security Documents and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

               Our opinion in paragraph 4 is limited to Articles 8 and 9 of the New York UCC, and therefore that opinion paragraph does not address (i) collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC, and (ii) under New York UCC Section 9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

               We express no opinion with respect to:

       (A) the perfection of any security interest created by any Security Document;

       (B) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and
Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral;

       (C) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

       (D) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

       (E) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

       (F) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

       (G) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; or

       (H) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

               In connection with the provisions of the Credit Documents whereby Credit Parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. Section 1404(a).

               We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

               This opinion letter is rendered to you in connection with the above described transactions, provided that our opinions set forth herein that relate to the Credit Agreement and to the Credit Documents delivered in connection with the Credit Agreement are addressed solely to the Lenders and the Administrative Agent. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or, except as may be required by applicable law or regulations, furnished to, any other person, firm or corporation without our prior written consent, except that this opinion may be furnished to, but may not be relied upon by, any Person that purchases an interest in or a participation in the Credit Agreement.

                                               Very truly yours,



                                               SIMPSON THACHER & BARTLETT

                                                                      SCHEDULE I








                                   THE LENDERS




Bank of America National Trust and Savings Association

DLJ Capital Funding, Inc.

Merrill Lynch Capital Corporation

Bankers Trust Company

The Bank of Nova Scotia

Chase Manhattan Bank

CitiCorp USA, Inc.

J.P. Morgan & Co., Inc.

Morgan Stanley Senior Funding, Inc.

                                                                      ANNEX I to
                                                                        Guaranty


               SUPPLEMENT NO. ___ dated as of _____________ ___, _____ (this
         "Supplement"), to the Guaranty, dated as of August [ ], 1998 (as amended, supplemented, or otherwise modified, from time to time, the "Guaranty"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 13 thereof (each, individually, a "Guarantor", and, collectively, the "Guarantors"), in favor of Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for the ratable benefit of the Secured Creditors (as defined in the Guaranty).

                                   W I T N E S S E T H:


         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty;

         WHEREAS, the Guaranty provides that additional parties may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement;

         WHEREAS, pursuant to the provisions of Section 13 of the Guaranty, the undersigned is becoming an Additional Guarantor under the Guaranty; and

         WHEREAS, the undersigned desires to become a Guarantor under the Guaranty in order to induce the Lenders to continue to make and maintain Credit Extensions under the Credit Agreement as consideration therefor;

         NOW, THEREFORE, the undersigned agrees, for the benefit of the Administrative Agent and Secured Creditors, as follows:

         1. In accordance with the Guaranty, the undersigned by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto as a Guarantor and the undersigned hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each reference to a "Guarantor" or an "Additional Guarantor" in the Guaranty shall be deemed to include the undersigned.

         2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and the Guaranty constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

         3. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

         4. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Guaranty), the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

         5. WITHOUT LIMITING THE EFFECT OF SECTION 20 OF THE GUARANTY, THE UNDERSIGNED AND THE ADMINISTRATIVE AGENT (ON ITS BEHALF AND ON BEHALF OF THE SECURED CREDITORS) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT, THE GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         6. Without limiting the effect of Section 21 of the Guaranty, the undersigned hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Supplement, the Guaranty or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the undersigned in care of the Borrower at the Borrower's address referred to in Section 11.02 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant to Section 11.02 of the Credit Agreement;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. This Supplement hereby incorporates by reference the provisions of the Guaranty, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Guaranty.

         9. This Supplement is a Loan Document executed pursuant to the Credit Agreement and the Guaranty.

         IN WITNESS WHEREOF, the undersigned has duly executed this Supplement to the Guaranty as of the day and year first above written.

                                    [NAME OF ADDITIONAL GUARANTOR]


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



ACCEPTED BY:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
     ASSOCIATION, as Administrative Agent


By:
   ----------------------------------
   Name:
   Title:

                                                                       EXHIBIT F


                           [FORM OF PLEDGE AGREEMENT]


         PLEDGE AGREEMENT, dated as of August 20, 1998, by EVENFLO COMPANY, INC., a Delaware corporation ("Borrower"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the various financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lenders, BofA, as swing line lender and as fronting lender and as Administrative Agent, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent, and DLJ Capital Funding, Inc., as Documentation Agent, for the ratable benefit of the Secured Creditors (as defined below).

                              W I T N E S S E T H:

         WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions (such capitalized term, and other capitalized terms used in these recitals, to have the meanings set forth, or defined by reference, in Section 1) to Borrower upon the terms and subject to the conditions set forth therein and (b) one or more Lenders (including those of its Affiliates that have appointed the Administrative Agent to act on such Affiliates' behalf hereunder on terms substantially similar to those set forth in Article X of the Credit Agreement, including the provisions relating to exculpation and indemnification therein) may from time to time enter into Swap Contracts with Borrower (such Affiliates, together with such Lenders, the Lead Arranger, the Administrative Agent and the Documentation Agent being referred to herein as "Secured Creditors");

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to Borrower under the Credit Agreement that Borrower shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Creditors; and

         WHEREAS, Borrower is the legal and beneficial owner of the shares of stock (the "Pledged Shares") described on Schedule I hereto (as the same may be supplemented from time to time in accordance with the requirements of the Credit Agreement) and issued by the corporations named therein, which Pledged Shares constitute the percentage of all the issued and outstanding shares of capital stock of such corporations identified on such Schedule I;

         NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and the Secured Creditors to enter into Swap Contracts with Borrower, Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Creditors, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) "Obligations" means, collectively, (i) the unpaid principal of and interest on the Credit Extensions and all other obligations and liabilities of Borrower to the Administrative Agent or any Lender (including interest accruing at the then-applicable rate provided in the Credit Agreement after the maturity of the Credit Extensions and interest accruing at the then-applicable rate provided in the Credit Agreement after, or which would have accrued but for, the filing or commencement of, or which would have accrued but for the filing or commencement of, any Insolvency Proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, the Letters of Credit, the Acceptances or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and other charges of counsel to the Administrative Agent or to the Lenders that are required to be paid by Borrower pursuant to the terms of the Credit Agreement or any other Loan Document) and (ii) all obligations and liabilities of Borrower to any Secured Creditor, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Swap Contract or any other document made, delivered or given in connection therewith.

         (c) "Pledge Agreement" means this Pledge Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The word "including" is not limiting and means "including without limitation".

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Grant of Security. Borrower hereby transfers, assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Creditors, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Creditors, a security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "Collateral"):

         (a) the Pledged Shares and the certificates representing the Pledged Shares, any other issued and outstanding shares of the "issuers" listed on
Schedule I, and any interest of Borrower in the entries on the books of any financial intermediary pertaining to the Pledged Shares or any such other shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and any such other shares; and

         (b) to the extent not covered by clause (a) above all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Borrower or the Administrative Agent from time to time with respect to any of the Collateral.

         3. Security for Obligations. This Pledge Agreement secures the payment of all Obligations of Borrower. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by Borrower to the Administrative Agent or the Secured Creditors under the Loan Documents and any Swap Contracts but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Borrower.

         4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to Borrower, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares.

         5. Representations and Warranties. Borrower represents and warrants as follows:

         (a) The Pledged Shares set forth on Schedule I hereto represent on the date hereof the percentage of all the issued and outstanding capital stock of each direct Subsidiary of Borrower as identified on such Schedule I.

         (b) Borrower is the legal and beneficial owner of the Collateral, as indicated on Schedule I, pledged or assigned by Borrower hereunder free and clear of any Lien, except for the lien and security interest created by this Pledge Agreement or liens permitted under Section 8.

         (c) As of the date of this Pledge Agreement, the Pledged Shares pledged by Borrower hereunder have been duly authorized and validly issued by the applicable issues and are fully paid and non-assessable.

         (d) The execution and delivery by Borrower of this Pledge Agreement and the pledge of the Collateral pledged by Borrower hereunder pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

         (e) Borrower has full power, authority and legal right to pledge all the Collateral pledged by Borrower pursuant to this Pledge Agreement and will defend its and the Administrative Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and all persons whomsoever.

         (f) Borrower has furnished to the Administrative Agent true and complete copies as of the date hereof of the charter and/or other organizational documents of, and the bylaws of, each Subsidiary any of the shares of capital stock of which constitute Pledged Shares, and Borrower is not a party as of the date hereof to any shareholder agreement or other arrangement affecting the voting rights of any capital stock of any such Subsidiary.

         6. Further Assurances. Borrower agrees that at any time and from time to time, at the expense of Borrower, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         7. Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

         (i) Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Loan Documents.

         (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to Borrower (at Borrower's expense) all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

         (b) Subject to paragraph (c) below, Borrower shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions and interest paid in respect of the Collateral; provided, however, that any and all dividends and other distributions in equity securities included in the Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by Borrower, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Borrower and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

         (c) Upon written notice to Borrower by the Administrative Agent following the occurrence and during the continuance of an Event of Default:

         (i) all rights of Borrower to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default;

         (ii) all rights of Borrower to receive the dividends, distributions, principal and interest payments that Borrower would otherwise be authorized to receive and retain pursuant to Section 7(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments during the continuance of such Event of Default;

         (iii) all dividends, principal and interest payments that are received by Borrower contrary to the provisions of Section 7(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Borrower and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements); and

         (iv) in order to permit the Administrative Agent to receive all dividends and other distributions to which it may be entitled under Section 7(b), to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i), and to receive all dividends, distributions, principal and interest payments and other distributions that it may be entitled to receive under Section 7(c)(ii), Borrower shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request.

         8. Transfers and Other Liens; Additional Collateral; Documents; Etc. Borrower shall:

         (a) not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event Borrower sells or otherwise disposes of assets as permitted by the Credit Agreement in accordance with the terms of the Credit Agreement and such assets are or include Collateral, the Administrative Agent shall (at the expense of Borrower) release such Collateral to Borrower free and clear of the lien and security interest under this Pledge Agreement concurrently with the consummation of such sale; and

         (b) (i) except as may be permitted by the Credit Agreement, cause each issuer of Pledged Shares not to issue any stock or other securities in substitution for the Pledged Shares issued by such issuer, except to Borrower,
(ii) except as may be permitted by the Credit Agreement, pledge hereunder, immediately upon the issuance thereof, any and all additional shares of stock or other securities of each such issuer of Pledged Shares and (iii) not permit the issuance of any additional shares of stock of such issuer unless permitted by the Credit Agreement and, if so permitted, any proceeds thereof required to be applied under the Credit Agreement are so applied in accordance therewith or, if any such additional shares are issued to Borrower, such additional shares are immediately pledged hereunder upon the issuance thereof;

provided, however, that, notwithstanding any provision to the contrary contained herein or in any other Loan Document, Borrower shall, at all times during the period from the date hereof until the payment in full in cash of the Obligations, the termination of all Commitments, the termination or expiration of all Letters of Credit and Swap Contracts and the maturing of all Acceptances, have pledged to the Administrative Agent for the ratable benefit of the Secured Creditors pursuant to the terms of this Pledge Agreement all of the outstanding shares of the capital stock of each direct

Material Restricted Subsidiary of Borrower; provided, however, that, in the event such Subsidiary is a Foreign Subsidiary, Borrower shall not be required to have so pledged to the Administrative Agent more than 65% of the outstanding shares of the capital stock of such Subsidiary.

         9. Administrative Agent Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints the Administrative Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, endorse and collect all instruments made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and otherwise to collect on any Collateral or enforce the rights of the Administrative Agent with respect thereto. Borrower hereby acknowledges, consents and agrees that this power of attorney is irrevocable and coupled with an interest.

         10. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property or if the Administrative Agent decides to take any action for such purpose that has been requested by Borrower (it being understood and agreed that the failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care and that the Administrative Agent is not obligated to comply with any such request unless otherwise required to do so hereunder or under the Credit Agreement).

         11. Remedies. If any Event of Default shall have occurred and be continuing:

         (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured creditor upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "UCC") and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

         (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11.04 and 11.05 of the Credit Agreement) by the Administrative Agent for the ratable benefit of the Secured Creditors in the following order: first, against Obligations consisting of unpaid and outstanding interest on the Loans, second, ratably against Obligations consisting of unpaid and outstanding principal of the Loans, Obligations then due and owing under all outstanding Swap Contracts and Obligations consisting of unreimbursed and owing Special Facility Obligations and other similar obligations, third, to collateralize Obligations consisting of Special Facility Obligations and other similar obligations, and fourth, against any other remaining Obligations. The Administrative Agent may assume that no Obligations are outstanding with respect to Swap Contracts unless it has received written notice thereof in accordance with this Pledge Agreement prior to any such application by it, and if so notified may rely upon and deal with the Secured Creditor party to such

Swap Contract as to Obligations thereunder. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations (other than indemnities, costs and expenses that survive termination of a Loan Document but as to which demand for payment has not then been made), the termination of all Commitments, the termination or expiration of all Letters of Credit and the maturity of all Acceptances shall be paid over to Borrower or to any other Person notified in writing to the Administrative Agent that may be lawfully entitled to receive such surplus.

         (c) The Administrative Agent may exercise any and all rights and remedies of Borrower in respect of the Collateral.

         (d) All payments received by Borrower after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Borrower and, upon written notice to Borrower from the Administrative Agent, shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (e) Borrower shall remain liable to the extent of any deficiency.

         (f) Borrower agrees that in any sale of any of the Collateral in the exercise of remedies hereunder whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is reasonably necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to Borrower for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         12. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against Borrower and without notice to or further assent by Borrower, any demand for payment of any of the Obligations made by the Administrative

Agent or any Secured Creditor may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Creditor, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith and the Swap Contracts and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the required Lenders under the terms of the Credit Agreement, as the case may be, or, in the case of any Swap Contracts, the Secured Creditor party thereto) may deem advisable from time to time (in accordance with the Credit Agreement or such Swap Contract, as applicable), and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against Borrower, the Administrative Agent or any Secured Creditor may, but shall be under no obligation to, make a similar demand on any other pledgor, or any other provider of collateral or guarantor, and any failure by the Administrative Agent or any Secured Creditor to make any such demand or to collect any payments from Borrower or any other pledgor, provider of collateral or guarantor, and any release of Borrower or any other pledgor, provider of collateral or guarantor shall not relieve Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Secured Creditor against Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         13. Continuing Security Interest, Assignments Under the Credit Agreement. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Obligations (other than indemnities, costs and expenses that survive termination of a Loan Document but as to which demand for payment has not then been made), the termination of all Commitments, the termination or expiration of all Letters of Credit and the maturing of all Acceptances, notwithstanding that from time to time prior thereto Borrower may be free from any Obligations, (b) be binding upon Borrower, its successors and assigns and
(c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Secured Creditors and their respective successors, transferees and assigns.

Without limiting the foregoing clause (c), any Secured Creditor may assign or otherwise transfer (in whole or in part) any Note, Loan or other Obligation held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Creditor under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.8 and Article X of the Credit Agreement.

         14. Reinstatement. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Creditor upon the filing or commencement of any Insolvency Proceeding in respect of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         15. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.02 of the Credit Agreement.

         16. Counterparts. This Pledge Agreement may be executed by Borrower and the Administrative Agent on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Pledge Agreement signed by Borrower and the Administrative Agent shall be lodged with the Administrative Agent and Borrower.

         17. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. Integration; Loan Document. This Pledge Agreement represents the entire agreement of Borrower and the Administrative Agent with respect to the subject matter hereof and there are no agreements relative to the subject matter hereof not reflected herein or, to the extent expressly referred to herein, in the other Loan Documents. This Pledge Agreement constitutes a Loan Document and, as such, is subject to the provisions of Section 11.15 of the Credit Agreement (Governing Law and Jurisdiction) and Section 11.16 of the Credit Agreement (Waiver of Jury Trial).

         19. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Borrower and the Administrative Agent in accordance with Section 11.01 of the Credit Agreement.

         (b) Neither the Administrative Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Secured Creditor would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         20. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         21. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the Agents and the Secured Creditors and their successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent.

         22. Protection of Collateral. The Administrative Agent may from time to time take any action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and at any time after and during the continuance of an Event of Default, the Administrative Agent may from time to time, at its option and at the expense of Borrower, perform any act which Borrower agrees hereunder to perform and which Borrower shall fail to perform.

         23. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    EVENFLO  COMPANY, INC.


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION, as
                                         Administrative Agent


                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE I
                                                         TO THE PLEDGE AGREEMENT


                                 PLEDGED SHARES



                Class of             Stock                        Percentage of
                Stock/Par         Certificate       Number of      Outstanding
Issuer           Value                No(s)          Shares           Shares
------          ---------         -----------       ---------      -------------

None


                                                                     EXHIBIT I-1


                            [FORM OF REVOLVING NOTE]

$______________________                                        August [ ], 1998

         FOR VALUE RECEIVED, the undersigned, EVENFLO COMPANY, INC., a
Delaware corporation ("Borrower"), unconditionally promises to pay to the order of ______________ (the "Lender") on the Revolving Commitment
Termination Date (as defined in the Credit Agreement referred to below) for Revolving Loans (as defined in such Credit Agreement), the principal sum of
       Dollars ($       ) or, if less, the aggregate unpaid principal amount of
all Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender pursuant to the Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the various financial institutions (including the Lender) from time to time parties thereto, Bank of America National Trust and Savings Association ("BofA"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding Inc., as Documentation Agent.

         Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

         This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the schedule attached to this Note (or on any continuation of such schedule), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Revolving Loans evidenced hereby. Such notations shall be conclusive evidence of the information so set forth (absent clearly demonstrable error); provided, however, that the failure of the Lender to make, or an error in making, a notation thereon with respect to any Revolving Loan shall not limit or otherwise affect any Obligations of Borrower.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                    EVENFLO  COMPANY, INC.



                                    By:
                                        ------------------------------
                                        Name:
                                        Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS


Date      Amount of Revolving   Interest Period    Amount of Principal Repaid   Unpaid Principal Balance    Total     Notation
               Loan Made        (If Applicable)                                                                       Made By
          -------------------                      --------------------------   ------------------------
          Base     Eurodollar                        Base        Eurodollar        Base     Eurodollar
          Rate     Rate                              Rate           Rate           Rate         Rate
--------------------------------------------------------------------------------------------------------------------------------



                                                                     EXHIBIT I-2

                           [FORM OF SWING LINE NOTE]

$___________________                                           August [ ], 1998

                  FOR VALUE RECEIVED, the undersigned, EVENFLO COMPANY, INC., a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below) for Swing Line Loans (as defined in such Credit Agreement), the principal sum of ___________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of all Swing Line Loans (as defined in the Credit Agreement referred to below) made by the Lender pursuant to the Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the various financial institutions (including the Lender) from time to time parties thereto, Bank of America National Trust and Savings Association ("BofA") as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent.

         Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made without set-off or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

         This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the schedule attached to this Note (or on any continuation of such schedule), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Swing Line Loans evidenced hereby. Such notations shall be conclusive evidence of the information so set forth (absent clearly demonstrable error); provided, however, that the failure of the Lender to make, or an error in making, a notation thereon with respect to any Swing Line Loan shall not limit or otherwise affect any Obligations of Borrower.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                                    EVENFLO  COMPANY, INC.



                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                     SWING LINE LOANS AND PRINCIPAL PAYMENTS



  Date        Amount of Swing    Interest Period      Amount of Principal         Unpaid Principal      Total            Notation
              Line Loan Made     (If Applicable)            Repaid                     Balance                           Made By
              --------------                          -------------------         ----------------
                 Base Rate                                 Base Rate                  Base Rate
----------------------------------------------------------------------------------------------------------------------------------



                                                                       EXHIBIT J


                  [FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT]


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________ ___, _____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

         WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the various financial institutions (collectively, the "Lenders") from time to time parties thereto, Bank of America National Trust and Savings Association ("BofA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BofA as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Syndication Agent. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         [WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans (the "Revolving Loans") to Borrower in an aggregate amount not to exceed $__________ (the "Revolving Commitment");]

         [WHEREAS, as provided under the Credit Agreement, the Assignor has made Revolving Loans to Borrower in an aggregate amount equal to $__________;]

         WHEREAS, [the Assignor has acquired a participation in the Fronting Lender's liability under the Special Facility Obligations in an aggregate principal amount of $____________ (the "Special Facility Obligations")] [all Letters of Credit are terminated or expired and all Acceptances are matured under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Revolving Commitment, together with a corresponding portion of each of its outstanding

Revolving Loans and Special Facility Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ____% (the "Assignee's Percentage Share") of (A) the Revolving Commitment and the Revolving Loans and the Special Facility Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Loan Documents.

[If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Revolving Loans and Special Facility Obligations, if any, assigned.]

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment and Revolving Loans in an aggregate amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under the Sections of the Credit Agreement which by their terms expressly survive the termination of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolving Commitment will be $__________.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Revolving Commitment will be $__________.

         2. Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Revolving Loans.

         (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement.

         3. Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Revolving Commitment and Revolving Loans and Assigned Special Facility Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. From and after the Effective Date, the Administrative Agent shall make all payments with respect to the Revolving Commitment and Revolving Loans and Assigned Special Facility Obligations (including payments of interest, principal, fees and other amounts) to the Assignee.

         4. Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5. Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________ ___, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

         (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

         (ii) the consent of Borrower [, the Fronting Lender] and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

         (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

         (iv) [ the Assignee shall have complied with Section 4.01(d) of the Credit Agreement (if applicable); and (v) the processing fee referred to in
Section 2(b) hereof and in Section 11.08(a) of the Credit Agreement shall have been paid to the Administrative Agent.

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Borrower[, the Fronting Lender] and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6. Administrative Agent.

         [(a)] The Assignee hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

         (a)[(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

         7. Withholding Tax.

         The Assignee (a) represents and warrants to the Assignor, the Administrative Agent and Borrower that under applicable law and treaties no tax [or no more than __________ in tax] will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and Borrower prior to the time that the Administrative Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from, or reduced rate of, U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim created by it;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due

-----------------------------
a        [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT]
execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower or any of its Subsidiaries, or the performance or observance by Borrower or any of its Subsidiaries, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrower or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the County of New York of the State of New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    Address:


                                    [ASSIGNEE]


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    Address:

                                                                      SCHEDULE 1

                  [FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE]


                                                           _______________, 19__

Bank of America National Trust
    and Savings Association, as
    Administrative Agent
Agency Administrative Services 5596
1455 Market Street, 13th Floor
San Francisco, California 94103
Attention: [              ]


[Bank of America National Trust
    and Savings Association, as
    Fronting Lender
International Trade Banking Group 33666
231 South LaSalle Street, Suite 1945
Chicago, Illinois
Attention: [              ]


Evenflo Company, Inc.
Northwoods Business Center II
707 Crossroads Court
Vandalia, Ohio  45377
Attention:  [              ]


Ladies and Gentlemen:

         We refer to that certain Credit Agreement, dated as of August [ ], 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the various financial institutions (collectively, the "Lenders") from time to time parties thereto, Bank of America National Trust and Savings Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BofA as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporation, as Lead Arranger and Syndication

Agent and DLJ Capital Funding, Inc., as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Revolving Commitments of the Assignor[,] [and] all outstanding Revolving Loans made by the Assignor [and the Assignor's participation in the Letters of Credit and Acceptances]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Revolving Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Revolving Loans is $_____________[, and its participation in Special Facility Obligations is $_____________].

         2. The Assignee agrees that, upon receiving the consent of the Administrative Agent[, the Fronting Lender] and, if applicable, Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

         (a)      Notice Address:

                  Assignee name:
                                        --------------------------------------
                  Address:
                                        --------------------------------------
                                        --------------------------------------

                  Attention:
                                        --------------------------------------
                  Telephone:

                                        --------------------------------------
                  Telecopier:
                                        --------------------------------------
                  Telex (Answerback):
                                        --------------------------------------

         (b)      Payment Instructions:

                  Account  No.:
                                        --------------------------------------
                            At:
                                        --------------------------------------

                  Reference:
                                        --------------------------------------

                  Attention:
                                        --------------------------------------

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                    Very truly yours,

                                    [NAME OF ASSIGNOR]


                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    [NAME OF ASSIGNEE]


                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


EVENFLO COMPANY, INC.


By:
   ---------------------------------
   Name:
   Title:

BANK OF AMERICA NATIONAL TRUST AND
    SAVINGS ASSOCIATION, as
    Administrative Agent


By:
   ---------------------------------
   Name:
   Title:


[BANK OF AMERICA NATIONAL TRUST AND
    SAVINGS ASSOCIATION, as Fronting
    Lender


By:
   ---------------------------------
   Name:
   Title:

                                                                       EXHIBIT K


               [FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE]


                                                    ---------------- --- , -----

[NAME OF LENDER]

---------------------------------

---------------------------------

Attention:
          -----------------------

Ladies and Gentlemen:

         Pursuant to subsection 2.05(b)(i) of that certain Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Evenflo Company, Inc., a Delaware corporation ("Borrower"), the various financial institutions (collectively, the "Lenders") from time to time parties thereto, Bank of America National Trust and Savings Association ("BofA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BofA as Swing Line Lender and Fronting Lender, together with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent and DLJ Capital Funding, Inc., as Documentation Agent, the undersigned hereby acknowledges receipt from you on the date hereof of _______________________ DOLLARS ($______________) as
payment for a participating interest in the following Swing Line Loan(s):

                  Date(s) of Swing Line Loan(s): ______________ ___, _____

                  Principal Amount of Swing Line Loan(s): $___________________

         Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

                                    Very truly yours,

                                    BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Swing Line Lender


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT L


                              [SECURITY AGREEMENT]


         SECURITY AGREEMENT, dated as of August 20, 1998, among EVENFLO COMPANY, INC., a Delaware corporation ("Borrower"), the undersigned Domestic Subsidiaries of Borrower (each a "Subsidiary Grantor" and collectively, the "Subsidiary Grantors"; Borrower and the Subsidiary Grantors, collectively, the "Grantors") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lenders, BofA, as swing line lender and as fronting lender and as Administrative Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger and syndication agent (in such capacity, the "Lead Arranger"), and DLJ Capital Funding, Inc., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders, for the ratable benefit of the Secured Parties (as defined below).

                                   WITNESSETH:

         WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions (such capitalized term, and other capitalized terms used in these recitals, to have the meanings set forth, or defined by reference, in Section 1) to Borrower upon the terms and subject to the conditions set forth therein and (b) one or more Lenders (including those of its Affiliates that have appointed the Administrative Agent to act on such Affiliates' behalf hereunder on terms substantially similar to those set forth in Article X of the Credit Agreement, including the provisions relating to exculpation and indemnification therein) may from time to time enter into Swap Contracts with Borrower (such Affiliates, together with such Lenders, the Lead Arranger, the Administrative Agent, and the Documentation Agent, being referred to herein as the "Secured Parties");

         WHEREAS, (a) Borrower owns a majority of the capital stock of each Subsidiary Grantor and (b) each Subsidiary Grantor has, pursuant to the Guaranty (as the same may be amended, supplemented or otherwise modified), guaranteed to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

         WHEREAS, the proceeds of the Credit Extensions will be used in part to enable Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

         WHEREAS, Borrower and the Subsidiary Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Credit Extensions; and

         WHEREAS, it is a condition precedent to (a) the obligation of the Lenders to continue to make their respective Credit Extensions to Borrower under the Credit Agreement and (b) the effectiveness of the Credit Agreement, that Borrower and the Subsidiary Grantors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties (as defined below) to make Credit Extensions, each of the Grantors hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

         1. Defined Terms.

         1.1 Definitions. (a) Unless otherwise noted, references to sections are to sections of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given in the Credit Agreement, and the following terms which are defined in the Code in effect in the State of New York on the date hereof are used herein as so defined: Chattel Paper, Farm Products, Instruments and Investment property.

         (b) The following terms shall have the following meanings:

                  "Accounts": with respect to each Grantor, any and all right, title and interest of such Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned or performed, and whether now or hereafter acquired or arising in the future, including, without limitation, accounts receivable from Affiliates of such person, except to the extent that the grant of a security interest in Accounts owed by Affiliates not incorporated or otherwise organized in the United States of America would result in material adverse tax or legal consequences to such Grantor.

                  "Accounts Receivable": with respect to each Grantor, all right, title and interest of such Grantor to Accounts and all of its right, title and interest in any returned goods, together with all rights, titles, securities and guaranties with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary in each case whether due or become due, whether now or hereafter arising in the future.

                  "Agreement": this Security Agreement, as the same may be amended, amended and restated, modified or otherwise supplemented from time to time.

                  "Code": the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

                  "Collateral":  as defined in Section 2.1.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 5.3 or Section 7.2.

                  "Computer Hardware and Software Collateral": with respect to each Grantor, its interests in the following, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited without the consent of any other
         Person:

                           (a) all computer and other electronic data processing
                  hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware

                           (b) all software programs (including both source
                  code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by each Grantor, designed for use on the computers and electronic data processing hardware described in the preceding clause (a);

                           (c) all firmware associated therewith;

                           (d) all documentation (including flow charts, logic
                  diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

                           (e) all rights with respect to all of the foregoing,
                  including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

                  "Contracts": with respect to each Grantor, all rights of such Grantor under contracts and agreements to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Grantor to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from all such other persons.

                  "Copyright Collateral": with respect to each Grantor, its interests in the following, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited without the consent of any other Person:

                           (a) all copyrights (including copyrights for
                  semi-conductor chip product mask works) of each Grantor, whether statutory or at common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of each Grantor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights and mask works referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof (including pending applications), including the copyright and mask works registrations and applications referred to in Item A of Schedule IV attached hereto, if any, and all copyrights resulting from such applications;

                           (b) all extensions and renewals of any of the items
                  described in clause (a);

                           (c) all copyright and mask works licenses and other
                  agreements providing each Grantor with the right to use any of the items of the type referred to in clauses (a) and (b), including each copyright license referred to in Item B of
                  Schedule IV attached hereto, if any;

                           (d) the right to sue third parties for past, present
                  and future infringements of any of the Copyright Collateral referred to in clauses (a) and (b) and, to the extent applicable, clause (c); and

                           (e) all proceeds of, and rights associated with, the
                  foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits and all rights corresponding thereto throughout the world.

                  "Documents": with respect to each Grantor, all Instruments, files, records, ledger sheets and documents covering or relating to any of the Accounts, Equipment, General Intangibles, Intellectual Property, Inventory or Proceeds.

                  "General Intangibles": with respect to each Grantor, as defined in the Code in effect in the State of New York on the date hereof to the extent, in the case of any General Intangibles arising under any contract or agreement, that the grant by such Grantor of a security interest pursuant to this Agreement in its rights under such contract or agreement is not prohibited without the consent of any other person, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from all such other persons (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or General Intangible or any money or other amounts due or to become due under any such contract or agreement to the extent provided in Section 9-318 of the Code as in effect on the date hereof, and provided, further, that "General Intangibles" shall not include any of the items within
         Section 2.1(h) and any General Intangibles owned by Affiliates not incorporated or otherwise organized in the United States of America to the extent that the grant of a security interest in such General Intangibles would result in material adverse tax or legal consequences to such Grantor.

                  "Indemnitee": the Secured Parties and their respective officers, directors, trustees, affiliates and controlling persons.

                  "Intellectual Property Collateral": collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

                  "Inventory": with respect to each Grantor, all right, title and interest of such Grantor in and to goods intended for sale or lease by such person, or consumed in such person's business (including, without limitation, all operating parts and supplies), together with all raw materials and finished goods, whether now owned or hereafter acquired or arising.

                  "Material Intellectual Property Collateral": the following
         Trademarks: "Evenflo", "Snugli" and "Dudley".

                  "Obligations": the collective reference to (i) the unpaid principal of and interest on the Credit Extensions and all other obligations and liabilities of the Grantors to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then-applicable rate provided in the Credit Agreement after the maturity of the Credit Extensions and interest accruing at the then-applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the Guaranties, the other Loan Documents, the Letters of Credit, Acceptances or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by Borrower or any Subsidiary Grantor pursuant to the terms of the Credit Agreement or any other Loan Document), (ii) all obligations and liabilities of Borrower to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Swap Contract or any other document made, delivered or given in connection therewith and (iii) all obligations of each Obligor (other than Borrower) now or hereafter existing under this Agreement and each other Loan Document to which it is or may become a party.

                  "Patent Collateral": with respect to each Grantor, its interests owned in the following, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited without the consent of any other Person:

                           (a) all letters patent and applications for letters
                  patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of
                  Schedule V attached hereto;

                           (b) all reissues, divisions, continuations,
                  continuations-in-part, extensions, renewals and reexaminations of any of the items described in the preceding clause (a);

                           (c) all patent licenses and other agreements
                  providing each Grantor with the right to use any of the items of the type referred to in the preceding clauses (a) and (b), including each patent license referred to in Item B of
                  Schedule V attached hereto;

                           (d) the right to sue third parties for past, present
                  or future infringements of any Patent Collateral described in the preceding clauses (a) and (b) and, to the extent applicable, clause (c); and

                           (e) all proceeds of, and rights associated with, the
                  foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule V attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule V attached hereto, and all rights corresponding thereto throughout the world.

                  "Permitted Lien":  as defined in Section 2.1.

                  "Proceeds": with respect to each Grantor, any consideration received from the sale, exchange or other disposition of any asset or property which constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, (a) all cash and negotiable Instruments received or held on behalf of the Administrative Agent pursuant to Section 5.3 and (b) any claim of such Grantor against a third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) any and all amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Secured Parties":  as defined in the first recital.

                  "Select Liens": Liens permitted pursuant to Section 8.01 of the Credit Agreement other than Specified Liens and Liens permitted pursuant to Section 8.01(a) of the Credit Agreement.

                  "Specified Liens": Liens permitted pursuant to Sections 8.01(b), (f), (h), (l), (q) and (r) of the Credit Agreement, which Liens do not, as of the date hereof, in the aggregate, secure obligations valued in excess of $2,000,000.

                  "Subject IP Collateral": as defined in clause (a) of Section 3.7.

                  "Subsidiary": a Subsidiary incorporated or otherwise organized in the United States of America.

                  "Trademark Collateral": with respect to each Grantor, its interests owned in the following, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited without the consent of any other Person:

                           (a) all trademarks, trade names, corporate names,
                  company names, business names, fictitious business names, trade styles, trade dress, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature and designs (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing in the United States or hereafter adopted or acquired in the United States, and all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademarks Office, including those referred to in Item A of
                  Schedule VI attached hereto, and all renewals thereof;

                           (b) all Trademark licenses and other agreements
                  providing each Grantor with the right to use any items of the type described in the preceding clause (a), including each Trademark license referred to in Item B of Schedule VI attached hereto, and all renewals thereof;

                           (c) all of the goodwill of the business connected
                  with the use of, and symbolized by the items described in, the preceding clause (a);

                           (d) the right to sue third parties for past, present
                  and future infringements of any Trademark Collateral described in the preceding clause (a) and, to the extent applicable, clause (b); and

                           (e) all proceeds of, and rights associated with, the
                  foregoing, including any claim by each Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule VI attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

                  "Trade Secrets Collateral": with respect to each Grantor, its interests in the following, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited without the consent of any other Person: all common law and statutory trade secrets and all other confidential or proprietary or useful information (to the extent such confidential, proprietary or useful information is protected by each Grantor against disclosure and is not readily ascertainable) and all know-how obtained by or used in or contemplated at any time for use in the business of each Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in
         Schedule VII attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Security Interest.

         2.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment or otherwise of the Obligations (including the payment of all amounts that constitute part of the Obligations and would be owed by the Obligors to the Administrative Agent or the Secured Parties under the Loan Documents and any Swap Contracts but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any such Obligor), each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority security interest in all of the following property now owned or at any time hereafter acquired by such Grantor, subject only to Liens permitted pursuant to Section 3.3 (collectively, with respect to each Grantor, the "Collateral"):

         (a) all Accounts Receivable;

         (b) all Contracts;

         (c) all General Intangibles;

         (d) all Inventory;

         (e) all Intellectual Property Collateral;

         (f) all books and records pertaining to the Collateral; and

         (g) to the extent not otherwise included, all Proceeds, products, offspring, rents, issues, profits, returns and income of any and all of the foregoing.

         Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, "Collateral" shall not include any property of the type specified in Sections 2.1(b), (c) and (d) if the granting of a Lien by such Grantor hereunder would violate the terms of, or otherwise constitute a default under, any document or instrument to which any Grantor is a party (other than those documents or Instruments between or among any of the Grantors only) relating to the ownership of, or pertaining to any rights or interests held in, such property.

         Such security interests are granted as security only and shall not subject any Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

         2.2 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all Obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of

                  (a) any lack of validity or enforceability of the Credit Agreement, any Note, any Letters of Credit, any Acceptances or any other Loan Document;

                  (b) the failure of any Secured Party:

                  (i) to assert any claim or demand or to enforce any right or remedy against Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any Letters of Credit, any Acceptances, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations,

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of the Credit Agreement, any Note, any Letters of Credit, any Acceptances or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any other Obligor, any surety or any guarantor.

         2.3 Postponement of Subrogation, etc. No Grantor will exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations, the irrevocable termination of all Commitments, the termination or expiration of all Letters of Credit and the maturity of all Acceptances. Any amount paid to a Grantor on account of any payment made hereunder prior to the payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit and the maturity of all Acceptances, shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Secured Parties and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of Section 7.3; provided, however, that if

                  (a) any Grantor has made payment to the Secured Parties of all or any part of the Obligations, and

                  (b) all Obligations have been paid in full in cash and all Commitments have been irrevocably terminated, the Letters of Credit are terminated or expired and the Acceptances are matured, each Secured Party agrees that, at such Grantor's request and expense, the Secured Parties will execute and deliver to the applicable Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Obligations remain outstanding or Commitments remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to any Secured Party.

         3. Representations and Warranties. Each Grantor hereby represents as follows:

         3.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and any other Liens permitted to exist pursuant to the Credit Agreement, if any (the "Permitted Liens"), each

Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except such as have been filed, pursuant to this Agreement, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, or in respect of Permitted Liens.

         3.2 Authority. Each Grantor has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

         3.3 Enforceable Obligation; Perfected, First Priority Security Interests. This Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the security interests granted pursuant to this Agreement
(a) upon completion of the filings and other actions specified in Schedule I attached hereto shall constitute perfected security interests in the Collateral in favor of the Administrative Agent for the ratable benefit of the Secured Parties, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except for (i) any Specified Liens and (ii) any Select Liens.

         3.4 Inventory. The Inventory owned by such Grantor is kept at the locations listed in Schedule II attached hereto, which shall be updated from time to time in accordance with Section 4.4, or at such other locations as shall be permitted by Section 3.4.

         3.5 Chief Executive Office. As of the Closing Date, each Grantor's chief executive office and chief place of business is located at the location under its signature set forth below.

         3.6 Intentionally Omitted.

         3.7 Intellectual Property Collateral. With respect to any Material Intellectual Property Collateral maintained in the United States and any other market material to Borrower's and its Subsidiaries' businesses, each Grantor has kept such Material Intellectual Property Collateral registered with the applicable federal, state or foreign authority, as the case may be, with an appropriate notice of such registration and has taken all reasonable steps to maintain such Material Intellectual Property Collateral and any and all rights with respect thereto and has not abandoned, or permitted to become unenforceable, any Material Intellectual Property Collateral, in each case, except where the same could not reasonably be expected to have a Material Adverse Effect. No consent of any other Person is required in order for any Grantor to grant a first priority security interest in the Material Intellectual Property Collateral to the Administrative Agent pursuant to this Agreement.

         4. Covenants. Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until (a) the payment in full in cash of all Obligations, (b) this Agreement is terminated and the security interests created hereby are released, (c) all Commitments are terminated, (d) the Letters of Credit are terminated or expired and (e) the Acceptances are matured, such Grantor will perform, comply with and be bound by the obligations set forth in this Section:

         4.1 Delivery of Instruments and Chattel Paper. If an Event of Default shall have occurred and be continuing and if any amount payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by any promissory note, other instrument or Chattel Paper, upon the request of the Administrative Agent, such promissory note, instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         4.2 Maintenance of Insurance. Each Grantor shall maintain insurance policies in accordance with the requirements of Section 7.06 of the Credit Agreement. On the date hereof and throughout the term of this Agreement, Borrower shall provide the Administrative Agent with effective certificates of insurance with respect to each insurance policy maintained by Borrower and it Subsidiaries, which certificates shall name the Administrative Agent as "loss payee" or "additional insure", in accordance with customary practice for transactions of this type, in each case as reasonably satisfactory to the Administrative Agent and as customary for transactions of this type.

         4.3 Maintenance of Perfected Security Interest; Further Documentation.
(a) Each Grantor shall cause all filings and other actions listed in Schedule I attached hereto to be taken. Each Grantor shall maintain the security interests created by this Agreement as first, perfected security interests subject only to Liens permitted pursuant to Section 3.3, and shall defend such security interests against all claims and demands of all persons whomsoever (other than those pursuant to Liens permitted pursuant to Section 3.3).

         (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of a Grantor, such Grantor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the security interests created hereby and the taking of actions outside the United States to perfect the security interests in the Intellectual Property Collateral created hereby.

         4.4 Changes in Locations, Name, etc. A Grantor shall not, except (x) upon ten (10) days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of a written supplement to Schedule II attached hereto showing the additional location or locations at which Inventory shall be kept, and (y) if filings under the Code or otherwise have been made which maintain in favor of the Administrative Agent a valid, legal and perfected security interest in the

Collateral subject to no Liens, other than Liens permitted pursuant to Section 3.3,

                  (a) permit any of the Inventory to be kept at a location other than those listed in Schedule II hereto, except for Inventory (i) in transit between locations described in this paragraph (a), (ii) in transit as part of a delivery to a purchaser thereof or (iii) transferred to a Foreign Subsidiary in a transaction, in each case, as permitted by the Credit Agreement;

                  (b) change the location of its chief executive office and chief place of business from that specified in Section 3.5; or

                  (c) change its (i) corporate name or any trade name used to identify it in its conduct of business or in the ownership of its properties, (ii) identity or (iii) corporate structure to such an extent that any financing statement filed in favor of the Administrative Agent in connection with this Agreement would become seriously misleading.

         4.5 Further Identification of Collateral. Each Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         4.6 Notices. A Grantor shall advise the Administrative Agent promptly in reasonable detail, at its address set forth pursuant to Section 11.02 of the Credit Agreement of:

                  (a) any Lien (other than security interests created hereby or Permitted Liens) on, any material portion of the Collateral; and

                  (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby or on the aggregate value of (i) the Collateral and (ii) all other Collateral (as such term is defined in the Pledge Agreement) of Borrower and its Subsidiaries taken as a whole.

         4.7 Administrative Agent's Liabilities and Expenses; Indemnification.
(a) Notwithstanding anything to the contrary provided herein, the Administrative Agent assumes no liabilities with respect to any claims regarding each Grantor's ownership (or purported ownership) of, or rights or obligations (or purported rights or obligations) arising from, the Collateral or any use (or actual or alleged misuse) whether arising out of any past, current or future event, circumstance, act or omission or otherwise, or any claim, suit, loss, damage, expense or liability of any kind or nature arising out of or in connection with the Collateral or the production, marketing, delivery, sale or provision of goods or services under or in connection with any of the Collateral. All of such liabilities shall, as between the Administrative Agent and the Grantors, be borne exclusively by the Grantors.

         (b) Each Grantor hereby agrees to pay all expenses of the Administrative Agent and to indemnify the Administrative Agent with respect to any and all losses, claims, damages, liabilities and related expenses in respect of this Agreement or the Collateral in each case to the extent Borrower is required to do so pursuant to Section 10.07 of the Credit Agreement.

         (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the Pledge Agreement. Without prejudice to the survival of any other agreements contained herein, all indemnification and reimbursement obligations contained herein shall survive the payment in cash in full of the principal and interest under the Credit Agreement and the termination of the Commitments or this Agreement.

         4.8 Use and Disposition of Collateral. A Grantor shall not (a) make or permit to be made an assignment, pledge or hypothecation of the Collateral, and shall grant no other security interest in such Collateral (other than (i) pursuant hereto or, (ii) any Permitted Liens) or (b) make or permit to be made any transfer of such Collateral, and shall remain at all times in possession thereof other than transfers to the Administrative Agent pursuant to the provisions hereof; notwithstanding the foregoing, such Grantor may use and dispose of such Collateral in any lawful manner not in violation of the provisions of this Agreement, the Credit Agreement or any other Loan Document, unless the Administrative Agent shall, after an Event of Default shall have occurred and during the continuance thereof, notify such Grantor not to sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral other than Inventory in the ordinary course of business and other than any other transfers between the Grantors.

         4.9 As to Intellectual Property Collateral. With respect to any Material Intellectual Property Collateral maintained in the United States and any other market material to Borrower's and its Subsidiaries' businesses, each Grantor covenants and agrees to keep such Material Intellectual Property Collateral registered with the applicable federal, state or foreign authority, as the case may be, with an appropriate notice of such registration and covenants and agrees to take all reasonable steps to maintain such Material Intellectual Property Collateral and any and all rights with respect thereto and will not abandon, or permit to become unenforceable, any Material Intellectual Property Collateral, in each case, except where the same could not reasonably be expected to have a Material Adverse Effect. If any Grantor shall own any Intellectual Property, such Grantor shall execute and deliver to the Administrative Agent any documents required to acknowledge or register or perfect the Administrative Agent's interest in any part of the Intellectual Property Collateral.

         5. Provisions Relating to Accounts.

         5.1 Grantors Remain Liable under Accounts. Anything herein to the contrary notwithstanding, a Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. No Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Analysis of Accounts. The Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default to make test verifications of the Accounts in any manner and through any medium that it considers reasonably advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's reasonable request and at the expense of each Grantor, each Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Accounts.

         5.3 Collections on Accounts. (a) The Administrative Agent hereby authorizes each Grantor to collect the Accounts, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Grantor during the continuance of such Event of Default, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Administrative Agent, subject to withdrawal by the Administrative Agent as provided in Section 7.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

         (b) At the Administrative Agent's reasonable request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

         5.4 Representations and Warranties. As of the Closing Date, the place where each Grantor keeps its records concerning its Accounts is at the location listed in Schedule III attached hereto.

         5.5 Covenants. (a) The amount represented by each Grantor to the Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of the Accounts shall at such time be in all material respects the correct amount actually owing by such account debtor or debtors thereunder.

         (b) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than in the ordinary course of such Grantor's business, in each case if the Administrative Agent has instructed such Grantor not to do so.

         (c) Unless a Grantor shall deliver ten (10) days' prior written notice identifying the change of location for its books and records, such Grantor shall not remove its books and records from the location specified in Section 5.4.

         6. Provisions Relating to Contracts.

         6.1 Grantors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. No Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by any such Secured Party of any payment relating to such Contract pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.2 Communication With Contracting Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Contracts.

         7. Remedies.

         7.1 Notice to Account Debtors and Contract Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, a Grantor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof during the continuance of such an Event of Default shall be made directly to the Administrative Agent.

         7.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in
Section 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing all Proceeds received by a Grantor consisting of cash, checks and other near-cash items shall upon the Administrative Agent's request be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, upon the Administrative Agent's request (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Sections 9.01 (f) or (g) of the Credit Agreement, shall be deemed to constitute a request by the Administrative Agent for the purposes of this sentence) forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent and on terms and conditions reasonably satisfactory to the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall subject to Section 7.3 continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

         7.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have requested that a Grantor take any action set forth in Section 5.3(a) or 7.2 or the Administrative Agent shall have taken any action pursuant to Section 7.4, the Administrative Agent shall apply the proceeds as follows:

                  First, to the payment of the reasonable costs and expenses of the Administrative Agent as set forth in Sections 7.4 and 15;

                  Second, to the payment of all amounts of the Obligations owed to the Secured Parties constituting interest on the Credit Extensions made by them, pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them;

                  Third, ratably against Obligations consisting of unpaid and outstanding principal of the Revolving Loans, Obligations then due and owing under all outstanding Swap Contracts and Obligations consisting of unreimbursed and owing Special Facility Obligations and other similar obligations;

                  Fourth, to collateralize Obligations consisting of Special Facility Obligations and other similar obligations; and

                  Fifth, against any other remaining Obligations.

                  Then to the Applicable Guarantor or whoever is entitled thereto under applicable court direction.

         The Administrative Agent may assume that no Obligations are outstanding with respect to Swap Contracts unless it has received written notice thereof in accordance with this Agreement prior to any such application by it, and if so notified may rely upon and deal with the Secured Party party to such Swap Contract as to Obligations thereunder.

         7.4 Code Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to them under applicable law, in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code (whether or not, because of the jurisdiction of the Collateral, the Code applies to the applicable Collateral). Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon a Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in a Grantor, which right or equity is hereby, to the extent permitted by law, waived or released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of such Collateral or reasonably relating to such Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 7.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Code, need the Administrative Agent account for the surplus, if any, to such Grantor. If any notice of a proposed sale or other disposition of such Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, money or balances in accordance with this Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         7.5 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

         8. Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Grantors' Obligations.

         8.1 Powers. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, during the continuance of an Event of Default, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuance of an Event of Default:

                  (a) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such money due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof,

                  (c) to execute, in connection with any sale provided for in
         Section 7.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (d) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all money, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (vii) generally, to use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and at the expense of such Grantor, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon such Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         8.2 Performance by Administrative Agent of Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         8.3 Grantor's Reimbursement Obligation. The expenses of the Administrative Agent reasonably incurred in connection with actions undertaken as provided in this Section 8, together with interest thereon at a rate per annum equal to the default rate of interest set forth in Section 2.10(c) of the Credit Agreement, from the date payment is demanded by the Administrative Agent to the date reimbursed by such Grantor, shall be payable by Borrower to the Administrative Agent on demand.

         8.4 Ratification; Power Coupled With an Interest. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         9. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. No Secured Party nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         10. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, each Grantor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of such Grantor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         11. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting.

         12. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the filing or commencement of any Insolvency Proceeding in respect of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         13. Notices. All notices, requests and demands to or upon the Secured Parties or the Grantors under this Agreement shall be given or made in accordance with Section 11.02 of the Credit Agreement and addressed as follows:

                  (a) if to any Grantor other than Borrower, in care of Borrower in accordance with Section 11.02 of the Credit Agreement;

                  (b) if to Borrower, in accordance with Section 11.02 of the Credit Agreement; and

                  (c) if to any Secured Party, in accordance with Section 11.02 of the Credit Agreement.

         14. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Credit Extensions, the execution and delivery to the Lenders of the Loan Documents, the issuance of any Letters of Credit and the creation of any Acceptances, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Special Facility Obligation, or any fee or any other amount payable under or in respect of this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated, all Letters of Credit have not terminated or expired and all Acceptances have not matured.

         15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

         16. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Grantor or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or any Secured Party or its properties in the courts of any jurisdiction.

         (b) Each Grantor and each Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         17. Release. (a) Unless the Grantors and the Administrative Agent otherwise agree, this Agreement and the security interest created hereunder shall terminate when all Obligations have been fully and indefeasibly paid in full in cash, when the Secured Parties have no further Commitments under the Credit Agreement, the Letters of Credit are terminated or expired and the Acceptances are matured, at which time the Administrative Agent shall execute and deliver to each Grantor, or to such person or persons as such Grantor shall reasonably designate, all at such Grantor's sole expense, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor which such Grantor shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this
Section 17(a) shall be without recourse to or warranty by the Administrative Agent.

         (b) All Collateral used, sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement (including pursuant to a waiver or amendment of the terms thereof and including by virtue of the sale or other disposition of any Guarantor permitted by the Credit Agreement) shall be used, sold, transferred or otherwise disposed of free and clear of the Lien and the security interest created hereunder. In connection with the foregoing, (i) the Administrative Agent shall execute and deliver to each Grantor, or to such person or persons as such Grantor shall reasonably designate, all at such Grantor's sole expense, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor which such Grantor shall reasonably request to evidence the release of the Lien and security interest created hereunder with respect to such Collateral and (ii) any representation, warranty or covenant contained herein relating to such Collateral shall no longer be deemed to be made with respect to such used, sold, transferred or otherwise disposed Collateral.

         18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereunder shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         19. Amendments in Writing; No Waiver; Cumulative Remedies.

         19.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantors and the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be).

         19.2 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 19.1) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.

         20. Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         21. Section Headings. The section and Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         22. Successors and Assigns; This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor and the Secured Parties and their successors and assigns; provided, however, that this Agreement may not be assigned by any Grantor without the prior written consent of the Administrative Agent.

         23. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         26. Additional Grantors. Pursuant to the Credit Agreement, each Domestic Subsidiary that was not in existence or not a Domestic Subsidiary on the date thereof is required to enter into this Agreement as a Grantor upon becoming a Domestic Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such Domestic Subsidiary of an instrument in the form of Annex 1 attached hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor hereunder. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                    EVENFLO COMPANY, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                    LISCO FEEDING, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    LISCO FURNITURE, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION, as
                                      Administrative Agent


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Schedules:


Schedule I         Filings and Other Actions Required to Perfect Security Interests

Schedule II        Inventory and Equipment

Schedule III       Records of Accounts

Schedule IV        Copyrights and Mask Works

Schedule V         Patents

Schedule VI        Trademarks

Schedule VII       Trade Secrets


                                                                      SCHEDULE I
                                                       TO THE SECURITY AGREEMENT


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings



Name of Grantor                       Filing Jurisdictions
---------------                       ---------------------

Evenflo Company, Inc.                 Alabama Secretary of State
                                      Ohio Secretary of State
                                      Miami County, Ohio (Piqua)
                                      Montgomery County, Ohio (Vandalia)
                                      Shelby County, Ohio (Sidney)
                                      Cherokee County, Georgia (Canton)
                                      Wisconsin Secretary of State
                                      Oconto County, Wisconsin (Suring)
                                      Shawano County, Wisconsin (Shawano)

Lisco Feeding, Inc.                   Ohio Secretary of State
                                      Montgomery County, Ohio (Vandalia)

Lisco Furniture, Inc.                 Ohio Secretary of State
                                      Montgomery County, Ohio (Vandalia)

                                                                     SCHEDULE II
                                                       TO THE SECURITY AGREEMENT


                        INVENTORY AND EQUIPMENT LOCATIONS



Name of Grantor                          Location
---------------                          --------
Evenflo Company, Inc.                    Tom Bevill Industrial Park
                                         3300 Industrial Drive
                                         Jasper, Alabama 35501

                                         4501 Highway 78E
                                         Jasper, Alabama 35501

                                         1801 Commerce Drive
                                         Piqua, Ohio 45356

                                         501 Young Street
                                         Building C
                                         Piqua, Ohio 45356

                                         1900 Covington Avenue
                                         Piqua, Ohio 45356

                                         1 Aerovent Drive
                                         Piqua, Ohio 45356

                                         707 Crossroads Court
                                         Vandalia, Ohio 45377

                                         Campbell Avenue
                                         Sidney, Ohio 45356

                                         1000 Evenflo Drive
                                         P.O. Box 709
                                         Canton, Georgia 30144

                                         214 Nu-Line Street
                                         Suring, Wisconsin 54174

                                         307 South Krueger
                                         Suring, Wisconsin 54174

                                         145 North Mill Street
                                         Suring, Wisconsin 54174

                                         13305 Hayes Road
                                         Suring, Wisconsin 54174

                                         924 East Main Street
                                         Suring, Wisconsin 54174

                                         N6362 Arbulus Lane
                                         Shawano, Wisconsin 54186

Lisco Feeding, Inc.                      707 Crossroads Court
                                         Vandalia, Ohio 45377

Lisco Furniture, Inc.                    707 Crossroads Court
                                         Vandalia, Ohio 45377


                                                                    SCHEDULE III
                                                       TO THE SECURITY AGREEMENT


                               RECORDS OF ACCOUNTS


Name of Grantor                Location
---------------                ---------
Evenflo Company, Inc.          Northwoods Business Center II
                               707 Crossroads Court
                               Vandalia, Ohio 45377

Lisco Feeding, Inc.            Northwoods Business Center II
                               707 Crossroads Court
                               Vandalia, Ohio 45377

Lisco Furniture, Inc.          Northwoods Business Center II
                               707 Crossroads Court
                               Vandalia, Ohio 45377


                                                                     SCHEDULE IV
                                                       TO THE SECURITY AGREEMENT


Item A.  Copyrights/Mask Works

Registered Copyrights/Mask Works


Grantor     Registration No.      Registration Date      Author(s)       Title
-------     ----------------      -----------------      ---------       ------

None


Copyright/Mask Work Pending Registration Applications


Grantor    Serial No.     Filing Date      Author(s)            Title
-------    ----------     -----------      ---------            ------

None


Item B.  Copyright/Mask Work Licenses


                                                          Effective    Expiration    Subject
Grantor      Licensor    Licensee    Registration No.     Date         Date          Matter
-------      --------    --------    ----------------     ---------    ----------    -------

None


                                                                      SCHEDULE V
                                                       TO THE SECRUITY AGREEMENT


Item A.  Patents


Item B.  Patent Licenses



  See Attached

                                                                     SCHEDULE VI
                                                       TO THE SECURITY AGREEMENT


Item A.  Trademarks

Item B.  Trademark Licenses



See Attached

                                                                    SCHEDULE VII
                                                       TO THE SECURITY AGREEMENT


Trade Secret or Know-How Licenses



                                          Effective    Expiration     Subject
Grantor       Licensor      Licensee      Date         Date           Matter
-------       --------      ---------     ---------    ----------     --------

None

                                   ANNEX 1 TO
                               SECURITY AGREEMENT


                  SUPPLEMENT NO. dated as of           , to the Security
         Agreement dated as of August 20, 1998 (the "Security Agreement"), among EVENFLO COMPANY, INC., a Delaware corporation ("Borrower"), each of the Subsidiaries (such term and each other capitalized term used but not defined herein having the meaning given it in the Security Agreement) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties.

         A. Reference is made to the Credit Agreement, dated as of August 20, 1998 (as it may be otherwise amended, amended and restated, supplemented or modified from time to time, the "Credit Agreement"), among Borrower, the Lenders, the Lead Arranger, the Documentation Agent, and the Administrative Agent.

         B. The Grantors have entered into the Security Agreement in order to induce the Lenders to make additional Credit Extensions and as consideration for Credit Extensions previously made pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Pursuant to the Credit Agreement, each Domestic Subsidiary that was not in existence or not a Domestic Subsidiary on the date thereof is required to enter into the Security Agreement as a Grantor upon becoming a Domestic Subsidiary. Section 26 of the Security Agreement provides that additional Domestic Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the "New Grantor") is a Domestic Subsidiary of Borrower and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Credit Extensions and as consideration for Credit Extensions previously made.

         Accordingly, the Administrative Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 26 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws effecting creditors' rights generally and equitable principles of general applicability.

         SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent.

         SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature, with a copy to Borrower.

                  IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                    [NAME OF NEW GRANTOR]

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                        Address:
                                                  ----------------------------
                                        Fax No.:
                                                  ----------------------------
                                        Attention:
                                                  ----------------------------

                                    BANK OF AMERICA NATIONAL SAVINGS AND TRUST
                                    ASSOCIATION, as Administrative Agent

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                        Address:
                                                  ----------------------------
                                        Fax No.:
                                                  ----------------------------
                                        Attention:
                                                  ----------------------------